UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material under §240.14a-12

U.S. Bancorp

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a6(i)(1) and 0-11

A message from our CEO
Fellow shareholders:
For nearly eight years, I have had the privilege and honor to serve as Chief Executive Officer of U.S. Bancorp and to lead our more than 70,000 dedicated employees who focus every day on doing the right thing and serving our customers and communities.
Throughout my tenure as CEO, we have kept our focus on maintaining our foundational strengths in financial and risk discipline, while at the same time bringing the best of our products, services and relationships to our clients and communities. Our actions have showed in our financial results — we effectively rebuilt capital following the MUFG Union Bank acquisition, delivered on our commitment to shareholders to manage expenses flat over the last five quarters to improve our efficiency, and returned to delivering positive operating leverage in the second half of 2024.
In addition, we have made significant progress on our other strategic goals through intentional investments to build upon that strong foundation, including positioning ourselves as an industry leader through our digital capabilities and technology, building scale through acquisitions and innovative partnerships like those with Edward Jones and through our Elan platform, and continuing to enhance our products and services through the interconnectedness of our unique mix of businesses. As shared at our Investor Day in September 2024, we believe these actions have positioned us well for growth in 2025 and beyond.
Given the trust our clients place in us, we also remain focused on doing the right thing. For 10 consecutive years, the Ethisphere Institute has named U.S. Bank to its World’s Most Ethical Companies® list. We are proud of this achievement because it is a reflection of our dedication to a culture of integrity and putting our clients first.
As I prepare to pass the leadership of this wonderful company to Gunjan Kedia when she succeeds me as CEO following our annual meeting, I am thankful for the trust you have placed in me and optimistic for the next milestones ahead. Gunjan is a terrific leader who understands our business, is skilled in strategic execution, and is driven to help the organization perform at our best. After nearly 40 years at U.S. Bancorp, I am confident in Gunjan and the entire Managing Committee and their ability to lead our company into a bright future.
I am honored to remain as Executive Chairman beginning in April and to help ensure a smooth and seamless leadership transition for our company.
Thank you for the continued trust you place in us as shareholders of our company.
Andrew Cecere
Chairman and Chief Executive Officer
March 5, 2025

U.S. Bancorp 2025 Proxy Statement

A message from our Lead Independent Director
Fellow shareholders:
It is an honor to continue to serve as the Lead Independent Director of our Board of Directors. This is a particularly exciting time to serve on our Board. Following the successful execution of a deliberate, multi-year process led by the Board’s Governance Committee, the Board and the company announced that Gunjan Kedia will succeed Andy Cecere as Chief Executive Officer following our 2025 annual shareholders’ meeting. Gunjan has more than 30 years of experience in the financial services industry, serving most recently as the company’s president and having previously led our Wealth, Corporate, Commercial and Institutional Banking and Wealth Management and Investment Services business lines. She has been an influential leader at the company since 2016, and the Board believes in her vision for growth.
I also want to thank Andy for his service for almost 40 years at U.S. Bancorp, including nearly eight years of leadership as CEO, during which time he has led the company through a dynamic economic and regulatory environment, maintained a strong culture of financial and risk discipline, broadened the company’s scale through the successful completion of the MUFG Union Bank acquisition and key partnerships, and made strategic investments in the business in areas like digital and technology to position the company for growth in 2025 and beyond.
As a Board, we remain focused on our oversight of the company’s business strategy, risk management and management team. Andy’s continued leadership of the Board as Executive Chairman beginning in April will be a valuable resource to us and Gunjan, as she assumes her new leadership responsibilities, and will help facilitate a smooth transition of the CEO role. As Lead Independent Director, I look forward to working with both Andy and Gunjan in their new roles. The Board also welcomed Gunjan and Aleem Gillani as new directors since our last annual meeting. During the last five years, the Board has added five new independent directors who bring a wide range of experience and perspectives, including expertise in financial services, risk management, cybersecurity and technology.
U.S. Bancorp is at an inflection point, ready to capitalize on investments it has made while remaining true to the culture that has made it enviable in the industry. We are fortunate to have incredibly talented executive leaders and team members across the company who are dedicated to serving our customers and communities.
On behalf of the Board, thank you for your trust and investment in U.S. Bancorp. I look forward to continuing to serve you during 2025.
Sincerely,
Roland A. Hernandez
Lead Independent Director
March 5, 2025

U.S. Bancorp 2025 Proxy Statement

Notice of Annual Meeting of Shareholders of U.S. Bancorp
Date and time: Tuesday, April 15, 2025, at 11:00 a.m., central time Place: Online at www.virtualshareholdermeeting.com/USB2025
Record date:
You may vote at the meeting if you were a shareholder of record at the close of business on February 18, 2025.
These proxy materials and our annual report were first made available to shareholders beginning on March 5, 2025.

Items of business:	Board Recommendation
1. The election of each of the 14 directors named in the proxy statement	“FOR” all nominees
2. An advisory vote to approve the compensation of our executives disclosed in the proxy statement	“FOR”
3. The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2025 fiscal year	“FOR”
4. A shareholder proposal regarding a report on board oversight of risks relating to discrimination	“AGAINST”
5. Any other business that may properly be considered at the meeting or any adjournment of the meeting

Every Vote is Important — Voting by Proxy
It is important that your shares be represented and voted. You may vote your shares by Internet or telephone by no later than 11:59 p.m., eastern time, on April 14, 2025 (or April 10, 2025, for shares held in the U.S. Bank 401(k) Savings Plan), as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also complete, sign and return the enclosed proxy card or voting instruction form by mail. Voting in any of these ways will not prevent you from virtually attending or voting your shares at the meeting. We encourage you to vote by Internet or telephone to reduce mailing and handling expenses.
Sign up for electronic delivery
If you received paper copies of the notice or proxy materials, we encourage you to sign up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials by e-mail in the future?” on page 91. To express our appreciation, we will plant a tree in partnership with the Arbor Day Foundation on behalf of every retail shareholder account that registers for electronic delivery of our proxy materials.
By Order of the Board of Directors
Kathryn V. Purdom
Deputy General Counsel and Corporate Secretary
March 5, 2025
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 15, 2025: Our proxy statement and 2024 Annual Report are available at www.proxyvote.com.

U.S. Bancorp 2025 Proxy Statement

Proxy statement table of contents

U.S. Bancorp 2025 Proxy Statement

Proxy statement highlights

Proxy statement highlights
This highlights section does not contain all the information that you should consider before voting. Please read the entire proxy statement carefully.
Voting matters and Board recommendations

Proposal		Board recommendation	For more information
Proposal 1 –	The election of each of the 14 director nominees named in the proxy statement	“FOR” all nominees	Page 10
Proposal 2 –	An advisory vote to approve the compensation of our executives disclosed in the proxy statement	“FOR”	Page 38
Proposal 3 –	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2025 fiscal year	“FOR”	Page 82
Proposal 4 –	A shareholder proposal regarding a report on board oversight of risks relating to discrimination	“AGAINST”	Page 83
Casting your vote

The Board of Directors of U.S. Bancorp (the Board or the Board of Directors) is soliciting proxies for use at the annual meeting of shareholders to be held on April 15, 2025, and at any adjournment or postponement of the meeting.
Your vote is important! Please cast your vote and play a part in the future of U.S. Bancorp. Even if you plan to attend our annual meeting, please cast your vote as soon as possible by:
Internet www.proxyvote.com	Telephone	Mail
The voting deadline is 11:59 p.m., eastern time, on April 14, 2025 (or April 10, 2025, for shares held in the U.S. Bank 401(k) Savings Plan).
For more information about how to cast your vote, go to page 88.
Attending the annual meeting

You are invited to attend the annual meeting of shareholders, which is being held virtually. You will be able to attend the meeting, as well as vote and submit your questions during the meeting, by visiting www.virtualshareholdermeeting.com/USB2025 and logging in with the 16-digit control number found on your proxy card, voter instruction form, or notice, as applicable. We encourage all shareholders to vote and submit questions in advance of the meeting at www.proxyvote.com.
In the event of technical difficulties with the annual meeting, we expect that an announcement or notice will be made available on www.virtualshareholdermeeting.com/USB2025. If it is necessary to adjourn the annual meeting due to technical difficulties, the announcement or notice will provide updated information regarding the date, time, and location of the annual meeting, and the updated information will also be posted on our Investor Relations website at ir.usbank.com.
For more information about meeting admission, go to page 89.
U.S. Bancorp 2025 Proxy Statement	1

Proxy statement highlights

About U.S. Bancorp
U.S. Bancorp, with more than 70,000 employees and $678 billion in assets as of December 31, 2024, is the parent company of U.S. Bank National Association. Headquartered in Minneapolis, the company serves millions of customers locally, nationally and globally through a diversified mix of businesses including consumer banking, business banking, commercial banking, institutional banking, payments and wealth management. U.S. Bancorp has been recognized for its approach to digital innovation, community partnerships and customer service, including being named one of the 2024 World’s Most Ethical Companies.
1.
Full year 2024 taxable-equivalent basis. Business line net revenue percentages exclude Treasury and Corporate Support; see Non-GAAP financial measures on page 94 for the reconciliation to the following GAAP measures; Wealth, Corporate, Commercial and Institutional Banking: 44%; Consumer and Business Banking: 34%; Payment Services: 26%; Treasury and Corporate Support: -4%.

2.
Includes a portion of Treasury Management.

2	U.S. Bancorp 2025 Proxy Statement

Proxy statement highlights

Strong corporate financial performance

As a company, we are focused on meeting the changing needs of our customers and driving ongoing, capital-efficient growth that allows us to create and deliver value for our shareholders. We believe our investments in digital capabilities, tech modernization, scale and partnerships, and products and services have positioned us well for long-term growth and greater efficiency.

Fiscal Year 2024 Net Revenue	$27.5B
CET1 Ratio[1]	10.6%
Total Average Deposits[2]	$510B
Total Average Loan Balance[2]	$374B

Our recent optimization efforts have focused on simplicity and efficiency

Branch network

- Optimized the branch network

Technology and operations

- Centralized technology functions across the organization to drive synergies and aligned operational functions into one team

Organizational structure

- Created a simplified structure for our revenue lines consolidating them under one leader to further drive our interconnectedness

Building a trusted, interconnected bank by deepening client relationships, enhancing product connectivity and broadening reach

Shareholders
Employees
Clients
Creating value for our constituents
Partners
Communities

We are committed to the following for our shareholders:

- Industry-leading returns
- Leveraging our scale advantage
- Positive operating leverage
- Increased capital levels and distribution
- Continued investment in our growth

1. Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year current expected credit losses (CECL) transition as of December 31, 2024.
2. Full year 2024 average.

U.S. Bancorp 2025 Proxy Statement	3

Proxy statement highlights

Director nominees at a glance

Name1	Age	Director Since	Primary Occupation	Committee Memberships	Independent
Warner L. Baxter	63	12/2015	Retired Executive Chairman and Former Chairman, President and CEO, Ameren Corporation	A (Chair), CHR, E
Dorothy Bridges	69	10/2018	CEO, Metropolitan Economic Development Association (Meda)	PR (Chair), RM, E
Elizabeth L. Buse	64	6/2018	Former CEO, Monitise plc	A, RM
Andrew Cecere	64	1/2017	Chairman and CEO, U.S. Bancorp	E (Chair), C, RM	Current CEO
Alan B. Colberg	63	1/2023	Retired President and CEO, Assurant, Inc.	A, PR
Kimberly N. Ellison-Taylor	54	1/2021	Founder and CEO, KET Solutions, LLC	A, PR
Aleem Gillani	62	7/2024	Retired Corporate Executive Vice President and CFO, SunTrust Banks, Inc.	A, RM
Kimberly J. Harris	60	10/2014	Retired President and CEO, Puget Energy, Inc.	G (Chair), CHR, E
Roland A. Hernandez Lead Independent Director	67	1/2012	Founding Principal and CEO, Hernandez Media Ventures	CHR, G, E
Gunjan Kedia	54	1/2025	President, U.S. Bancorp	E	Incoming CEO
Richard P. McKenney	56	10/2017	President and CEO, Unum Group	C, G, RM
Yusuf I. Mehdi	58	6/2018	Executive Vice President, Consumer Chief Marketing Officer, Microsoft Corporation	C (Chair), PR, RM
Loretta E. Reynolds	60	10/2022	Founder and CEO, LEReynolds Group, LLC; Retired Lieutenant General, U.S. Marine Corps	C, PR, RM
John P. Wiehoff	63	1/2020	Retired Chairman and CEO, C.H. Robinson Worldwide, Inc.	RM (Chair), C, E
A	Audit Committee	PR	Public Responsibility Committee
CHR	Compensation and Human Resources Committee	RM	Risk Management Committee
C	Cybersecurity and Technology Subcommittee	E	Executive Committee
G	Governance Committee

1.
After ten years of dedicated service on our Board, including most recently as chair of the Compensation and Human Resources Committee and a member of the Governance Committee, Scott W. Wine informed the Board that he would not stand for re-election following expiration of his current term at the 2025 annual meeting.

4	U.S. Bancorp 2025 Proxy Statement

Proxy statement highlights

Board nominee composition

The composition of our Board of Directors reflects our Board’s and Governance Committee’s deliberate process and focus on ensuring that our Board has an appropriate mix of skills, qualifications and tenure to oversee our business and our company’s strategy. Over the last five years, the Governance Committee and the Board identified priority experience areas that would complement the Board’s existing composition in connection with its oversight of the company’s strategy and risk profile, and elected five new independent directors who bring, among other skills and qualifications, chief executive officer and financial services industry experience as well as risk management, financial reporting and accounting, and cybersecurity and technology expertise.
For more information about our board and nominees, go to page 10.
U.S. Bancorp 2025 Proxy Statement	5

Proxy statement highlights

Board structure and oversight

The Board of Directors has oversight of U.S. Bancorp’s affairs and conducts its business through meetings of the Board and standing committees. The Governance Committee and the Board regularly review the Board’s structure and the oversight responsibilities of each Board committee in order to provide effective oversight. The following are certain key changes to committee oversight responsibilities that the Board approved since our last annual meeting as well as enhancements in management reporting:
▶
The Risk Management Committee clarified its oversight of technology risk and our reputation and strategic risk programs, reflecting additional quarterly program reporting provided to this Committee in 2024; and

▶
The Cybersecurity and Technology Subcommittee of the Risk Management Committee added oversight of emerging technologies (including Artificial Intelligence and Machine Learning) that may affect the company’s technology strategy and operations, consistent with reporting being provided to this subcommittee in 2024. This subcommittee also continues to oversee the company’s significant technology initiatives, related progress and trends.

The chart below summarizes the key oversight responsibilities of each Board committee.
6	U.S. Bancorp 2025 Proxy Statement

Proxy statement highlights

2024 executive compensation program

1.
Effective May 5, 2024, following Gunjan Kedia’s promotion to President. Prior to that, her target was 225%. Ms. Kedia’s base salary and annual incentive target amounts used for purposes of the charts above have been prorated for 2024.

2.
Beginning for 2025, PRSU metrics are return on tangible common equity, or ROTCE (measured on absolute and relative basis), with a relative total shareholder return (TSR) modifier.

For more information about executive compensation and the 2024 compensation decisions for our named executive officers, go to page 39.
U.S. Bancorp 2025 Proxy Statement	7

Proxy statement highlights

CEO succession planning process

The Board believes that succession planning is one of its most important responsibilities. As such, CEO succession planning has been an ongoing process, with the goal of providing sufficient lead time before an expected transition.
Following the successful execution of a deliberate, multi-year CEO succession planning process, the Board announced on January 28, 2025 that Gunjan Kedia was elected to the Board effective January 28, 2025 and will become the CEO of U.S. Bancorp following the company’s annual shareholders’ meeting on April 15, 2025. On April 15, 2025, Andrew Cecere will transition to the role of Executive Chairman.
▶
In reaching their decision, the Governance Committee and the Board relied upon its pre-established succession planning process that considers the necessary experience, leadership capabilities, skills and attributes critical to the role and leadership of our company.

▶
The Board’s process spanned multiple years, including ongoing targeted executive development actions, the retention of a third-party search firm, and evaluation of several potential internal and external candidates.

▶
The Board’s process effectuates a transition that is designed to build on the strength of our company and the diversified business model that Mr. Cecere and the leadership team have created over the past eight years, including the recent, successful completion the MUFG Union Bank acquisition, and positions the company for the future through strategic investments focused on long-term growth and greater efficiency.

Building a trusted, interconnected bank

▶
We have managed our business effectively through the cycle with a strong focus on financial and risk discipline.

▶
Our diversified business model includes a unique and balanced set of businesses and opportunities.

▶
Our investments have created strong points of differentiation in fee products, partnerships and scale.

▶
These differentiators drive future growth through deeper client relationships, interconnected products and national reach.

▶
We have a focus and momentum on execution.

Focusing on the future	Strong risk discipline	Growth through interconnectedness	Prudent expense management
2025 incoming CEO compensation decision highlights

As previously disclosed by the company on a Form 8-K filed on January 28, 2025, in connection with her election to the role of Chief Executive Officer effective April 15, 2025, the Board’s Compensation and Human Resources Committee determined that Ms. Kedia’s annual long-term equity award for 2025 would be valued at $10 million as of the grant date of February 27, 2025.
▶
The award is part of Ms. Kedia’s total direct compensation for 2025, including her services as CEO beginning in April, and is consistent with the structure and terms of awards granted to other executive officers for 2025.

▶
The award does not contain any special one-time components.

▶
The base salary and target annual cash incentive award that Ms. Kedia will receive as CEO will be determined when she assumes the CEO role.

▶
In alignment with the long-term interests of our shareholders, 60% of the long-term equity award’s value was granted in the form of performance-based restricted stock units (PRSUs) and 40% in the form of restricted stock units (RSUs), each with 3-year vesting periods.

▶
The PRSU award will be earned based on the company’s achievement of ROTCE and TSR financial performance metrics over a three-year performance period (2025-2027) as described in the “Compensation discussion and analysis” section of this proxy statement.

▶
In determining the value of Ms. Kedia’s 2025 long-term incentive award, the Compensation and Human Resources Committee considered, among other factors, the announced transition to the CEO role in 2025 and market pay levels.

8	U.S. Bancorp 2025 Proxy Statement

Proxy statement highlights

Corporate governance highlights

Board independence

▶
Strong Lead Independent Director position: Our independent directors annually elect a Lead Independent Director, who has broad authority and responsibility over Board governance and operations.

▶
Key committees independent: Independent directors comprise 100% of each of the Audit, Compensation and Human Resources, Governance, and Public Responsibility Committees.

▶
Regular executive sessions: The full Board and its standing committees each meet in executive session on a regular basis without members of management present.

Board accountability

▶
Majority voting: In uncontested elections, our directors are elected annually by a majority of votes cast.

▶
Board not classified: All of our directors are elected annually.

Shareholder rights and engagement

▶
3/3/20/20 proxy access: A shareholder or group of up to 20 shareholders that has held at least 3% of our company’s stock for at least three years is able to nominate directors to fill up to 20% of the Board seats (but at least two directors).

▶
Special meeting: Holders of at least 25% of our stock are able to call a special meeting of shareholders.

▶
No poison pill: Our company does not maintain a shareholder rights plan.

▶
Shareholder outreach: Each year we reach out to a significant proportion of our large institutional shareholders to invite a conversation about corporate governance, executive compensation, corporate responsibility and sustainability matters and any other matter of interest to the shareholder and share feedback from those engagements with the Board.

Board effectiveness

▶
Board, committee and individual evaluations: The Governance Committee annually conducts rigorous Board assessments, including evaluations of committees and individual directors.

▶
Overboarding restrictions: Unless approved by our Board, a director may not serve on more than three public company boards in addition to ours, and a director who is a CEO of a public company may not serve on more than one public company board in addition to our Board (including the company of which he or she serves as CEO).

▶
Retirement policy: Our Board does not have a rigid retirement policy but instead evaluates for appropriateness the re-nomination of an incumbent director after he or she has reached the age of 72.

Director/shareholder alignment

▶
Stock ownership: Each non-employee director is required to hold stock equal in value to five times the annual cash retainer. New directors must satisfy this requirement within five years of joining the Board.

▶
No hedging or pledging: Like our executive officers, our directors are prohibited from pledging our company’s securities as collateral for a loan and from engaging in any hedging transactions involving any of the company’s securities.

For more information about corporate governance, go to page 23.
U.S. Bancorp 2025 Proxy Statement	9

Proposal 1 — Election of directors

Proposal 1 — Election of directors
Our Board of Directors currently has 15 members. All directors are elected annually to serve one-year terms until the next annual meeting and until their successors are elected and qualified. Fourteen of our current directors have been nominated for election by the Board to hold office until the 2026 annual meeting and the election of their successors.
After ten years of dedicated service on our Board, including most recently as chair of the Compensation and Human Resources Committee and a member of the Governance Committee, Scott W. Wine informed the Board that he would not stand for re-election following expiration of his current term at the 2025 annual meeting. In light of Mr. Wine’s departure from the Board, the size of our Board will be reduced to 14 as of our 2025 annual meeting.
All of the nominees currently serve on our Board. The Board elected Aleem Gillani as a director in July 2024 and Gunjan Kedia as a director in January 2025, and both are standing for election for the first time at the annual meeting. Each of the other nominees has previously been elected by our shareholders. The Board has determined that, except for Andrew Cecere, our Chairman and Chief Executive Officer, and Gunjan Kedia, our President, each nominee for election as a director at the annual meeting is independent from U.S. Bancorp as discussed later in this proxy statement under “Corporate governance — director independence.”
FOR
The Board of Directors recommends a vote “FOR” election of each of the 14 director nominees below to serve until the next annual meeting and the election of their successors.
Director selection and nomination considerations

Director nominee selection process
The selection process for first-time director candidates includes the following steps:
▶
identification of one or more desired profiles for director candidates based on the most recent assessment of the skill sets represented on the Board compared to the Board’s needs, as well as feedback received from the Board evaluation process;

▶
identification of candidates by the Governance Committee based upon information provided by a director search firm, suggestions from current directors and executive officers, and any recommendations received from shareholders and other sources;

▶
interviews of candidates by the Lead Independent Director and other directors;

▶
reports presented to the Board by the Governance Committee on the candidates and selection process;

▶
recommendations made by the Governance Committee; and

▶
election by the Board or formal nomination by the Board for inclusion in the slate of directors at the annual meeting.

During 2024, Mr. Gillani was identified by a third-party search firm engaged by the Governance Committee to help identify and evaluate individuals for inclusion in the potential pool of director candidates, and was appointed to the Board following the Governance Committee’s and the Board’s review and evaluation process.
A shareholder seeking to recommend a prospective candidate for the Governance Committee’s consideration should submit the candidate’s name and sufficient written information about the candidate to permit a determination by the Governance Committee of whether the candidate meets the director selection criteria set forth in our Corporate Governance Guidelines. Recommendations should be sent to the Chair of the Governance Committee in care of the Corporate Secretary of U.S. Bancorp at the address listed on page 92 of this proxy statement.
Board refreshment and nomination considerations
Our Governance Committee continuously assesses the evolving opportunities and challenges facing our company in order to align the Board’s composition with our company’s leadership needs and strategic direction. The Governance Committee evaluates the composition of the Board against the company’s needs every year, which culminates in the process of nominating new and incumbent directors.

10	U.S. Bancorp 2025 Proxy Statement

Proposal 1 — Election of directors

The Governance Committee’s decision to renominate an incumbent director is informed by the director’s past attendance at meetings, participation in the work of the Board and overall contribution to the Board, as assessed in the annual Board evaluation process. The Board’s commitment to refreshment can require candid conversations with individual directors when the Governance Committee has determined that a different Board composition would increase the Board’s effectiveness. As a result of the Board evaluation and skills-to-strategy alignment processes, directors may decide or be asked not to stand for re-election at the next annual meeting.
When a new director is sought, the Governance Committee considers the following factors:
▶
Skills and qualifications: When considering the skills and backgrounds desirable in future Board members, the Governance Committee identifies the professional experience and skill sets represented on the Board and compares them to the skill sets that the Governance Committee believes is important to have represented among the directors at any given time in light of the company’s current business, strategy, risks and opportunities. Any gaps become focus areas for director search efforts. See below for additional information on our directors’ skills and qualifications.

▶
Personal qualities: The Governance Committee will only consider as candidates for director individuals who possess the highest personal and professional ethics and integrity, and who are committed to representing the long-term interests of all our stakeholders. Directors must be able to work in a collegial manner with persons of different educational, business and cultural backgrounds.

▶
Board composition: As required by our Corporate Governance Guidelines, our Governance Committee is responsible for ensuring that the Board’s composition reflects a mix of members representing various backgrounds, perspectives, industries, skills, and professional experiences because the Board benefits from a variety of perspectives, experiences and skill sets in exercising its oversight role. Our Governance Committee regularly reviews the composition of the Board in light of those factors and other personal qualities and attributes represented by the Board’s current members. The Governance Committee incorporates this broad view of board composition into its director nomination process and is committed to ensuring that the Board’s composition appropriately reflects the current and anticipated needs of the Board and our company.

▶
Capacity: Serving on the board of a large financial institution requires a significant commitment of time and energy, and directors must be willing and able to devote sufficient attention to carrying out their duties and responsibilities effectively. The Governance Committee will consider the professional and other demands placed on candidates, including service on the boards of other public or private companies. Unless the Board determines that a director’s service to our company would not be impaired, a director may not serve on more than three other boards of public companies in addition to our Board, and a director who serves as the CEO of a public company may not serve on more than one public company board in addition to our Board (including the board of the company of which he or she serves as CEO).

▶
Tenure and refreshment: Our Governance Committee believes that it is important to maintain a balance of tenure on the Board to benefit from the business, industry and governance experience of longer-serving directors and the fresh perspectives contributed by new directors, while recognizing the value of continuity as Board composition changes. Our Governance Committee aims to have a measured rate of Board refreshment.

▶
Retirement and other considerations for incumbent directors: In addition to the factors stated above, the Governance Committee will evaluate any director’s continued service on the Board for appropriateness in each of the following circumstances: the director has a change in employment or other major responsibilities; an employee director ceases to be a company employee; and the director has reached the age of 72 since the last meeting of shareholders at which the director was elected.

U.S. Bancorp 2025 Proxy Statement	11

Proposal 1 — Election of directors

Skills and qualifications of our director nominees
The Governance Committee has identified certain skills, experiences and professional qualifications that are important to be represented on the Board for strong collective oversight of the company’s business and strategy. These skills and qualifications, along with the ways these experiences contribute to the Board’s collective oversight of the development and execution of the company’s strategy, are reflected in the chart below:
Skill or qualification	Criteria	Link to strategy
Chief executive experience	Are current or former CEOs of publicly held or large private corporations	Have experience overseeing senior leadership, finance, marketing, and execution of corporate strategy from both a management and a board perspective
Community or sustainability leadership	Have significant professional leadership experience in community service organizations, public policy roles, and/or sustainability matters (or a related certification)	Provide perspective on our company’s connections to the communities it serves and responsible and sustainable business practices and opportunities
Corporate governance	Have significant experience serving on and leading the boards of other large corporations and/or professional experience in the corporate governance field	Help our Board fulfill its oversight function effectively
Customer experience	Have executive-level experience in a consumer-focused industry other than financial services	Provide insight into how our company interacts with retail customers
Digital, technology, or cybersecurity experience	Have executive-level experience in an industry driving digital and/or technological change or cybersecurity experience through prior professional experience (or a related certification/degree)	Contribute expertise regarding digital capabilities, technological transformation, information security, or product innovation and evolving customer expectations
Financial reporting and accounting	Have specialized financial reporting qualifications, such as experience as a CPA or as the CFO of a large corporation	Are particularly well suited to overseeing the quality and integrity of our company’s financial statements
Financial services industry experience	Have executive-level experience in the financial services industry	Possess deep knowledge of the business challenges and opportunities facing our company
Other regulated industry experience	Have executive-level experience in a regulated industry other than financial services	Provide a valuable perspective on how an extensive regulatory framework intersects with strategic and operational planning
Risk management	Have specific risk-management expertise, gained through leadership at a critical infrastructure company, in the financial services industry, at a financial regulator, or in the military	Are particularly adept at identifying and assessing the varied risks facing our company as a large financial institution

12	U.S. Bancorp 2025 Proxy Statement

Proposal 1 — Election of directors

The following matrix highlights the specific skills and qualifications that our Board views as important when evaluating director nominees. Additional information on the business experience and other qualifications of each director nominee is included in the director’s biography below. Each director also contributes other important skills, expertise, experience, viewpoints, and personal attributes to our Board that are not reflected in the matrix below.
Skills and qualifications
Director	CEO experience	Community or sustainability leadership	Corporate governance	Customer experience	Digital, technology, or cybersecurity experience	Financial reporting and accounting	Financial services industry experience	Other regulated industry experience	Risk management
Baxter	•	•	•			•		•	•
Bridges		•					•		•
Buse			•				•		•
Cecere	•		•			•	•		•
Colberg	•		•			•	•		•
Ellison-Taylor		•		•	•	•
Gillani						•	•		•
Harris	•	•						•	•
Hernandez	•		•	•		•
Kedia				•	•		•		•
McKenney	•		•			•	•		•
Mehdi				•	•
Reynolds					•				•
Wiehoff	•		•		•	•			•
# of Directors	7	4	7	4	5	8	7	2	11
Director	Board age, tenure, and other directorships
	Age (years)	Years on the board (from date first elected)	# of other public company boards
Baxter	63	9	2
Bridges	69	6	0
Buse	64	6	1
Cecere	64	8	0
Colberg	63	2	1
Ellison-Taylor	54	4	1
Gillani	62	0	1
Harris	60	10	2
Hernandez	67	13	2
Kedia	54	0	0
McKenney	56	7	1
Mehdi	58	6	0
Reynolds	60	2	0
Wiehoff	63	5	2
	61.2 avg.	5.6 avg.	<1 avg.

U.S. Bancorp 2025 Proxy Statement	13

Proposal 1 — Election of directors

2025 nominees for director

Each of the director nominees named below has agreed to serve as a director if elected. Proxies may not be voted for more than 14 nominees. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors may choose to reduce the number of directors that are nominated for election. In addition, as described below under “Majority vote standard for election of directors,” each of the nominees has tendered his or her contingent resignation as a director in accordance with our Corporate Governance Guidelines, to be effective if he or she fails to receive a majority of the votes cast in an uncontested election and the Board accepts the tendered resignation.
Included below is certain information that the director nominees have provided about themselves, as well as additional information that the Board considered in nominating them.

Warner L. Baxter
Director since December 2015
Committees
▶
Chair, Audit

▶
Compensation and Human Resources

▶
Executive

Business experience: Mr. Baxter, 63, is the retired Executive Chairman and former Chairman, President and Chief Executive Officer of Ameren Corporation, a regulated electric and gas utility company serving customers in Missouri and Illinois. He served as the Executive Chairman from January 2022 to November 2023. Prior to that time, Mr. Baxter served as Chairman, President and Chief Executive Officer of Ameren Corporation from 2014 to January 2022. Mr. Baxter also served as the Chairman of the Board of Directors of the Edison Electric Institution, an association representing all U.S. investor-owned electric companies, from June 2022 to June 2023 and as Vice Chairman from 2020 to June 2022. Mr. Baxter served as Chairman, President and Chief Executive Officer of Ameren Missouri from 2009 to 2014 and as Executive Vice President and Chief Financial Officer of Ameren Corporation from 2003 to 2009. Before joining Ameren, Mr. Baxter served as a Senior Manager at PricewaterhouseCoopers LLP (PwC).
Other public company directorships:
▶
Quanta Services, Inc. since 2024 (Audit and Nominating and Corporate Governance Committees)

▶
WEC Energy Group, Inc. since 2025 (Audit and Oversight Committee)

▶
Ameren Corporation from 2014 to 2023

Skills and qualifications:
▶
Chief executive experience: Mr. Baxter’s experience as a recent CEO of a Fortune 500 company provides valuable leadership insight and knowledge of strategic growth to the Board.

▶
Community or sustainability leadership: Mr. Baxter’s leadership relating to the environmental and sustainability strategy at a regulated electric and gas utility company provides him with valuable insights and experience relating to important sustainability and environmental stewardship issues.

▶
Corporate governance: Mr. Baxter has gained significant corporate governance expertise through his prior service as the Executive Chairman and Chairman of a large public company, as well as through his current leadership of the Audit Committee.

▶
Financial reporting and accounting: Through his past experience as the CFO and Controller of a large publicly traded company and through his experience at PwC, Mr. Baxter brings extensive financial reporting and accounting expertise to our Board.

▶
Other regulated industry expertise: As the recent Executive Chairman and former President and CEO of a company in a highly regulated industry, as well as the recent Chairman of the industry association representing all U.S. investor-owned electric companies, Mr. Baxter provides valuable perspective on regulatory and business challenges facing our company.

▶
Risk management: As the recent President and CEO of a company in a critical infrastructure industry and through his experience at PwC, Mr. Baxter brings valuable risk management expertise to our Board of Directors.

14	U.S. Bancorp 2025 Proxy Statement

Proposal 1 — Election of directors

Dorothy Bridges
Director since October 2018
Committees
▶
Chair, Public Responsibility

▶
Risk Management

▶
Executive

Business experience: Ms. Bridges, 69, is the Chief Executive Officer of the Metropolitan Economic Development Association (Meda), a nonprofit organization providing business consultancy services, access to capital and marketing opportunities to BIPOC-owned businesses. She has served in this capacity since September 2022. Ms. Bridges served as Senior Vice President of Public Affairs, Outreach and Community Development of the Federal Reserve Bank of Minneapolis, one of the twelve regional banks in the Federal Reserve System, from July 2011 until June 2018. Prior to joining the Federal Reserve Bank of Minneapolis, Ms. Bridges served as the President and Chief Executive Officer of City First Bank, a commercial bank providing financial services in low- and moderate-income communities, from 2008 until July 2011, and as President and Chief Executive Officer of Franklin National Bank, a Minneapolis commercial bank, from 1999 to 2008.
Skills and qualifications:
▶
Community or sustainability leadership: Through her experience as the senior leader in charge of public affairs, outreach and community development, and as the CEO of a commercial bank focusing on low- and moderate-income communities, Ms. Bridges brings to our Board expertise in understanding the financial needs of the individuals living in the communities we serve.

▶
Financial services industry expertise: Ms. Bridges’s extensive experience in the banking industry, as a senior leader of a reserve bank and as the CEO of two commercial banks, as well as her current role as the Chair of the American Bankers Association Community Bankers’ Council, gives her valuable industry and regulatory oversight expertise.

▶
Risk management: Through her experience at the Federal Reserve Bank of Minneapolis, Ms. Bridges brings to our Board risk management expertise that is particularly relevant to our company.

Elizabeth L. Buse
Director since
June 2018
Committees
▶
Audit

▶
Risk Management

Business experience: Ms. Buse, 64, is the former Chief Executive Officer of Monitise plc, a global mobile banking and payments company based in the United Kingdom. She served as Co-Chief Executive Officer and Chief Executive Officer of Monitise during 2014 and 2015, after retiring from Visa, Inc., a leading payment network, as Executive Vice President of Global Services, a position she held from 2013 to 2014. Ms. Buse held various senior leadership positions at Visa prior to that time, including Group President for Asia-Pacific, Central Europe, Middle East and Africa from 2010 to 2013.
Other public company directorships:
▶
F5, Inc. since 2020 (Talent and Compensation Committee Chair; Audit and Nominating and Environmental, Social, and Governance Committees)

Skills and qualifications:
▶
Corporate governance: Through her current and past experience as a director for several public and private financial services technology companies, Ms. Buse brings valuable financial services specific corporate governance best practices experience to our Board.

▶
Financial services industry expertise: As the former CEO of Monitise and as a former senior leader at Visa, Ms. Buse gained broad financial industry expertise that is particularly relevant to our Board.

▶
Risk management: Ms. Buse brings to our Board valuable risk management expertise gained through her work in the financial services industry.

U.S. Bancorp 2025 Proxy Statement	15

Proposal 1 — Election of directors

Andrew Cecere
Director since January 2017
Committees
▶
Cybersecurity and Technology

▶
Risk Management

▶
Chair, Executive

Business experience: Mr. Cecere, 64, is the Chairman and Chief Executive Officer of U.S. Bancorp. He has served in this position since May 2024 and previously served as Chairman, President and Chief Executive Officer since April 2018. He served as President and Chief Executive Officer from April 2017 to April 2018, as well as President and Chief Operating Officer from January 2016 to April 2017, after having served as Vice Chairman and Chief Operating Officer from January 2015 until January 2016. From February 2007 until January 2015, Mr. Cecere served as U.S. Bancorp’s Vice Chairman and Chief Financial Officer, after having served as Vice Chairman, Wealth Management and Investment Services of U.S. Bancorp since the merger of Firstar Corporation and U.S. Bancorp in February 2001. Previously, he had served as an executive officer of U.S. Bancorp before its merger with Firstar, including as Chief Financial Officer from 2000 through 2001.
Other public company directorships:
▶
Donaldson Company, Inc. from 2013 to 2021

Skills and qualifications:
▶
Chief executive experience: As CEO of U.S. Bancorp, Mr. Cecere brings to all Board discussions and deliberations deep knowledge of our company and its business, which is particularly important following the acquisition and integration of MUFG Union Bank.

▶
Corporate governance: Through his current experience as our Chairman and through his current and past experience on public company boards, Mr. Cecere brings valuable corporate governance experience to our Board.

▶
Financial reporting and accounting: Through his prior service on the audit committee of a public company, as well as his past experience as CFO of U.S. Bancorp, Mr. Cecere brings valuable financial reporting and accounting expertise to our Board.

▶
Financial services industry expertise: Mr. Cecere has deep expertise in the financial services industry, gained through a career of nearly 40 years at U.S. Bancorp.

▶
Risk management: Mr. Cecere brings to our Board valuable risk management expertise gained through his work as CFO, Chief Operating Officer, and then CEO of U.S. Bancorp during the challenging regulatory and market environment of recent years.

16	U.S. Bancorp 2025 Proxy Statement

Proposal 1 — Election of directors

Alan B. Colberg
Director since January 2023
Committees
▶
Audit

▶
Public Responsibility

Business experience: Mr. Colberg, 63, is the retired President and Chief Executive Officer of Assurant, Inc., a financial services company providing specialty insurance products and services. He served as Chief Executive Officer and a director of Assurant from January 2015 to December 2021, and as its President from 2014 to May 2021, prior to his retirement in January 2022. Prior to those roles, he served as Executive Vice President of Marketing and Business Development. Before joining Assurant in March 2011, Mr. Colberg served in various senior leadership roles for 22 years at Bain & Company, Inc., a management consulting company, where he served as global head of Bain’s financial services practice, among other roles. Early in his career, Mr. Colberg worked as an accountant for The Procter & Gamble Company.
Other public company directorships:
▶
Corebridge Financial, Inc. since 2022 (Chair of the Board; Chair of Nominating and Corporate Governance Committee)

▶
Assurant, Inc. from 2015 to 2021

Skills and qualifications:
▶
Chief executive experience: As the former President and CEO of Assurant, Mr. Colberg provides valuable leadership and management expertise to our Board.

▶
Corporate governance: Mr. Colberg brings significant corporate governance expertise to our Board gained from his experience as the President and CEO of a public company and through his experience as a current and past board member, board chair, and committee chair of multiple public companies, including as the former chair of the Nominating and Governance Committee at CarMax, Inc.

▶
Financial reporting and accounting: Through his service as CEO of Assurant, as a member and chair of the audit committees of the boards of public companies, and his accounting and educational background, Mr. Colberg brings financial reporting and accounting experience to our Board.

▶
Financial services industry expertise: Mr. Colberg’s experience as the former President and CEO of a financial services company and former head of the financial services practice at a large consulting company provides important expertise to our Board on managing the economic and regulatory environment currently facing our company.

▶
Risk management: Through his vast experience as the President and CEO of a financial services company and as the global head of the financial services practice at Bain, Mr. Colberg brings valuable risk management experience to our Board.

U.S. Bancorp 2025 Proxy Statement	17

Proposal 1 — Election of directors

Kimberly N.
Ellison-Taylor
Director since January 2021
Committees
▶
Audit

▶
Public Responsibility

Business experience: Ms. Ellison-Taylor, 54, is the Founder and Chief Executive Officer of KET Solutions, LLC, a consulting firm focused on business growth, innovation, strategy, transformation and inclusive leadership. She has served in this capacity since April 2021. Ms. Ellison-Taylor served as the Executive Director of Finance Thought Leadership of Oracle Corporation, a Fortune 100 company that provides products and services for enterprise information technology environments, from April 2019 to April 2021. Prior to that, Ms. Ellison-Taylor served as the Global Strategy Leader in the Cloud Business Group of Oracle from September 2018 to March 2019 and as the Global Strategy Director in the Financial Services Industry Group of Oracle from July 2015 until September 2018, where she led worldwide teams to develop and execute strategies dealing with cloud data, information security, fraud prevention and detection, and customer experience. From 2016 to 2018, she also served as the chairman of the American Institute of CPAs, the world’s largest member association representing the accounting profession. Prior to joining Oracle in 2004, she held roles at NASA’s Goddard Space Flight Center, Motorola and KPMG and served as the Chief Information Technology Officer for Prince George’s County Government in Maryland.
Other public company directorships:
▶
Marathon Petroleum Corporation since 2024 (Audit and Corporate Governance and Nominating Committees)

▶
EverCommerce Inc. from 2021 to 2024

Skills and qualifications:
▶
Community or sustainability leadership: Ms. Ellison-Taylor brings to our Board current expertise in overseeing climate risk and creating sustainable growth strategies, gained through her certification in the Diligent Climate Leadership Program.

▶
Customer experience: Ms. Ellison-Taylor brings to our Board expertise relating to customer opportunities and expectations, gained through her prior experience as the senior leader of a consumer-focused company.

▶
Digital, technology, or cybersecurity experience: Through her past experiences at a company providing innovative technology products and services, her experience as a Chief Information Technology Officer, her current roles consulting on innovation and transformation and teaching Emerging Technologies and Innovation at Carnegie Mellon University and her ongoing director education in cybersecurity oversight matters, Ms. Ellison-Taylor brings to our Board vast expertise of innovative technology that is particularly relevant to our company.

▶
Financial reporting and accounting: Ms. Ellison-Taylor’s experience as a CPA and former chair of the American Institute of CPAs provides valuable financial reporting and accounting expertise to our Board. She is also a Certified Internal Auditor and Certified Information Systems Auditor and brings expertise relating to financial processes, operations and internal controls to our Board.

18	U.S. Bancorp 2025 Proxy Statement

Proposal 1 — Election of directors

Aleem Gillani
Director since
July 2024
Committees
▶
Audit

▶
Risk Management

Business experience: Mr. Gillani, 62, is the retired Corporate Executive Vice President and Chief Financial Officer of SunTrust Banks, Inc., a financial services company. He served as Chief Financial Officer of SunTrust from April 2011 to March 2018, as Corporate Treasurer from March 2010 to April 2011 and as Chief Market Risk Officer from 2007 to 2010. Prior to joining SunTrust, Mr. Gillani served in various senior leadership roles at PNC Financial Services Group, Inc., FleetBoston Financial and the Canadian Imperial Bank of Commerce. He was the founding chair of the Market Risk Council for the Risk Management Association (RMA) and served for many years as a director on the RMA board.
Other public company directorships:
▶
Federal Home Loan Mortgage Corporation since 2019 (Audit Committee Chair, Nominating and Governance and Executive Committees)

Skills and qualifications:
▶
Financial reporting and accounting: Through his service as CFO of SunTrust, as a chair of the audit committee of the board of a public company, and through his educational background, Mr. Gillani brings financial reporting and accounting experience to our Board that makes him particularly well suited to oversee the quality and integrity of our company’s financial statements.

▶
Financial services industry expertise: Mr. Gillani’s experience as the retired CFO of a large financial services company and current service on the Board of the Federal Home Loan Mortgage Company provides valuable expertise to our Board on managing the challenges and opportunities at our company.

▶
Risk management: Mr. Gillani brings to our Board valuable risk management expertise, including experience identifying, assessing and managing risk exposures of large, complex financial firms, gained through his work as CFO and Chief Risk Officer at a financial services company and through his experience on the Federal Home Loan Mortgage Corporation Board.

Kimberly J. Harris
Director since October 2014
Committees
▶
Chair, Governance

▶
Compensation and Human Resources

▶
Executive

Business experience: Ms. Harris, 60, is the retired President and Chief Executive Officer of Puget Energy, Inc., an energy services holding company, and its subsidiary Puget Sound Energy, Inc., a utility company providing electric and natural gas service in the northwest United States. She served in these positions from March 2011 until her retirement in January 2020. Ms. Harris served as President of Puget Energy and Puget Sound Energy from July 2010 through February 2011 and as Executive Vice President and Chief Resource Officer from May 2007 until July 2010. Prior to joining Puget Energy, Ms. Harris practiced law at Perkins Coie.
Other public company directorships:
▶
American Water Works Company, Inc. since 2019 (Governance and Nominations Chair, Executive Development and Compensation, and Safety, Environmental, Technology and Operations Committees)

▶
Ameren Corporation since 2023 (Nominating and Corporate Governance and Nuclear, Operations and Environmental Sustainability Committees)

▶
Puget Energy, Inc. and Puget Sound Energy, Inc. from 2011 to 2020

Skills and qualifications:
▶
Chief executive experience: Ms. Harris’s experience as a CEO provides valuable leadership and executive management perspective to our Board gained by leading a large company through challenging economic and regulatory environments.

▶
Community or sustainability leadership: Ms. Harris’s experience as CEO and former chief resource officer of an energy services holding company provides her with important perspectives on environmental sustainability and related risk matters.

▶
Other regulated industry expertise: Ms. Harris’s experience as the leader of a company in a heavily regulated industry gives her valuable expertise in managing a complex business in the context of an extensive regulatory regime.

▶
Risk management: As the recently retired President and CEO and current Board member of companies in critical infrastructure industries, Ms. Harris brings valuable risk management experience and perspectives to our Board.

U.S. Bancorp 2025 Proxy Statement	19

Proposal 1 — Election of directors

Roland A. Hernandez
Director since January 2012
Lead Independent Director
Committees
▶
Compensation and Human Resources

▶
Governance

▶
Executive

Business experience: Mr. Hernandez, 67, is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000. He previously served on the Board of Directors of Belmond Ltd., The Ryland Group, Inc., Sony Corporation, Vail Resorts, Inc., and Walmart Inc.
Other public company directorships:
▶
Fox Corporation since 2019 (Audit Committee Chair, Nominating and Corporate Governance Committee)

▶
Take-Two Interactive Software, Inc. since 2019 (Compensation Committee)

▶
MGM Resorts International from 2002 to 2021

Skills and qualifications:
▶
Chief executive experience: Mr. Hernandez’s experience as a former CEO of Telemundo provides valuable leadership insight and operational and strategic knowledge to the Board.

▶
Corporate governance: Through his past experience as the Chairman or Lead Director of several public companies, Mr. Hernandez brings to our Board significant expertise in corporate governance issues and best practices.

▶
Customer experience: Mr. Hernandez brings deep expertise of customer expectations to our Board and adds a perspective on customer opportunities, gained through his prior experience as the leader of a consumer-focused company and through his service on the boards of directors of numerous customer focused companies.

▶
Financial reporting and accounting: With his extensive past and current experience on the audit committees of the boards of public companies, Mr. Hernandez brings broad financial reporting and accounting expertise to our Board.

Gunjan Kedia
Director since January 2025
Committees
▶
Executive

Business experience: Ms. Kedia, 54, is the President of U.S. Bancorp. She has served in this position and as a member of the U.S. Bank National Association Board of Directors since May 2024. Prior to that, she served as Vice Chair of Wealth, Corporate, Commercial and Institutional Banking from June 2023 to May 2024 and as Vice Chair, Wealth Management and Investment Services from December 2016 to June 2023. Ms. Kedia brings nearly 30 years of financial services experience to her role. Before joining U.S. Bancorp in 2016, she held global executive positions at State Street Financial and BNY. Previously, she was a partner at McKinsey & Company and a core leader of the financial services practice. She began her career at PricewaterhouseCoopers.
Skills and qualifications:
▶
Customer experience: Ms. Kedia contributes to our Board a current perspective on client expectations across our consumer, wealth, small business and corporate and institutional clients gained from her long leadership of several businesses.

▶
Digital, technology, or cybersecurity experience: Through her current experience as President with responsibility for all of the company’s revenue lines and prior leadership roles at U.S. Bancorp, Ms. Kedia brings a record of driving growth and productivity, including through digital capabilities and technology transformation initiatives.

▶
Financial services industry expertise: Ms. Kedia has deep expertise in the financial services industry, gained through a career of more than 30 years in the industry.

▶
Risk management: Through her extensive experience as the leader of business lines and in executive positions at several financial services companies, and as a partner and core leader of the financial services practice at McKinsey, Ms. Kedia brings valuable risk management experience to our Board.

20	U.S. Bancorp 2025 Proxy Statement

Proposal 1 — Election of directors

Richard P. McKenney
Director since October 2017
Committees
▶
Cybersecurity and Technology

▶
Governance

▶
Risk Management

Business experience: Mr. McKenney, 56, is the President and Chief Executive Officer of Unum Group, a workplace financial protection benefits company. He has served as President since April 2015 and as Chief Executive Officer since May 2015. Mr. McKenney served as Executive Vice President and Chief Financial Officer of Unum from 2009 to 2015. Prior to joining Unum in 2009, he served as Executive Vice President and Chief Financial Officer at Sun Life Financial, Inc., an international financial services company, from 2006 to 2009. Mr. McKenney began his career at General Electric Company, transitioning his roles from manufacturing to financial leadership.
Other public company directorships:
▶
Unum Group since 2015

Skills and qualifications:
▶
Chief executive experience: Mr. McKenney’s experience as a current CEO provides valuable strategic and operational expertise to our Board gained by leading a large company through the current economic and regulatory environment.

▶
Corporate governance: As the current President, CEO and board member of a public company, Mr. McKenney has gained significant corporate governance expertise that is valuable to our Board.

▶
Financial reporting and accounting: Through his past experience as CFO of several companies, Mr. McKenney brings extensive financial reporting and accounting expertise to our Board.

▶
Financial services industry expertise: As the current President and CEO of a financial services company, Mr. McKenney brings to our Board discussions expertise in managing the business environment facing financial services companies and important perspective regarding the regulatory environment for financial services companies.

▶
Risk management: Through his experience as the leader of a financial services company, Mr. McKenney brings experience identifying, assessing and managing risk exposures of large, complex financial firms.

Yusuf I. Mehdi
Director since June 2018
Committees
▶
Chair, Cybersecurity and Technology

▶
Public Responsibility

▶
Risk Management

Business experience: Mr. Mehdi, 58, is the Executive Vice President, Consumer Chief Marketing Officer, at Microsoft Corporation, a multinational technology company. He has served in that capacity since October 2023. He defines Microsoft’s consumer vision and serves as the champion for the company’s end-user experiences, overseeing product management and go-to-market strategy for Microsoft’s Devices & Creativity, and Search, News & Advertising solution areas. Mr. Mehdi leads product marketing and stewardship for Microsoft Copilot, the Windows platform and ecosystem, the Microsoft Surface device portfolio, Microsoft 365 consumer subscriptions, and Microsoft’s web services including the Edge browser and Bing Search engine. Mr. Medhi served as Vice President of the Modern Life and Devices Group from June 2018 to October 2023 and, prior to that Corporate Vice President of the Windows and Devices Group from 2015 to June 2018. In his tenure at Microsoft, which has spanned over 30-years, Mr. Mehdi has led virtually every aspect of Microsoft’s end user businesses from Windows to Surface to Xbox to Internet Explorer.
Skills and qualifications:
▶
Customer experience: Mr. Mehdi’s role defining customer vision and driving end-to-end user experience at a large multinational company brings valuable retail and online business expertise to our Board, as well as adds a perspective on public and social policy issues facing a large consumer retail business.

▶
Digital, technology, or cybersecurity experience: Mr. Mehdi’s significant experience in an industry that must adapt in real time to rapid changes in technology and customer expectations is a valuable resource in executing the company’s corporate strategy.

U.S. Bancorp 2025 Proxy Statement	21

Proposal 1 — Election of directors

Loretta E. Reynolds
Director since October 2022
Committees
▶
Cybersecurity and Technology

▶
Public Responsibility

▶
Risk Management

Business experience: Ms. Reynolds, 60, is the Founder and Chief Executive Officer of LEReynolds Group, LLC, a consulting firm focused on providing information technology and strategic business intelligence services and advising complex global organizations on managing large-scale risk. She has served in this capacity since August 2021. Ms. Reynolds retired from the U.S. Marine Corps in July 2021 after 35 years of service. During her distinguished career with the U.S. Marine Corps, she earned the rank of Lieutenant General in May 2018 and served as Deputy Commandant for Information from July 2018 to July 2021 and Acting Commander of the Marine Corps Forces Space Command from August 2019 to December 2020. She is the third woman to be promoted to Lieutenant General (three-star) in the history of the U.S. Marine Corps. Prior to that, she also served as Commander of the Marine Corps Forces Cyberspace Command from September 2015 to July 2018. Ms. Reynolds also served from 2015 to 2021 as a member of the U.S. Marine Corps Corporate Board, with oversight responsibility for global strategy, capabilities, and missions. Ms. Reynolds has served as a member of the Board of Trustees at the American Public University System since June 2022.
Skills and qualifications:
▶
Digital, technology, or cybersecurity experience: Ms. Reynolds brings extensive information technology and cybersecurity expertise to our Board as a result of her 35-year career in various leadership and command roles in the U.S. Marine Corps, including her experience developing, leading and managing the U.S. Marine Corps’ $12 billion global information portfolio spanning intelligence, information technology, networking, cyber, space and information.

▶
Risk Management: Ms. Reynolds brings valuable risk management expertise to our Board through her current role as a consultant advising on large-scale risk management, her commands and strategic leadership roles in the U.S. Marine Corp relating to cyber, space, and information/digital technologies, and her service on the U.S. Marine Corps Corporate Board.

John P. Wiehoff
Director since January 2020
Committees
▶
Chair, Risk Management

▶
Cybersecurity and Technology

▶
Executive

Business Experience: Mr. Wiehoff, 63, is the retired Chairman and Chief Executive Officer of C.H. Robinson Worldwide, Inc., a multimodal transportation services and third-party logistics company. He served as Chairman from 2006 to 2020. He also served as President from 1999 to 2019 and as Chief Executive Officer from 2002 to 2019. Prior to 1999, Mr. Wiehoff served in various senior leadership roles at C.H. Robinson starting in 1992 and began his career at Andersen Worldwide LLP with several different positions, including audit manager.
Other public company directorships:
▶
Polaris Industries, Inc. since 2007 (Chairman, Corporate Governance and Nominating Committee, Compensation Committee)

▶
Union Pacific Corporation since 2023 (Audit and Safety and Service Quality Committees)

▶
Donaldson Company, Inc. from 2003 to 2022

▶
C.H. Robinson Worldwide, Inc. from 2002 to 2020

Skills and qualifications:
▶
Chief executive experience: Mr. Wiehoff’s experience as the CEO of a Fortune 500 company gives him valuable leadership and business expertise, as well as extensive executive management experience.

▶
Corporate governance: Mr. Wiehoff’s experience as the Chairman of a public company and on the governance committees of numerous public companies provides valuable corporate governance expertise to our Board.

▶
Digital, technology, or cybersecurity experience: Through his experience as the leader at a logistics company, Mr. Wiehoff provides extensive expertise to our Board in executing strategy around technological transformation.

▶
Financial reporting and accounting: Mr. Wiehoff gained broad financial reporting and accounting expertise through his experience as an audit manager for a large accounting firm.

▶
Risk management: As the former President and CEO of a logistics company, Mr. Wiehoff brings valuable risk management experience and perspectives to our Board.

22	U.S. Bancorp 2025 Proxy Statement

Corporate governance

Corporate governance
Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to our continued success. Our Board of Directors has adopted Corporate Governance Guidelines to provide a corporate governance framework for our directors and management to effectively pursue our objectives for the benefit of our shareholders. The Board reviews and updates these guidelines and the charters of the Board committees at least annually in response to evolving best practices and business needs, as well as the results of annual Board and committee evaluations. Our Corporate Governance Guidelines can be found at usbank.com by clicking on “About us”, “Investor relations”, “Corporate Governance” and then “Governance documents.”
Director independence

Our Board of Directors has determined that each of the following directors, comprising all of our current non-employee directors, has no material relationship with U.S. Bancorp and is independent: Warner L. Baxter, Dorothy Bridges, Elizabeth L. Buse, Alan B. Colberg, Kimberly N. Ellison-Taylor, Aleem Gillani, Kimberly J. Harris, Roland A. Hernandez, Richard P. McKenney, Yusuf I. Mehdi, Loretta E. Reynolds, John P. Wiehoff and Scott W. Wine. Andrew Cecere and Gunjan Kedia are not independent because each of them is an executive officer of U.S. Bancorp.
Our Board has adopted a set of standards in our Corporate Governance Guidelines to assist it in assessing the independence of each of our non-employee directors. A director of U.S. Bancorp who meets the independence qualifications of the New York Stock Exchange (NYSE) listing standards may be deemed “independent” by the Board of Directors after consideration of the relationships between U.S. Bancorp or any of its affiliates and the director or any of his or her immediate family members or other related parties. Our Board deems the following relationships to be categorically immaterial such that they will not, by themselves, affect an independence determination:
▶
a relationship between our company and an organization of which the director or a member of his or her immediate family is an executive officer if that role does not constitute that person’s principal occupation;

▶
an ordinary banking relationship for services readily available from other large financial institutions;

▶
employment by our company of a member of the director’s immediate family if that person’s annual compensation does not exceed $120,000; and

▶
a relationship between our company and an organization with which the director or a member of his or her immediate family is affiliated if  (a) the relationship arises in the ordinary course of both parties’ operations and (b) the aggregate annual amount involved does not exceed $120,000.

The only relationship between U.S. Bancorp and our directors or the directors’ related interests that was considered by the Board when assessing the independence of our non-employee directors is the relationship between U.S. Bancorp and Microsoft Corporation, a corporation with which our director Yusuf I. Mehdi is affiliated.
The Board determined that this relationships, which is described later in this proxy statement under the heading “Related person transactions,” does not impair Mr. Mehdi’s independence. This determination was based on the Board’s conclusion that the amounts involved in transactions between U.S. Bancorp and Microsoft are immaterial to Microsoft’s gross revenues and that the relationships had no unique characteristics that could influence Mr. Mehdi’s impartial judgment as a director of U.S. Bancorp.

U.S. Bancorp 2025 Proxy Statement	23

Corporate governance

Board leadership structure

Board leadership policies and practices
Our Board believes that a strong, independent Board of Directors is critical to effective oversight of management. The Board carefully considers the important issue of the best independent leadership structure for the Board and maintains a flexible policy regarding the issue of whether the position of Chairman should be held by an independent director. At least annually, the Board reviews the Board’s and company’s needs and the leadership attributes of its directors and executives to determine whether our company is best served at that particular time by having the CEO or another director hold the position of Chairman.
In order to provide strong independent Board leadership when the position of Chairman is not held by an independent director, the independent directors elect a Lead Independent Director with the substantial leadership responsibilities detailed below. The Lead Independent Director is elected annually upon the recommendation of the Governance Committee, with the expectation that he or she will generally serve three, and may serve up to five, consecutive terms. In addition, our Lead Independent Director is empowered with, and exercises, robust and well-defined duties reflected in our Corporate Governance Guidelines and summarized below.
In addition to strong independent leadership of the full Board, each of the Audit Committee, Governance Committee, and Compensation and Human Resources Committee is composed solely of independent directors. Independent directors, therefore, oversee critical, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its committees and its members. Each of the remaining committees, aside from the Executive Committee, is chaired by an independent director. The full Board and each of its committees meet in executive session on a regular basis.
Leadership decisions in 2025
Andrew Cecere, our Chief Executive Officer, has served as Chairman of the Board since the date of the 2018 annual meeting. Following our annual meeting on April 15, 2025, Gunjan Kedia, our current President, who has 30 years of financial services industry experience and has held executive leadership roles in the company since 2016, will succeed Mr. Cecere as our CEO and Mr. Cecere will continue serving as Chairman of the Board.
The independent directors believe that Mr. Cecere’s continued leadership of the Board will constitute a valuable resource to the Board and Ms. Kedia, and will help facilitate a smooth transition of the CEO role. In addition, having the former CEO serve as the Executive Chairman and having the incoming CEO serve as a director will create a strong bridge between the Board and management during the transition. The Board also will continue to benefit from the independent leadership provided by a strong Lead Independent Director. Roland A. Hernandez has served as the Board’s Lead Independent Director since our 2023 annual meeting.
Executive Chairman
Mr. Cecere, who has nearly 40 years of experience at U.S. Bancorp, including nearly eight years as CEO and eight years as Chief Financial Officer, has the knowledge, expertise and experience to understand and clearly articulate to the Board the opportunities and risks facing our company and to lead discussions on important matters affecting our business.
Role of Executive Chairman

The primary responsibilities of the Executive Chairman will be as follows:
▶
set Board meeting agendas in collaboration with the Lead Independent Director, who has final approval authority over them;

▶
preside at Board meetings, guiding discussion and ensuring that decisions are made;

▶
provide support and advice on Board matters to the incoming CEO;

▶
help ensure that the Board is provided with full information on our company and its industry;

▶
set shareholder meeting agendas in collaboration with the CEO, subject to approval by the Board, and preside at meetings of the shareholders; and

▶
chair the Board’s Executive Committee.

24	U.S. Bancorp 2025 Proxy Statement

Corporate governance

Lead Independent Director
Mr. Hernandez brings deep business and board leadership experience to his role as Lead Independent Director. As the founding principal and Chief Executive Officer of a company engaged in the acquisition and management of media assets, and through his vast experience as a leader and member of numerous public company boards, he contributes substantial corporate governance and risk management expertise to the Board. As Lead Independent Director, Mr. Hernandez regularly meets with our current and incoming CEO and key regulators, communicates with the other independent directors and chairs of each of the Board’s committees, and acts as a regular communication channel between the independent directors and the CEO, providing advice and feedback from the Board. He has served as the Chair of the Board’s Audit Committee and prior Capital Planning Committee, and he is currently a member of the Compensation and Human Resources, Governance and Executive Committees.
Role of Lead Independent Director

The independent directors entrust the Lead Independent Director with the following well-defined and robust responsibilities and authority:
▶
Board leadership

–
lead executive sessions of the Board’s independent or non-management directors, and preside at any session of the Board where the Chairman is not present;

–
have authority to call special Board meetings or special meetings of the independent directors;

▶
Board culture

–
act as a regular communication channel between the independent directors and the CEO, providing advice and feedback from the Board;

–
act as a “sounding board” and advisor to the CEO;

–
interview all Board candidates and make recommendations to the Governance Committee;

▶
Board performance

–
advise the CEO on the Board’s information needs, including recommendations for Board meeting topics and materials that reflect consultation with the other non-management directors and that are sufficient in scope, detail and analysis to enable the Board to make sound, well-informed decisions and consider potential risks, advise on Board communications to address various matters that may arise between Board meetings, and review and approve the Board meeting agendas;

–
review Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

–
approve, on behalf of the Board, the retention of consultants who report directly to the Board;

–
promote the efficient and effective performance and functioning of the Board by facilitating corporate governance best practices and compliance with our company’s Corporate Governance Guidelines;

–
advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board;

▶
Shareholders and other stakeholders

–
review communications from shareholders and other stakeholders that are addressed to the full Board or to the Lead Independent Director;

–
as appropriate, be the representative of the independent directors in discussions with our major shareholders regarding their concerns and expectations, and with other key stakeholders at the request of the Board; and

–
communicate with our banking regulators, at their request, regarding the Board’s oversight of management and our company.

U.S. Bancorp 2025 Proxy Statement	25

Corporate governance

Board meetings and committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation and Human Resources, Governance, Public Responsibility, Risk Management, and Executive. The standing committees report on their deliberations and actions at each full Board meeting. Each of the standing committees has the authority to engage outside experts, advisers and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter.
The Governance Committee and Board regularly review the Board’s structure and the oversight responsibilities of each Board committee in order to provide effective oversight. In January 2025, the Board of Directors continued to clarify the oversight responsibilities of the Risk Management Committee for technology risk and our reputation and strategic risk programs and the Cybersecurity and Technology Subcommittee of the Risk Management Committee for emerging technologies (including Artificial Intelligence and Machine Learning) that may affect the company’s technology strategy and operations.
The independent directors meet in executive session (without the CEO or any other member of management present) at the end of each regularly scheduled Board meeting and may also meet in executive session at any other time. The Lead Independent Director presides over these executive sessions. During each committee meeting, the committees have the opportunity to hold executive sessions without members of management present.
The Board of Directors held 12 meetings during 2024. Each director attended at least 75% of the total meetings of the Board and Board committees on which he or she served during the year. The average attendance rate of all directors at Board and Board committee meetings in 2024 was 99%. Directors are expected to attend all meetings of shareholders. All directors serving at the time attended the 2024 annual meeting.
Committee responsibilities

The charter of each of our standing committees fully describes that committee’s responsibilities. These charters can be found on our website at usbank.com by clicking on “About us”, “Investor relations”, “Corporate Governance” and then “Board committees.” The following summary highlights the committees’ key areas of oversight.
Committee	Primary responsibilities and membership
Audit Held 10 meetings during 2024
▶
Assisting the Board of Directors in overseeing the quality and integrity of our financial statements and the adequacy and reliability of disclosures to shareholders and bank regulatory agencies, including matters related to accounting, financial reporting and internal controls and our compliance with legal and regulatory requirements;

▶
appointing, compensating, retaining and overseeing the qualifications, performance and independence of the independent auditor;

▶
reviewing the effectiveness of systems that implement our company’s ethics guidelines; and

▶
overseeing the internal audit function and approving the appointment, evaluation and compensation of the Chief Audit Executive.

Current members: Baxter (Chair), Buse, Colberg, Ellison-Taylor and Gillani*
Audit committee financial experts: Baxter, Colberg, Ellison-Taylor and Gillani*
* Mr. Gillani joined the committee on July 16, 2024.

26	U.S. Bancorp 2025 Proxy Statement

Corporate governance

Committee	Primary responsibilities and membership
Compensation and Human Resources Held 7 meetings during 2024
▶
Discharging the Board’s responsibilities relating to our compensation programs and employee benefit plans, including reviewing and approving our executive officers’ compensation;

▶
overseeing our human capital strategy and talent management program, including recruitment, evaluations, development activities, and management succession planning;

▶
recommending to the Board for approval all equity-based incentive plans;

▶
recommending to the independent directors for approval the compensation program for our non-employee directors;

▶
overseeing any policy concerning the recovery or “clawback” of compensation;

▶
in exercising its oversight responsibilities relating to risks arising from the company’s incentive compensation plans and programs, evaluating and discussing with the appropriate officers of our company the incentives for risk taking contained in our incentive compensation plans and programs and satisfying itself that they are consistent with the safety and soundness of our company and with applicable law, regulation and guidance; and

▶
evaluating the CEO’s performance in light of approved goals and objectives and overseeing succession planning for executive officers other than our CEO.

Current members: Wine (Chair), Baxter, Harris and Hernandez

Governance Held 8 meetings during 2024
▶
Discharging the Board’s responsibilities relating to corporate governance matters, including developing and recommending to the Board a set of corporate governance guidelines;

▶
evaluating and making recommendations to the Board with respect to the size, composition and leadership of the Board and its committees, including identifying and recommending to the Board individuals qualified to become directors;

▶
overseeing succession planning for our CEO;

▶
evaluating related person transactions;

▶
conducting an annual performance evaluation of the Board, its committees and its members;

▶
overseeing our engagement with shareholders and other interested parties concerning corporate governance, environmental and social matters and related governance disclosures; and

▶
making recommendations to the Board regarding any shareholder proposals.

Current members: Harris (Chair), Hernandez, McKenney and Wine

Public Responsibility Held 4 meetings during 2024
▶
Reviewing public policy matters that impact our company’s business activity, financial performance or reputation;

▶
overseeing the company’s engagement with key external stakeholders and reputation risk relating to matters within the committee’s scope of responsibility;

▶
reviewing our community reinvestment and fair and responsible banking activities and performance;

▶
overseeing the design and implementation of the company’s strategy related to corporate responsibility matters (which may include environmental, social, human rights, and other matters), as well as the integration of such matters into the company’s business strategy;

▶
reviewing policies and procedures for corporate political contributions; and

▶
reviewing the U.S. Bank Foundation’s charitable contributions strategy.

Current members: Bridges (Chair), Colberg, Ellison-Taylor, Mehdi and Reynolds*
* Ms. Reynolds joined the committee on April 16, 2024.

U.S. Bancorp 2025 Proxy Statement	27

Corporate governance

Committee	Primary responsibilities and membership
Risk Management Held 9 meetings during 2024
▶
Overseeing our overall risk management function, which governs the management of capital, credit, interest rate, liquidity, market, operational, compliance (including Bank Secrecy Act/anti-money laundering), strategic and reputation risk, as well as other risks faced by our company, including cybersecurity and technology risks;

▶
reviewing and approving our company’s Risk Management Framework and Risk Appetite Statement;

▶
monitoring our company’s risk profile relative to its risk appetite and compliance with risk limits;

▶
reviewing quarterly reports on regulatory examination results and management’s actions and timing to remediate issues and reviewing summary and trending reports on open audit, second and first line self-identified issues;

▶
receiving updates, as necessary and appropriate, from management on emerging risks and other risk focus topics;

▶
approving the appointment, evaluation and compensation of the Chief Risk Officer;

▶
overseeing the capital planning and capital management processes and actions, including stress testing processes, scenarios and results and proposed capital actions;

▶
reviewing the Comprehensive Capital Analysis and Review submission to the Federal Reserve Board;

▶
monitoring our company’s capital adequacy;

▶
reviewing our company’s recovery and resolution planning activities and related plans and, if triggered, approving our recovery strategy;

▶
reviewing and approving the issuance or repurchase of equity or debt securities and other significant financial transactions entered into as part of our company’s capital management strategy; and

▶
reviewing and evaluating significant capital expenditures and potential mergers and acquisitions.

Current members: Wiehoff  (Chair), Bridges, Buse, Cecere, Gillani*, McKenney, Mehdi and Reynolds
* Mr. Gillani joined the committee on July 16, 2024.

Cybersecurity and Technology Subcommittee Held 4 meetings during 2024
▶
Assisting the Risk Management Committee in its oversight of the company’s cybersecurity and technology programs and risk management, including establishing appropriate policies, practices, controls and procedures;

▶
overseeing the effectiveness of the company’s cybersecurity program and the company’s practices for identifying, assessing and mitigating cybersecurity risks;

▶
overseeing the company’s controls to prevent, detect and respond to cyber attacks, cybersecurity incidents, or information or data breaches;

▶
overseeing the company’s technology strategy and operations, significant technology initiatives and related progress and trends and emerging technologies (such as Artificial Intelligence and Machine Learning) that may affect such strategy and operations;

▶
overseeing the company’s technology and cyber resiliency, including crisis preparedness, incident response plans, and business continuity and disaster recovery capabilities; and

▶
reviewing significant company investments in cybersecurity and technology infrastructure and program needs.

Current members: Mehdi (Chair), Cecere, McKenney, Reynolds and Wiehoff*
* Mr. Wiehoff joined the committee on April 16, 2024.

Executive Held 0 meetings during 2024
▶
The Executive Committee has authority to exercise all powers of the Board of Directors, as permitted by law and our bylaws, between regularly scheduled Board meetings.

Current members: Cecere (Chair), Baxter, Bridges, Harris, Hernandez, Kedia*, Wiehoff* and Wine
* Mr. Wiehoff joined the committee on April 16, 2024 and Ms. Kedia joined the committee on January 28, 2025.

28	U.S. Bancorp 2025 Proxy Statement

Corporate governance

Committee member qualifications

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the Securities and Exchange Commission (SEC). As part of those requirements, our Board of Directors has determined that each member of the Audit Committee is financially literate. All of the members of the Compensation and Human Resources, Governance, and Public Responsibility Committees also meet the independence requirements of the NYSE, including, with respect to the Compensation and Human Resources Committee members, the NYSE’s independence requirements specific to members of compensation committees.
The Audit Committee charter generally prohibits Audit Committee members from serving on more than two other public company audit committees. Currently, no Audit Committee member exceeds this limitation. At all times, one or more members of our Audit Committee possess the education or experience required to qualify as an “audit committee financial expert” as defined by the SEC, and one or more members of our Risk Management Committee have experience identifying, assessing and managing the risk exposures of large, complex financial firms, in accordance with rules promulgated by the Federal Reserve Board.
Compensation Committee interlocks and insider participation

Warner L. Baxter, Kimberly J. Harris, Roland A. Hernandez and Scott W. Wine served as members of the Compensation and Human Resources Committee during 2024. During 2024, no member of the Compensation and Human Resources Committee was an employee, officer, or former officer of the company. None of our executive officers served in 2024 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation and Human Resources Committee. As described under the “Related person transactions” section of this proxy statement, in 2024, some Compensation and Human Resources Committee members had transactions in the ordinary course of business with our banking and broker-dealer subsidiaries.
Majority vote standard for election of directors

Our bylaws provide that in uncontested elections, a nominee for director will be elected to the Board if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election (votes to “ABSTAIN” have no effect on the election of a director). The voting standard for directors in a contested election is a plurality of the votes cast at the meeting.
Our Corporate Governance Guidelines provide that director nominees must submit a contingent resignation in writing to the Governance Committee, which becomes effective if the director fails to receive a sufficient number of votes for re-election at the annual meeting of shareholders and the Board accepts the resignation. The Board will nominate for election or re-election as director only candidates who have tendered such a contingent resignation.
Our Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for re-election, our Governance Committee will act within 90 days after certification of the shareholder vote to determine whether to accept the director’s resignation, and will submit a recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

U.S. Bancorp 2025 Proxy Statement	29

Corporate governance

Board performance evaluations

Our Board continually seeks to improve its performance. Our Governance Committee conducts an annual assessment of the Board’s performance to determine whether the Board, its committees and its members are functioning effectively and to identify areas for growth and improvement. We believe that our formal annual evaluation process contributes to the overall functioning and ongoing effectiveness of our Board. The annual process is as follows:

30	U.S. Bancorp 2025 Proxy Statement

Corporate governance

Based on director feedback received over the last several years through this annual evaluation process and other channels, including feedback provided by directors at meetings, management has continued to leverage executive summaries and highlights pages for committee meeting materials, bring timely focus topics for discussion at appropriate Board and committee meetings, and augment the director education and onboarding processes. In addition, the Governance Committee has received information about the skills and qualifications that directors would like future Board or committee members to have, information the Board would like to discuss as part of its annual strategy session and ongoing updates on the company’s business and strategy, the continued importance of an appropriate mix of experience, skills and perspectives on the Board, the content of committee chair reports to the full Board, and topics for discussion at future Board meetings and Board education sessions. Director feedback has also led to discussion of how to appropriately balance oversight responsibility for critical matters affecting our company among the Board and its committees.
Director orientation and onboarding

We conduct a comprehensive director onboarding program that is individually tailored to take into account a director’s prior experience and background. New directors receive an orientation to the company and the Board that includes comprehensive background briefings by the Chief Executive Officer, other members of senior management, and the Corporate Secretary. New director orientation covers a review of the company’s business lines, enterprise functions, risk management and compliance, strategy, financial statement and related matters, regulatory matters, internal and external audit matters, corporate governance, cybersecurity, technology and operations initiatives, and key policies and practices (including the company’s Code of Ethics and Business Conduct), as well as the role and responsibilities of a director. New director onboarding and orientation may occur over the course of several months and continues to be enhanced based on best practices and director feedback. The onboarding program is regularly updated based on director feedback to facilitate integration of new directors on the Board.
Director education

Continuing director education is an important element of maintaining a strong Board of Directors. It is important for our directors to continually receive additional information and training that will help them to effectively oversee the management of our company. We have implemented a robust director education program that begins with in-depth training covering our industry and each of our lines of business, and that continues with special education sessions throughout the year that highlight current business, industry, regulatory and governance topics presented by internal and external experts. Separate Board education sessions held in 2024 focused on business, strategy, asset and liability management, global capital markets, corporate real estate, and cybersecurity topics. These education sessions are in addition to any education components of regular updates on business line performance and key and emerging topics provided to the Board and each of its committees throughout the year. Directors are also encouraged to attend continuing training sessions offered by outside providers on topics related to general corporate governance as well as specialized areas in risk management, audit, compensation and other matters, at the company’s expense. Management makes information available to all directors on a quarterly basis about upcoming external director education programs.
Ethics and conduct

We are deeply committed to maintaining the highest standards of ethical conduct that reflect our purpose and core values, and which allow us to build trust with our customers and the communities we serve. In recognition of that commitment, for the tenth consecutive year, we were recognized as one of the World’s Most Ethical Companies® in 2024 by the Ethisphere Institute. Our Code of Ethics and Business Conduct, which is available on our website at usbank.com by clicking on “About us”, “Investor relations”, “Corporate Governance” and then “Governance documents”, outlines the responsibilities of every employee and director to our customers and business partners, our shareholders, our community and each other.
Succession planning and management development

A primary responsibility of the Board is planning for CEO succession, as well as overseeing succession planning for other senior management positions, to ensure that we have the right executive management talent to pursue our strategic goals. The Board’s process targets the building of enhanced management depth and skills, considers continuity and stability within our company, and responds to our company’s evolving needs and changing circumstances. To achieve these goals, the executive talent development and succession planning process is integrated into the Board’s annual activities.

U.S. Bancorp 2025 Proxy Statement	31

Corporate governance

The Governance Committee has established a CEO succession planning process that considers the experience, leadership capabilities, skills and attributes that the Board believes are most critical to leadership of the company in light of our business strategy, and includes ongoing targeted executive development actions and evaluation of a number of potential internal and external successor candidates, while addressing emergency, temporary scenarios as well as long-term succession. The CEO makes available to the Board his or her recommendations and evaluations of potential internal successors, along with a review of any executive development plans recommended for those individuals. The Compensation and Human Resources Committee is responsible for reviewing succession planning at least annually for executive officer positions other than the CEO. Those succession plans are discussed with the Board on an annual basis. The Board also has opportunities to receive presentations from members of senior management leading various business units or enabling functions at Board meetings as well as strategy and education sessions. These interactions provide Board members the ability to meet with, and assess the leadership capabilities and development plans for, those senior leaders as necessary from time to time.
CEO succession planning process
Following the successful execution of a deliberate, multi-year CEO succession planning process, the Board announced on January 28, 2025 that Gunjan Kedia was elected to the Board effective January 28, 2025 and will become the CEO of U.S. Bancorp following the company’s annual shareholders’ meeting on April 15, 2025. On April 15, 2025, Andrew Cecere will transition to the role of Executive Chairman.
▶
In reaching their decision, the Governance Committee and the Board relied upon its pre-established succession planning process that considers the necessary experience, leadership capabilities, skills and attributes critical to the role and leadership of our company.

▶
The Board’s process spanned over multiple years, including ongoing targeted executive development actions, the retention of a third-party search firm, and evaluation of several potential internal and external candidates.

Shareholder engagement

We value the views of our investors and welcome feedback from them. Our standard engagement practice is to initiate conversations with our largest investors each fall. In the fall of 2024, we reached out to our top 50 and certain other institutional investors and invited them to provide us feedback on corporate governance executive compensation and other disclosure matters, and any other topics they wished to discuss. We also engage throughout the year with additional shareholders, including at their request, outside of our fall outreach effort.
Contacted our top 50 institutional investors as part of our fall outreach program (~56% of shares outstanding)	Held engagement calls with 15 institutional investors during fall 2024 (~19% of shares outstanding)	We engaged with additional investors who contacted us directly to engage on specific topics of interest
Management shares the feedback received from shareholders with the Governance Committee, and feedback that relates to matters that are specifically overseen by a different Board committee are also provided to those committees. As part of our 2024 engagement process, we sought feedback from investors on proposed metric changes for our PRSU awards for executive officers beginning in 2025, and shared the feedback received with the Board’s Compensation and Human Resources Committee. We also sought feedback from investors following receipt of the shareholder proposal included in this proxy statement, and shared the feedback received on the proposal with the Board’s Governance Committee. The committees take the views expressed by our shareholders into consideration when making decisions. Management also considers shareholder feedback about disclosure practices when preparing our company’s public filings. These engagements are in addition to those coordinated by our Investor Relations team.
For more information, please see our other available reports available on our website*:
• Our 2024 Annual Report at ir.usbank.com/financials/annual-reports • Our Corporate Responsibility report at usbank.com/CR2023 • Our TCFD Report at usbank.com/TCFD2023

*
Links to additional reports and information are provided for informational purposes only. None of the information contained in any website linked above shall be deemed to form a part of, or to be incorporated by reference into, this proxy statement.

32	U.S. Bancorp 2025 Proxy Statement

Corporate governance

Risk oversight by the Board of Directors

Board-level oversight of risk management structure
As part of its responsibility to oversee the management, business and strategy of our company, the Board of Directors has approved a Risk Appetite Policy and Risk Management Framework that establish governance and risk management requirements for all risk-taking activities. This framework includes the company’s Risk Appetite Statement that sets boundaries for the types and amount of risk that may be undertaken in pursuing business objectives and initiatives. Under this Framework, and in furtherance of the company’s Risk Appetite Statement, the company has defined qualitative statements and quantitative metrics, in the form of a Risk Appetite Scorecard, with defined limits for monitoring risk appetite across all risk categories. They are complemented by business line concentration and risk metrics and both are incorporated into key business processes, including strategic planning, stress testing, business change management and incentive compensation programs. Since 2023, all changes to metrics between annual Risk Appetite Statement reviews are reviewed and approved by the Board’s Risk Management Committee.
The Board of Directors oversees management’s performance relative to the Risk Management Framework, Risk Appetite Statement, company Risk Appetite Scorecard and other policy requirements. While management is responsible for defining the various risks facing our company, formulating risk management policies and procedures, and managing risk exposures on a day-to-day basis, the Board’s responsibility is to oversee our company’s risk management processes by informing itself about our material risks and evaluating whether management has reasonable risk management and control processes in place to address those material risks.
The Board’s risk oversight responsibility is primarily carried out through its standing committees, as follows:

Board of Directors

Risk Management Committee

This committee has primary oversight of the operation of our company's global risk management framework.

It reviews and approves the company's risk management framework, risk appetite statement and key risk management policies; monitors the company's compliance with the risk management framework and risk limits; and oversees the work of the company's risk management function.

This committee also oversees the following key risk areas:

- credit risk, including lending and credit policies and asset quality;
- financial risk, including interest rate risks, liquidity risk, capital risk and market risk;
- capital planning and capital management processes and decision making;
- operational and compliance risks, including business continuity planning, information and cybersecurity, product and service delivery, and third-party risk;
- other non-financial risks, including strategic, cybersecurity, technology and reputation risks; and
- emerging risks.

Cybersecurity and Technology Subcommittee

This subcommittee assists the Risk Management Committee in its oversight of cybersecurity risk and resiliency, technology strategy and operations, significant technology initiatives, and trends and emerging technologies.

Audit Committee

This committee has primary oversight of risks arising from the company's financial reporting and internal controls processes.

Compensation and Human Resources Committee

Governance Committee

This committee has primary oversight of risks arising from the company's corporate governance structure, as well as leadership continuity and qualifications.

Public Responsibility Committee

This committee has primary oversight of the company's risks relating to matters of public interest and corporate responsibility and similar issues involving the company's relationship with key external stakeholders.

The Risk Management and Audit Committees meet annually in joint session to give each committee the opportunity to review the risk areas primarily overseen by the other, and all Board members attend this meeting to benefit from the discussion. Finally, at each meeting of the full Board of Directors, each committee gives a detailed report of the matters it discussed and conclusions it reached during its recent meetings.

U.S. Bancorp 2025 Proxy Statement	33

Corporate governance

Focus on cybersecurity and technology risks

The Board is very focused on the risks that cybersecurity threats and technology pose to our company as a major financial services institution. The Board has established a comprehensive oversight framework to address those increasing and emerging risks:
▶
Cybersecurity and technology risks

–
the Cybersecurity and Technology Subcommittee of the Risk Management Committee includes directors with technology, cybersecurity and information security experience, and provides dedicated oversight of cybersecurity risk management and cyber resiliency, in addition to expanded responsibilities beginning in October 2023 for our technology strategy and operations and significant technology initiatives;

–
the Risk Management Committee receives regular reports from management on cybersecurity risk and issues and maintains primary oversight of risks arising from the related areas of data privacy and information security;

–
the annual joint session of the Risk Management and Audit Committees includes a report from our company’s Chief Information Security Officer on the cybersecurity threats facing our company and our company’s preparedness to meet and respond to those threats;

–
the full Board holds periodic cybersecurity educational sessions, which feature the perspective of an outside expert on current cybersecurity topics, complemented by special presentations from our company’s information security and risk management functions;

–
the Cybersecurity and Technology Subcommittee also received more focused updates from management beginning in 2024 relating to the company’s Artificial Intelligence and Machine Learning Center of Excellence and the company’s governance and risk management oversight for such technologies and trends; and

–
the company typically holds an annual crisis exercise that includes a cybersecurity component to test its resiliency response, completeness of playbooks, and communication protocols which involves Board members, senior level executives, third-party companies and regulators, as appropriate, with results and management learnings reported to the Cybersecurity and Technology Subcommittee and the full Board.

For additional information on our cybersecurity risk management and governance, see “Item 1C. Cybersecurity” of our 2024 Annual Report on Form 10-K.

34	U.S. Bancorp 2025 Proxy Statement

Corporate governance

Management-level risk structure underlying Board oversight
Each Board committee carries out its risk management responsibilities using reports from management containing information relevant to the risk areas under that committee’s oversight. The committees must therefore be confident that an appropriate risk monitoring structure is in place at the management level in order to be provided accurate and useful informational reports. The management-level risk oversight structure is robust. Our company relies on comprehensive risk management processes to identify, aggregate and measure, manage, and monitor risks. This system enables the Board of Directors to establish a mutual understanding with management of the effectiveness of our company’s risk management practices and capabilities, to review our company’s risk exposure and to elevate certain key risks for discussion at the Board level. A framework exists to account for the introduction of emerging risks or any increase in risks routinely taken, which would either be largely controlled by the risk limits in place or identified through the frequent risk reporting that occurs throughout our company.
The Executive Risk Committee, which is chaired by our Chief Risk Officer and includes the CEO and other members of the executive management team, oversees execution against the Risk Management Framework and company-level Risk Appetite Statement. The Executive Risk Committee meets monthly, and more frequently when circumstances merit, to provide executive management oversight of our Risk Management Framework, assess appropriate levels of risk exposure and actions that may be required for identified risks to be adequately mitigated, promote effective management of all risk categories, and foster the establishment and maintenance of an effective risk culture. The Executive Risk Committee members manage large, sophisticated groups within our company that are dedicated to controlling and monitoring risk to the levels deemed appropriate by the Board of Directors and executive management. These individuals, together with our company’s Controller, Treasurer and others, also provide the Board’s committees with information the committees need and request in order to carry out their oversight responsibilities. The Executive Risk Committee focuses on current and emerging risks, including strategic, reputational and conduct risks, directing timely and comprehensive actions. Senior operating committees have also been established as part of the risk governance structure under our Risk Management Framework to support the work of the Executive Risk Committee, with each having responsibility for oversight of a specified category of risk.
Our Board and management-level governance committees are supported by a “three lines of defense” model for establishing effective checks and balances. The first line of defense, the business lines, manages risks in conformity with established limits and policy requirements. In turn, business line leaders and their risk officers establish programs to ensure conformity with these limits and policy requirements. The second line of defense, which includes the Chief Risk Officer’s organization as well as policy and oversight activities of corporate support functions, translates risk appetite and strategy into actionable risk limits and policies. The second line of defense monitors the first line of defense conformity with limits and policies and provides reporting and escalation of emerging risks and other concerns to senior management and the Risk Management Committee of the Board of Directors. The third line of defense, internal audit, is responsible for providing the Audit Committee and senior management with independent assessment and assurance regarding the effectiveness of our company’s governance, risk management and control processes.

U.S. Bancorp 2025 Proxy Statement	35

Certain relationships and related transactions

Certain relationships and related transactions
Review of related person transactions

The Board has adopted a written Related Person Transactions Policy for the review, evaluation and approval or ratification of transactions between our company and its related persons. “Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. “Immediate family members” include children, stepchildren, parents, stepparents, spouses, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the person’s household.
Except as described below, the policy requires the Governance Committee of the Board to review and evaluate and either approve or disapprove all transactions or series of transactions in which:
▶
the amount involved will, or may be expected to, exceed $120,000 in any fiscal year;

▶
our company is or will be a participant; and

▶
a related person has a direct or indirect interest.

The Board has determined that the Governance Committee does not need to review or approve certain transactions even if the amount involved will exceed $120,000, including the following transactions:
▶
lending and other financial services transactions or relationships that are in the ordinary course of business and non-preferential, and comply with applicable laws;

▶
transactions in which the related person’s interest derives solely from his or her services as a director of, and/or his or her ownership of less than ten percent of the equity interest (other than a general partner interest) in, another corporation or organization that is a party to the transaction;

▶
transactions in which the related person’s interest derives solely from his or her ownership of a class of equity securities of our company and all holders of that class of equity securities received the same benefit on a pro rata basis;

▶
transactions where the rates or charges involved are determined by competitive bids, or that involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

▶
employment and compensation arrangements for any executive officer and compensation arrangements for any director, provided that such arrangements have been approved by the Compensation and Human Resources Committee.

When considering whether to approve or ratify a transaction, the Governance Committee will consider facts and circumstances that it deems relevant to its determination, including:
▶
the nature and extent of the related person’s interest in the transaction;

▶
whether the transaction is on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with our company;

▶
the materiality of the transaction to each party;

▶
whether our company’s Code of Ethics and Business Conduct could be implicated, including whether the transaction would create a conflict of interest or appearance of a conflict of interest;

▶
whether the transaction is in the best interest of our company; and

▶
in the case of a non-employee director, whether the transaction would impair his or her independence.

No director is allowed to participate in the deliberations or vote on the approval or ratification of a transaction if that director is a related person with respect to the transaction under review. On an annual basis, the Governance Committee assesses all ongoing relationships with related persons to confirm that the transactions are still appropriate.

36	U.S. Bancorp 2025 Proxy Statement

Certain relationships and related transactions

Related person transactions

Lending and other financial services transactions
During 2024, U.S. Bancorp and our banking and broker-dealer subsidiaries engaged in transactions in the ordinary course of business with some of our directors, executive officers and the persons that we know beneficially owned more than 5% of our common stock on December 31, 2024 (BlackRock, Inc. and The Vanguard Group), and the entities with which they are associated. In the ordinary course of business, we purchased investment management technology products and advisory services from BlackRock and its affiliates. We and our customers also may invest in mutual funds, exchange-traded funds, and other products affiliated with BlackRock and Vanguard, and we and such firms may receive fees in connection with those investments. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to our banking and broker-dealer subsidiaries and did not involve more than the normal risk of collectability or present other unfavorable features.
Transactions with entities or individuals affiliated with directors or executive officers
Our director Yusuf I. Mehdi currently serves as Executive Vice President, Consumer Chief Marketing Officer, at Microsoft Corporation. The company obtains services in the ordinary course of business from Microsoft, including desktop software, server and cloud enrollment, and support and development of products. During 2024, the company paid approximately $82 million to Microsoft for those services. In addition, we entered into a 6-year cloud computing services agreement and related implementation and migration contract with Microsoft in 2021, with expected aggregate payments over the term of the cloud services relationship of  $200 million to $300 million. The aggregate payments made by the company in 2024 for all of these products and services were less than 2% of each of our company’s and Microsoft’s 2024 consolidated gross revenue.
These transactions were conducted at arm’s length and in the ordinary course of business by each party to the transactions. As discussed above under the heading “Director independence,” the Board of Directors has determined that the amounts involved in the transactions between U.S. Bancorp and Microsoft are immaterial to Microsoft’s gross revenues, and that the relationships had no unique characteristics that could influence Mr. Mehdi’s impartial judgment, and that Mr. Mehdi is an independent director.

U.S. Bancorp 2025 Proxy Statement	37

Proposal 2 — Advisory vote on executive compensation

Proposal 2 — Advisory vote on executive compensation
Executive compensation is an important matter to us. We are asking our shareholders to provide advisory approval of the compensation of our executive officers named in the “Summary compensation table”, as we have described it in the “Compensation discussion and analysis” and “Executive compensation” sections of this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers (NEOs) in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act). We have been conducting annual advisory votes to approve executive compensation since 2009 and expect to conduct the next advisory vote at our 2026 annual meeting of shareholders.
We have designed our executive compensation program to create long-term shareholder value by attracting and retaining talented leaders and rewarding them for top performance. Our company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting “FOR” or “AGAINST,” or abstaining from voting on, the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as discussed and disclosed in the Compensation discussion and analysis section, the compensation tables and the related disclosure contained in this proxy statement pursuant to Item 402 of Regulation S-K.”
As discussed in the “Compensation discussion and analysis” section below, the Compensation and Human Resources Committee believes that the compensation of our NEOs in 2024 was reasonable and appropriate, reflected the performance of our company and the individual performance of each NEO, and aligned our executives’ interests with those of our shareholders to support long-term value creation.
This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our NEOs described in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.
Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board values our shareholders’ opinions, and the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
FOR
The Board of Directors recommends that you vote “FOR” approval of the compensation of our named executive officers, as disclosed in this proxy statement.

38	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

Compensation discussion and analysis
This section explains how we compensated the individuals who served as our CEO or CFO during 2024 and each of our other most highly compensated executive officers for 2024 as determined under SEC rules (our named executive officers, or NEOs).
The NEOs are as follows for 2024:
▶
Andrew Cecere, Chairman and Chief Executive Officer (on January 28, 2025, the Board announced that Mr. Cecere will transition to the role of Executive Chairman on April 15, 2025);

▶
John C. Stern, Senior Executive Vice President and Chief Financial Officer;

▶
Gunjan Kedia, President (previously served as Vice Chair, Wealth, Corporate, Commercial & Institutional Banking until May 2, 2024; on January 28, 2025, the Board announced that Ms. Kedia will succeed Mr. Cecere as CEO following the company’s annual shareholders’ meeting on April 15, 2025);

▶
Terrance R. Dolan, Vice Chair and Chief Administration Officer;

▶
Shailesh M. Kotwal, Vice Chair, Payment Services (until February 2, 2025; following that date he serves in an advisory role supporting the leadership transition of the Payments business through June 30, 2025); and

▶
Timothy A. Welsh, Former Vice Chair, Consumer and Business Banking (until July 31, 2024; following that date he served in a non-executive officer capacity as an advisor to the President until October 4, 2024).

Reference Guide

U.S. Bancorp 2025 Proxy Statement	39

Compensation discussion and analysis

Executive compensation overview
Program structure in 2024
Our Compensation and Human Resources Committee (referred to herein as the Committee) considers the views of our shareholders, along with industry trends and the specific strategy of our company, when designing our executive compensation program. The Committee considers the high level of support for our recent Say on Pay votes — 93.5% at our 2024 annual meeting and over 92% in each of the last seven years — as a continuing endorsement from our shareholders that our executive compensation program is structured effectively. The Committee also considered the 95.3% level of support for the U.S. Bancorp 2024 Stock Incentive Plan at the 2024 annual meeting. In light of this sustained level of shareholder support, the Committee did not make any structural changes to our 2024 executive compensation program as a result of the 2024 Say on Pay vote, but has made enhancements to the financial performance metrics for the PRSUs awarded to our executive officers in 2025 to better align our executive compensation program with the company’s strategic plan, long-term shareholder interests, and market practices across the company’s compensation peer group as described below in “Long-term incentive awards.”
2024 performance-based compensation results
Our 2024 compensation outcomes reflect our pay for performance philosophy, demonstrated through incentives that are earned based on achievement levels relative to goals that the Committee believes focus on long-term shareholder value creation.
▶
Payouts for NEOs’ 2024 annual cash incentive awards ranged from 98.6% to 101.1% of their respective target amounts, based on earnings per share (EPS) and business line pretax income results for the year.

▶
The PRSUs granted in 2022 were earned at 126.6% of the NEOs’ respective target amounts, based on absolute and relative return on equity (ROE) results for the 2022-2024 performance period. Our ROE performance was consistently in the top-quartile relative to the peer group during that period.

Corporate financial performance

In 2024, our company delivered solid financial performance and maintained stable credit quality as well as a strong capital and liquidity position. We delivered positive operating leverage on an adjusted basis in the second half of 2024, reflecting year-over-year revenue growth and continued improvement in expense discipline. The company remained focused on effective balance sheet management and prudent capital management while balancing continued capital accretion with the adoption of a new share repurchase program during 2024 and a modest amount of share repurchases during the fourth quarter of 2024. We achieved continued growth across our diversified and differentiated business mix as we demonstrated the benefits of greater “interconnectedness” across our businesses, including a broad product set, deep client base, and distribution network, to drive sustainable growth. Investments in digital capabilities, technology modernization, scale and partnerships and products and services also have positioned us well for long-term growth and greater efficiency.
40	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

Elements of 2024 total direct compensation

Salary

- Only element of total direct compensation not at risk

Annual cash incentive

- Target amount set as percentage of salary - 350% for CEO, 250% for President[1] and CAO, 200% for CFO and 225% for other NEOs
- Metrics (each weighted at 50%): EPS and business line pretax income
- Qualitative review can modify formulaic funding levels if appropriate
- Individual performance and sensitivity to risk can modify final payout amount
- Payout at 0%-200% of target

2024 PRSUs (performance-based restricted stock units) - 60% of long-term incentive value

- Metric: ROE (measured on absolute and relative basis)[2]
- Three-year performance period with cliff vesting
- Earned at 0%-150% of target

RSUs (time-based restricted stock units) - 40% of long-term incentive value

- Three-year ratable vesting

CEO target total direct compensation

FIXED
Salary
8%
Annual cash incentive
28%
Restricted stock units
26%
PRSUs
38%
AT RISK

Other NEO target total direct compensation

FIXED
Salary
11%
Annual cash incentive
25%
Restricted stock units
26%
PRSUs
38%
AT RISK

1.
Effective May 5, 2024, following Gunjan Kedia’s promotion to President. Prior to that, her annual cash incentive target was 225%. Ms. Kedia’s base salary and annual incentive target amounts used for purposes of the charts above have been prorated for 2024.

2.
Beginning for 2025, PRSU metrics are ROTCE (measured on absolute and relative basis) with a relative total shareholder return (TSR) modifier.

Sound compensation practices

Our executive compensation program incorporates many strong governance features:
What we do
Significant majority of each executive officer’s compensation is at risk
We may cancel unvested equity awards and reduce cash incentive compensation for executives who demonstrate inadequate sensitivity to risk

Our robust clawback policies allow us to recoup annual cash incentive payouts attributable to incorrectly reported earnings, and comply with SEC and NYSE rules for recovery of erroneously-awarded incentive compensation determined in the event of an accounting restatement

We have meaningful stock ownership and hold-until-retirement requirements
The Committee retains an independent compensation consultant that provides no other services to our company
What we don’t do
No employment or change-in-control agreements for our executive officers
We do not permit executive officers to hedge or pledge their company stock
No single-trigger accelerated vesting of equity awards upon a change-in-control of the company
No tax gross-ups (except in relation to relocation expenses)
No dividends paid on unearned PRSUs; dividend equivalents accrued on earned PRSUs are not paid until the awards vest

U.S. Bancorp 2025 Proxy Statement	41

Compensation discussion and analysis

Philosophy and objectives of our executive compensation program

Compensation program objective
The Committee has structured our executive compensation program to create long-term shareholder value by attracting and retaining talented leaders and rewarding them for top performance. The Committee achieves this objective through a compensation program that:
▶
links a significant portion of total compensation to corporate and business line performance metrics, which we believe serves to create long-term shareholder value;

▶
provides total compensation that is market competitive, permitting us to hire and retain high caliber individuals;

▶
emphasizes long-term, stock-based compensation, encouraging our executive officers to think and act as long-term shareholders;

▶
subjects equity awards to multi-year performance, vesting and retention requirements that enhance executive ownership and encourage a long-term view of corporate achievement; and

▶
encourages an appropriate sensitivity to risk on the part of senior management, which protects long-term shareholder interests.

Pay for performance
We operate in a highly complex business environment and compete with both well-established financial institutions and also with non-banks. Our long-term business objective is to maximize shareholder value by consistently delivering superior returns on common equity that exceed the cost of equity. If we are successful in achieving this objective, the Committee believes the results will benefit our shareholders.
Accordingly, our executive compensation program is designed to reward our executives for achieving annual and long-term financial results that further our long-term business objectives.
▶
The annual cash incentive plan rewards performance relative to corporate EPS and business line pretax income targets established at the beginning of the fiscal year, with consideration of qualitative factors to support alignment with additional corporate priorities.

▶
For PRSUs granted between 2022 and 2024, NEOs earn PRSUs based on achievement of absolute and relative ROE targets over a three-year performance period, which directly measure the return generated by the company on shareholders’ investment.

▶
For PRSUs granted in 2025, NEOs earn PRSUs based on achievement of absolute and relative ROTCE targets over a three-year performance period, which measures profitability and efficiency, and a TSR modifier based on our cumulative three-year performance relative to our financial performance peer group to further align the interests of our executives with the long-term interests of our shareholders.

▶
The ultimate value of both the PRSUs and RSUs earned depends on our long-term financial success, as reflected in the price of our common stock.

At the same time, the Committee carefully weighs the risks inherent in our executive compensation program against the program’s goals and the company’s risk appetite. Additional discussion of the risk oversight undertaken by the Committee can be found below under “Decision making and policies — Risk considerations.”
Pay levels
When determining executive compensation levels each year, the Committee considers the value of each compensation element as well as the value of the total direct compensation package. Key factors that inform pay levels include the following:
▶
a review of market data and the competitive landscape, which includes our complexity and size relative to our peer institutions and the comparability of our NEOs’ responsibilities to similar roles at peer institutions;

▶
the performance, experience and expertise of the executive, including expanded scope of responsibilities when applicable;

▶
internal pay equity within the executive officer group;

▶
the company’s strategy and performance;

▶
the company’s and each individual executive’s risk management;

42	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

▶
business line performance as applicable for NEOs;

▶
compensation actions applicable to the broader employee base; and

▶
key talent succession planning and retention considerations.

Compensation elements
Our NEOs’ total direct compensation consists of three elements:
▶
Base salary;

▶
Annual cash incentive awards; and

▶
Long-term incentive compensation (comprising 60% PRSUs and 40% RSUs).

Base salary

Base salary is the only component of the NEOs’ total direct compensation that is not at risk. The Committee considers the salary of executive officers relative to comparable executives in our compensation peer group and may make market-based adjustments as it deems appropriate. Salaries can also be adjusted to reflect experience and tenure in a position, internal pay equity within the executive officer group, promotions or increased scope of responsibilities, individual performance, and retention considerations.
2024 salary actions: The Committee adjusted each of the NEOs’ base salaries in 2024 primarily to reflect competitive market conditions. On May 3, 2024, the Committee approved an increase in Ms. Kedia’s base salary to an annualized amount of $1,000,000, effective May 5, 2024, in connection with her promotion to the role of President.
NEO	2023 base salary	2024 base salary
Andrew Cecere	$1,350,000	$1,400,000
John C. Stern	$700,0001	$700,000
Gunjan Kedia	$725,000	$1,000,0002
Terrance R. Dolan	$780,000	$815,000
Shailesh M. Kotwal	$700,000	$800,000
Timothy A. Welsh	$725,000	$800,000

1.
Annualized rate effective September 1, 2023, in connection with Mr. Stern’s appointment as Chief Financial Officer.

2.
Annualized rate, effective May 5, 2024. Prior to May 5, 2024, Ms. Kedia’s base salary rate was $800,000.

Annual cash incentive awards

How we determine our NEOs’ annual cash incentive awards
All executive officers have the opportunity to earn annual cash incentive awards under our Annual Executive Incentive Plan (the AEIP), which are set at target levels that reflect their roles and responsibilities. Potential payout opportunities under the AEIP are designed to reward achievement of corporate and business line goals.
The formula for calculating each NEO’s Annual Cash Incentive Payout under the AEIP consists of the following:
▶
Each NEO’s Target Award Amount, which is set by the Committee as a percentage of the NEO’s base salary (Target Award Percentage);

▶
The Final Bonus Funding Percentage applicable to each NEO, which is calculated based on a combination of corporate EPS and business line pretax income performance and subject to a qualitative review by the Committee; and

▶
The Committee’s assessment of each NEO’s Individual Performance and Risk Sensitivity, which can increase or decrease the value of the Bonus Funding Percentage applied to each NEO’s Target Award Amount. In no event may individual payouts exceed 200% of an NEO’s Target Award Amount.

U.S. Bancorp 2025 Proxy Statement	43

Compensation discussion and analysis

Setting the Target Award Amounts
The Target Award Amount — which is expressed as a percentage of each executive officer’s base salary — is based on the officer’s level of responsibility within the organization as well as market-based and internal pay equity considerations. The Committee considers the Target Award Amount to be an important component of total compensation that is established to provide an appropriate balance between short-term, cash-based compensation and long-term, equity-based compensation.
2024 target award actions: The Committee did not adjust the CEO’s Target Award Percentage in 2024. The Committee made adjustments to the Target Award Percentages for each of our other NEOs in 2024 to ensure that target compensation levels remained competitive within our compensation peer group relative to our size. On May 3, 2024, the Committee also approved an increase in Ms. Kedia’s Target Award Percentage to 250%, effective May 5, 2024, in connection with her promotion to the role of President.
NEO	Target Award Percentage for 2023	Target Award Percentage for 2024	Target Award Amount for 2024
Andrew Cecere	350%	350%	$4,900,000
John C. Stern	180%1	200%	$1,400,000
Gunjan Kedia	200%	250%2	$2,500,0002
Terrance R. Dolan	225%	250%	$2,037,500
Shailesh M. Kotwal	200%	225%	$1,800,000
Timothy A. Welsh	200%	225%	$1,800,000

1.
Target value effective September 1, 2023, in connection with Mr. Stern’s appointment as Chief Financial Officer.

2.
The Committee increased Ms. Kedia’s target value from 225% (or $1,800,000) to 250% (or $2,500,000), effective May 5, 2024, in connection with her promotion to the role of President. Her prorated target award percentage for 2024 was 243%.

Calculating the Final Bonus Funding Percentage
The Bonus Funding Percentage is calculated using two evenly weighted factors:
▶
the Corporate Result, which is based on EPS performance for 2024, as adjusted; and

▶
the Business Line Result, which is based on applicable business line or corporate pretax income performance for the executive officer.

The Committee believes that EPS and pretax income targets are appropriate performance metrics for the executive officers’ annual cash incentive awards for the following reasons:
▶
EPS is a common metric used by investors to evaluate the profitability of a company, showing the earnings (net income) we make on each outstanding share of common stock;

▶
a focus on EPS supports alignment of the interests of the executive officers with those of shareholders;

▶
EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and use of capital;

▶
the pretax income targets are the fundamental drivers of the company’s revenues and income before taxes; and

▶
the EPS and pretax income targets are aligned with annual financial plan targets, which the Board and management have assessed for achievability; accordingly, the targets provide incentives to take appropriate amounts of risk to achieve those goals.

In addition, both EPS and pretax income are used across the organization for cash bonus payout calculations, and the Committee believes that using these measures in executive officer incentive award calculations supports alignment with their areas of responsibility.

44	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

Both the Corporate Result and Business Line Result are assessed relative to targets included in our company’s annual financial plan. The Board establishes these financial targets for each fiscal year with the intent that they represent challenging, yet achievable, goals. Under the AEIP, the Committee has the authority to adjust results to exclude the effect of certain events. The Final Bonus Funding Percentage is calculated as follows:
▶
Corporate Result: The percentage by which corporate EPS differs from the EPS target is multiplied by a leverage factor to magnify the positive or negative variation from the results, yielding the Corporate Result. A leverage factor of 2:1 is applied to corporate achievement of EPS goals between 80% and 120% of target. For any amount by which corporate achievement of EPS goals is less than 80% or more than 120%, the leverage factor is 1:1.

✓   The target level of EPS set by the Committee for 2024 was $3.88.
The target EPS level is intended to reflect the core earnings of the company and, as such, excluded the impact of notable items. Additional information on the calculation of the 2024 Corporate Result, based on adjusted EPS results, is described below.
▶
Business Line Result: A payout component is calculated for each business line based on the percentage by which the business line’s pretax income varies from target, using the same leverage factor as is applied to corporate performance. For executives with leadership responsibilities for the entire company, including Messrs. Cecere, Dolan, and Stern, the Business Line Result is based on the weighted average of the pretax income results of all the company’s business lines. For executives who lead a revenue-producing group, including Mr. Kotwal, the Business Line Result is based on the weighted average pretax income results of the business lines within the group that the executive leads.

In connection with her promotion to the role of President during 2024, Ms. Kedia’s Business Line Result for 2024 was determined based on a pro-rated combination of  (1) the weighted average of the pretax income results of all the company’s business lines for the period Ms. Kedia held the role of President and (2) the weighted average pretax income results for the business lines within the Wealth, Corporate, Commercial and Institutional Banking group that she led until May 2024.
Additional information on the calculation of the 2024 Business Line Result, based on adjusted pretax income results, for each NEO who is a current executive is described below.
▶
Each of the Corporate Result and the Business Line Result is multiplied by 50% and then added together to arrive at the Formulaic Bonus Funding Percentage for each NEO.

▶
The Committee performs a Qualitative Review of the Formulaic Bonus Funding Percentage, which includes a holistic assessment of performance on key strategic priorities, as described below. The results of the Committee’s assessment of these additional performance factors allows the Committee to adjust the formulaic bonus calculation by up to 25% (either positively or negatively) to create greater alignment with overall organizational performance if appropriate.

U.S. Bancorp 2025 Proxy Statement	45

Compensation discussion and analysis

100%
+/-
% difference between actual and target EPS
x
Leverage factor
=
Corporate result
x
50%
=
Corporate component
+
Business line result
x
50%
=
Business line component
=
100%
+/-
% difference between actual and target pretax income
x
Leverage factor
Formulaic bonus funding percentage
+/-
Qualitative review assessment
=
Final bonus funding percentage
+/-
Individual performance and/or risk sensitivity adjustment
=
NEO final bonus funding award percentage

2024 Corporate Result: The Corporate Result was calculated as follows:
▶
The target level of EPS set by the Committee for 2024 was $3.88, as adjusted for notable items.

▶
The company reported EPS results of  $3.79, which was adjusted (1) upward by $0.19 for purposes of the Corporate Result to account for notable items, including merger and integration charges related to the MUFG Union Bank acquisition, FDIC special assessment charges and charges related to lease impairments and operational efficiency actions, and certain notable items that the Committee deemed appropriate and (2) downward by $0.15 for loan loss reserve variation as described below.

▶
The resulting adjusted EPS value used to calculate the Corporate Result was $3.83.

▶
The Corporate Result of 97.2% was the outcome after applying the leverage factor to the percentage difference between target and adjusted EPS results.

Funding and Payout of Corporate Result
For purposes of computing the Corporate Result used in the Formulaic Bonus Funding Percentage, the Committee adjusts actual reported EPS to (i) remove the impact of any variation in our loan loss reserve build or release on an after-tax basis, while including net charge-offs to capture actual credit losses experienced and (ii) normalize any notable items that impacted EPS during the performance year.
The Committee established its approach to adjusting for variation in our loan loss reserve in 2020 in connection with our adoption of the Current Expected Credit Losses (CECL) accounting standard in January 2020. Our adoption of CECL creates the potential for significant accounting volatility and uncertainty with respect to the loan loss reserve that is often dependent upon a number of judgmental factors and economic assumptions. In an effort to measure performance based on actual credit losses, the company excludes changes in the allowance driven by these factors and includes net charge-offs in the determination. For 2024, this calculation resulted in a downward adjustment to our reported EPS of  $0.15.
It has also been the Committee’s practice to adjust for notable items that are unusual or related to acquisitions. In 2024, the EPS result was adjusted upward by $0.19 to exclude the impact of merger and integration charges related to the MUFG Union Bank acquisition, FDIC special assessment charges and charges related to lease impairments and operational efficiency actions. The Committee adjustments resulted in a total Corporate Result EPS of  $3.83.

46	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

2024 Business Line Results: The Business Line Result was calculated as follows:
▶
Pre-tax income targets are established at the beginning of the year for each of our company’s more than 15 revenue-producing business lines in support of our Corporate EPS target.

▶
For 2024, pretax income results, inclusive of the regular adjustments relating to loan loss reserves and CECL described above and adjustments for certain notable items, ranged from 99.9% to 107.9% of target performance across our company’s more than 15 revenue-producing business lines.

▶
These results generated Business Line Results of 99.9% for Payment Services,105.3% for Consumer and Business Banking, and 107.9% for Wealth, Corporate, Commercial and Institutional Banking following application of the leverage factor and the 0% floor and 200% ceiling.

▶
The weighted average Business Line Result of all business lines was 104%.

For purposes of computing the Formulaic Bonus Funding Percentage for the Business Line Result, pretax income includes a component for changes in the loan loss reserve driven by loan balances and changes in loan portfolio credit quality. The Committee adjusts these results so that the effect of any variation in our loan loss reserve build or release driven by such changes in loan portfolio credit quality is reduced by 50%. The Committee believes that this adjustment serves to align bonus funding with changes in credit quality while reducing some of the volatility caused by variable judgmental factors. The Committee applies these adjustments for loan loss reserve variation consistently, whether the ultimate impact is positive or negative, and believes that such adjustments maintain accountability for credit quality.
The 2024 Business Line Results were as follows for the NEOs who are current executives:
NEO	Business Line Result
Andrew Cecere John C. Stern Terrance R. Dolan	104% (based on weighted average pretax income results for all the company’s business lines)
Gunjan Kedia	Based on a pro-rated combination of (1) weighted average pretax income results of 104% for all the company’s business lines for the period Ms. Kedia held the role of President and (2) weighted average pretax income results of 107.9% for the business lines within the Wealth, Corporate, Commercial and Institutional Banking group that she led until May 2024
Shailesh M. Kotwal	99.9% (based on weighted average pretax income results for the business lines within the Payment Services group)
The Qualitative Review
The Committee has implemented a qualitative review process into the cash bonus funding determination, which allows the Committee to consider the appropriateness of, and need for, any adjustments to the formulaic bonus calculation to ensure greater alignment with overall organizational performance.
For 2024, the qualitative review focused on the Committee’s assessment of performance relative to key strategic initiatives, including progress on key growth initiatives, execution of the company’s capital strategy, risk management, organizational efficiency programs (including expense program and workforce and location strategy), and corporate responsibility and sustainability initiatives.
2024 Qualitative Review actions: Based on its assessment of corporate performance and the factors noted above, the Committee determined that the formulaic outcomes appropriately recognized performance for the company’s executive officers in 2024 and, therefore, did not to make any qualitative adjustments to the formulaic bonus funding percentage outcome for such executives.
Factoring in individual performance and risk sensitivity
The Committee considers the performance of the business lines managed by each executive officer and that executive officer’s individual performance during the year. The Committee also uses a formal “risk scorecard” assessment which, together with the individual performance assessment, can result in downward or upward adjustments to each NEO’s Bonus Funding Award Percentage to reflect that executive’s demonstrated sensitivity to risk.
The Committee believes that it is important to retain the ability to recognize outstanding individual performance and risk mitigation in determining Annual Cash Incentive Payouts, as well as to acknowledge circumstances where individual

U.S. Bancorp 2025 Proxy Statement	47

Compensation discussion and analysis

performance improvements are suggested or where inappropriate risk-taking behaviors have occurred. Modifications to our NEOs’ Bonus Funding Award Percentage based on their individual performance and risk sensitivity have been used only occasionally, however, and have historically been modest in scope.
2024 individual performance and risk sensitivity actions: The Committee determined that the applicable Final Bonus Funding Percentage for each current NEO appropriately reflected that executive’s performance and contributions to the company in 2024. Accordingly, no individual performance-based modifications were made to the NEO’s Bonus Funding Percentages. Following an analysis of each NEO’s risk scorecard results, the Committee did not make any risk-based modifications to the NEOs’ Final Bonus Funding Percentages.
2024 Annual Cash Incentive Payout results: The resulting payouts made to the NEOs1 in March 2025 for 2024 performance under the AEIP were as follows:
1.
Timothy A. Welsh received a $1,350,000 payment equivalent to a pro-rated amount calculated based on his target award level of  $1,800,000 under the AEIP for the number of full months worked in the period from January 1, 2024 through October 4, 2024, which was paid following his last day of employment on October 4, 2024 pursuant to the company’s broad-based U.S. Bank Severance Pay Program (the Severance Pay Program). See “Potential payments upon termination or change-in-control” for additional information.

2.
Ms. Kedia’s weighted 2024 Business Line Result is based on a pro-rated combination of  (1) the weighted average pretax income results for all the company’s business lines applicable for the period she held the role of President and (2) the weighted average pretax income results for the business lines within the Wealth, Corporate, Commercial and Institutional Banking group that she led until May 2024.

Long-term incentive awards

Establishing the structure of the equity awards
Long-term, equity-based compensation represents the most significant portion of our NEOs’ total compensation package. The Committee uses equity awards to align the NEOs’ interests with those of long-term shareholders. In 2024, 64% of our CEO’s target total direct compensation and between 56% and 67% of our other NEOs’ target total direct compensation consisted of equity awards.
Following its approval by shareholders at our 2024 annual meeting held on April 16, 2024, the Committee grants equity awards to executive officers under the U.S. Bancorp 2024 Stock Incentive Plan. Prior to that, equity awards to our executive officers were granted under the U.S. Bancorp 2015 Stock Incentive Plan. In 2024, 60% of the value of each executive officer’s long-term incentive award was granted in the form of PRSUs that will cliff vest (if earned) on the third anniversary of the grant date, following a three-year performance period, and 40% was granted in the form of RSUs that vest ratably over three years from the date of grant. Cash dividends on unvested PRSUs accrue during the performance period but are only paid at vesting on shares earned, if any, by the executives.
The mix of performance-based and time-based equity awards, with the mix more heavily weighted toward performance-based equity, is designed to motivate achievement of financial objectives while encouraging retention and stock ownership.

48	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

Setting the value of the equity awards
Each year in January, the Committee determines the dollar value of the long-term incentive awards to be granted to the executive officers, with the grants being made on a pre-determined date in February or March. In setting each year’s award amounts, the Committee considers the relative market position of the awards and the total compensation for each executive, the proportion of each executive’s total direct compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention, and corporate performance.
2024 equity value actions: In January 2024, the Committee increased the value of the long-term incentive awards granted to the NEOs in 2024 to align the NEOs’ total compensation more closely with the opportunities available to executives in similar roles at companies in our peer group relative to our size and, for Mr. Dolan, changes in the scope of his leadership role in the organization during 2024.
On May 3, 2024, the Committee awarded Ms. Kedia an additional long-term incentive award in connection with her promotion to the role of President, valued at $1,500,000 as of the grant date of May 6, 2024, which was granted 60% in the form of PRSUs and 40% in the form of RSUs under the 2024 Stock Incentive Plan.
NEO	Value of equity awards granted in 2023	Value of equity awards granted in 2024
Andrew Cecere	$10,500,000	$11,000,000
John C. Stern1	$600,000	$2,700,000
Gunjan Kedia	$3,500,000	$6,500,0002
Terrance R. Dolan	$4,500,000	$5,000,000
Shailesh M. Kotwal	$3,200,000	$4,400,000
Timothy A. Welsh	$3,500,000	$5,000,0003

1.
Based on his prior role as President of the Global Corporate Trust and Custody business, and prior to becoming Chief Financial Officer on September 1, 2023, Mr. Stern received RSUs with a grant date value of  $600,000 in March 2023. As previously disclosed by the company on a Form 8-K filed on August 23, 2023, the Committee determined that Mr. Stern would be eligible to receive a long-term equity award consistent with the structure and terms of other executive officers in 2024.

2.
Includes the additional long-term incentive award granted to Ms. Kedia on May 6, 2024 in connection with her promotion to the role of President.

3.
Only a portion of the equity awards granted to Mr. Welsh in February 2024 with vest dates in 2025 and 2026 continue to vest on the same schedule following his last day of employment on October 4, 2024. The remaining portion of such awards were cancelled in accordance with the terms of the applicable award agreements.

2025 long-term incentive actions: In addition, as previously disclosed by the company on a Form 8-K filed on January 28, 2025, in connection with her election to the role of President and Chief Executive Officer effective April 15, 2025, the Committee determined that Ms. Kedia would receive an annual long-term equity award for 2025, valued at $10 million as of the grant date of February 27, 2025, consistent with the structure and terms of other executive officers in 2025. The award is part of Ms. Kedia’s total direct compensation for 2025, including her time serving as CEO, is tied to the company’s achievement of financial performance metrics over a three-year performance period (2025-2027), and does not contain any special one-time components. The base salary and target annual cash incentive award that Ms. Kedia will receive as Chief Executive Officer have not been determined at this time. In accordance with the structure of all long-term incentive awards granted on that date, 60% of the award’s value was granted in the form of PRSUs and 40% in the form of RSUs. The PRSUs granted to Ms. Kedia will be earned based on the company’s achievement of absolute and relative ROTCE targets over a three-year performance period and a TSR modifier based on the Company’s cumulative three-year TSR performance relative to its financial peer group in alignment with the long-term interests of our shareholders. Additional information on the performance metrics for the 2025 PRSU award is included below. In determining the value of Ms. Kedia’s 2025 long-term incentive award, the Committee considered, among other factors, the announced transition to the CEO role in 2025 and market pay levels.

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Compensation discussion and analysis

Selecting the performance metrics for the 2024 PRSU awards
As part of its 2024 PRSU design review, the Committee determined that it was appropriate for the number of PRSUs earned at the end of the three-year performance period to continue to be determined by a formula that uses a comparison of our actual ROE result to target-level ROE, as well as our ROE performance relative to our peer financial institutions. ROE is used as the performance metric because:
▶
it directly reflects the return generated by the company on our shareholders’ investment;

▶
it encompasses profitability, efficiency, balance sheet management and financial leverage, and is among the most widely used indicators of financial performance in our industry;

▶
achieving a high ROE requires an appropriate balance between achieving the highest return on invested capital and managing risk within the company’s established risk tolerance levels; and

▶
using ROE as a performance metric aligns the interests of the executives with those of long-term shareholders because sustaining a high ROE is a primary driver of strong earnings growth and long-term valuation.

Consistent with prior years, the Committee uses a performance matrix, illustrated below, that reflects both absolute and relative ROE scales to determine the final PRSU award amounts earned during the performance period. Target levels of both absolute and relative ROE are established, with maximum and minimum levels also identified. Earned amounts are determined using straight-line interpolation.
The Committee believes that the PRSU earn-out structure provides an important balance between rewarding the achievement of absolute performance goals and strong relative performance. Executives are not rewarded for poor performance simply because members of our financial peer group have even worse performance, nor are they rewarded for exceeding expectations if performance relative to peers is substandard. In addition, by using a sliding scale for each ROE performance metric, the matrix takes into account the amount of variance from the ROE target and peer group ROE results, rewarding performance while mitigating the incentive for excessive risk taking that may result from an “all-or-nothing” award.
Setting the levels of absolute and relative ROE for the 2024 PRSU performance matrix
The target and maximum ROE levels selected by the Committee for the three-year performance period are based on the ROE range included in the company’s profitability goals publicly communicated prior to the grant date.
The company’s ROE result may be adjusted from reported results to normalize the effect of significant notable items such as merger-related charges in the event of an acquisition. Since 2020, ROE results include adjustments related to the impact of the CECL accounting standard. The adjustments eliminate the volatility of the accounting standard related to changes in the allowance for credit losses, while including net charge-offs related to actual credit losses experienced. These CECL-related adjustments to the ROE calculation for the PRSU awards were adopted by the Committee in January 2020, when we adopted the accounting standard.
The Committee also establishes a sliding scale of ROE achieved relative to the ROE of our financial peer group, which consists of the following institutions: Bank of America Corporation, Citizens Financial Group, Fifth Third Bancorp, JPMorgan Chase & Co., KeyCorp, The PNC Financial Service Group, Inc., Regions Financial Corporation, Truist Financial Corporation and Wells Fargo & Company. This group is used by the company for financial comparison purposes because these companies, along with U.S. Bancorp, are the largest financial services companies based in the United States that provide broadly comparable retail and commercial banking services. The ROE performance matrix provides that performance above the median of peers will increase the payout otherwise earned based on our absolute ROE result, while performance below the median of peers will reduce the award payout.
The company’s absolute and relative ROE results for each of the three years within the performance period are applied to the performance matrix to produce a percentage of target PRSUs results for that year. At the end of the performance period, the percentage results for the three years will be averaged to determine the percentage of target PRSUs earned and eligible to vest upon the third anniversary of the grant date.

50	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

Results of PRSUs earned 2022-2024: In March 2022, PRSUs were granted for the 2022-2024 performance period using the following ROE performance matrix:
ROE performance matrix for awards granted in 2022 (performance period: 2022-2024)
		Percentage of target PRSUs earned
Company ROE result (vertical axis)	Company ROE of 17.5% or more	75%	125%	150%
	Company ROE target (14.5%)	50%	100%	125%
	Company ROE of 8.0% or less (but >0%)	25%	50%	90%
	Company ROE of 0% or less	0%	0%	0%
		Ranking at 25th %ile or below	Ranking at median	Ranking at 75th %ile or above
		Peer group ROE ranking (horizontal axis)
The absolute and relative ROE performance during the three-year period was as follows:
Year	ROE1	Peer group ranking2	Earn out percentage
2022	15.9%	At or above 75th%ile	137.0%
2023	14.95%	At or above 75th%ile	128.7%
2024	12.47%	At or above 75th%ile	114.1%
Final earnout percentage for PRSU awards granted in 2022			126.6%

1.
ROE results for each of 2022, 2023 and 2024 include adjustments related to the impacts of the CECL accounting standard as described above. Reported ROE for 2022, 2023 and 2024 was 12.6%,10.8%, and 11.7%, respectively. For 2024, reported ROE results included notable items while adjusted ROE results excluded the impact of notable items, which included merger and integration charges related to the MUFG Union Bank acquisition, FDIC special assessment charges and charges related to lease impairments and operational efficiency actions.

2.
This relative ranking reflects ROE results reported by peers, including any adjustments.

Based on our absolute performance through the end of 2024 as well as our top quartile performance relative to the peer group during the 2022-2024 period, the PRSUs were earned at 126.6% of target, and those units vested on the third anniversary of their grant date. The number of units earned by each NEO for performance during the 2022-2024 period is reported in the Outstanding equity awards at 2024 fiscal year-end table later in this proxy statement.
2023 and 2024 PRSU awards. For 2023 and 2024 awards the Committee approved PRSU awards, including Ms. Kedia’s additional award granted in May 2024, with the matrix shown below.
ROE performance matrix for awards granted in 2023 (performance period: 2023-2025) and 2024 (performance period: 2024-2026)
		Percentage of target PRSUs earned
Company ROE result (vertical axis)	Company ROE of 17.5% or more	75%	125%	150%
	Company ROE target (14.5%)	50%	100%	125%
	Company ROE of 10.0% or less (but >0%)	25%	50%	75%
	Company ROE of 0% or less	0%	0%	0%
		Ranking at 25th %ile or below	Ranking at median	Ranking at 75th %ile or above
		Peer group ROE ranking (horizontal axis)

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Compensation discussion and analysis

2025 PRSU awards. For 2025 PRSUs, in order to better align with our strategic plan and emerging practices across our peer group, the Committee determined it appropriate to change the core performance metric used as part of the 2025 PRSU program design from absolute and relative ROE to absolute and relative ROTCE. In addition, the Committee added a relative TSR modifier for purposes of determining the number of PRSUs earned at the end of the three-year performance period to further enhance alignment with shareholder outcomes.
Selecting the performance metrics for the 2025 PRSU awards
The Committee determined that ROTCE was an appropriate performance metric for the 2025 PRSU awards because it is a key long-term performance priority under the company’s strategic plan, reflects the profits generated by the company on our shareholders’ investment, and is a useful metric for comparing the profitability of the company and our peers.
ROTCE measures the company’s net income applicable to common equity, excluding, on a tax-adjusted basis, the impact of impairment and amortization of intangible assets, as a percentage of average tangible common equity. The Committee believes it is appropriate for use in our long-term incentive program due to the strong correlation between ROTCE and the delivery of positive share price performance to shareholders. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, non-controlling interests, goodwill and certain identifiable intangible assets. For purposes of measuring performance, as provided in our 2024 Stock Incentive Plan or the applicable form of award agreement, ROTCE may be further adjusted by the Committee, in its discretion, to normalize the effect of significant notable items such as discontinued operations, changes in applicable accounting rules or principles, acquisitions, mergers or restructuring costs, and other extraordinary or unusual items or events. ROTCE results also include adjustments related to the impact of the CECL accounting standard.
Cumulative three-year TSR performance relative to peers was added as a modifier because it directly reflects the relative performance of our common stock versus our financial peer group over the three-year performance period and further aligns the interests of our executives with the long-term interests of our shareholders. The Committee may adjust TSR for stock splits, reverse stock splits, stock dividends, and other unusual, extraordinary or non-recurring transactions or events, or other similar changes in the capital structure of the company, as applicable.
Setting the levels of absolute and relative ROTCE for the 2025 PRSU performance matrix
The target ROTCE level selected by the Committee for the three-year performance period is based on the ROTCE target guidance publicly communicated by the company at its 2024 Investor Day. The Committee also established a sliding scale of ROTCE achieved relative to the ROTCE of our financial peer group. In connection with its determination to change the performance metrics for the 2025 PRSU design, the Committee evaluated the financial peer group used for the 2024 PRSU awards and determined that it continued to be appropriate.
The Committee believes that the 2025 PRSU earn-out structure continues to provide an important balance between rewarding the achievement of absolute performance goals and strong relative performance and sets maximum, target and minimum performance thresholds relative to our financial peer group that are sufficiently rigorous compared to the company’s ROTCE outlook over the next three years, and taking into account differences in our diversified business mix relative to peers. The ROTCE performance matrix provides that performance above the median of peers will increase the payout otherwise earned based on our absolute ROTCE result, while performance below the median of peers will reduce the award payout.
The company’s absolute and relative ROTCE results for each of the three years within the performance period will be applied to the performance matrix to produce a percentage of target PRSUs results for that year using straight-line interpolation. At the end of the performance period, the percentage results for the three years will be averaged to determine the percentage of target PRSUs, with that percentage adjusted up or down 15% by application of TSR Modifier Factor which is determined based on the company’s peer group TSR ranking for the performance period. The final number of PRSUs earned and eligible to vest upon the third anniversary of the grant date will be determined by multiplying the percentage of target PRSUs by the TSR Modifier Factor, and then multiplying the result by the target PRSU award number.

52	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

For 2025 awards, the Committee approved PRSU awards with the following ROTCE performance matrix and relative TSR modifier calculated based on the trailing 20-trading day average closing price for our common stock and the financial peer group over the performance period:
ROTCE performance matrix for awards granted in 2025 (performance period: 2025-2027)
		Percentage of target PRSUs earned
Company ROTCE result (vertical axis)	Company ROTCE Maximum of 19.5% or more	75%	125%	150%
	Company ROTCE target (17.5%)	50%	100%	125%
	Company ROTCE Minimum of 11.5% or less (but >0%)	25%	50%	75%
	Company ROTCE of 0% or less	0%	0%	0%
		Ranking at 25th %ile or below	Ranking at median	Ranking at 75th %ile or above
		Peer group ROTCE ranking (horizontal axis)
TSR Modifier
Peer Group TSR Ranking	TSR Modifier Factor
Greater than 75th percentile	1.15
At or between 25th and 75th percentile	No adjustment
Less than 25th percentile	0.85
Decision making and policies

Who is involved in making executive compensation decisions
Executive compensation policy, practices, and amounts are determined by the Committee, which is composed entirely of independent directors. The Committee has responsibility for setting each component of compensation for our CEO with the assistance and guidance of its independent compensation consultant, Meridian Compensation Partners, LLC (Meridian).
Our CEO and senior members of our human resources function, with the assistance of Meridian, develop initial recommendations for all components of compensation for the executive officers other than the CEO and present their recommendations to the Committee for review and approval. For 2024, our President also provided input to those initial compensation recommendations for each executive officer that reports to her. The Committee also annually reviews the total amount and types of compensation paid to non-employee members of the Board of Directors and recommends any changes to the independent directors for approval.
The Committee retains an independent compensation consultant to:
▶
provide advice regarding compensation program design, competitive practices, market trends, and peer group composition;

▶
provide perspectives and assist the Committee in setting the pay of our CEO;

▶
provide the same advisory services to the Committee, our CEO, and senior members of our human resources function regarding the compensation of the other executive officers; and

▶
advise the Committee on non-employee director compensation.

Meridian does not provide any other services to our company. Following a review of the relationship between the company and Meridian in 2024, the Committee concluded that Meridian’s work for the Committee did not raise any conflicts of interest or independence concerns.

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Compensation discussion and analysis

How executive compensation is determined
The executive compensation outcomes described in the preceding pages are the culmination of substantial analysis and decisions made by the Committee over time, as follows:
January — February

▶
Review the company’s recent performance in several key financial metrics and compare it to the performance of its peer institutions

▶
Review risk scorecard summaries for each executive officer

▶
Determine the cash incentive payouts to be made under the AEIP based on the previous year’s corporate, business line, and individual performance and sensitivity to risk

▶
Calculate the percentage of target PRSU awards earned for the last completed performance period

▶
Set the executive officers’ base salaries and target award percentages for the coming year under the AEIP

▶
Establish the structure and performance targets for the coming year under the AEIP

▶
Set the structure and amount of the executive officers’ long-term incentive awards

▶
Establish performance targets for the upcoming PRSU awards and the value of equity awards to be granted to executive officers in February or March

▶
Consider risks arising from the company’s incentive compensation plans (see below for more information about the risk consideration process)

April

▶
Review total realizable compensation summary sheets for each executive officer, including compensation outcomes under various termination scenarios

▶
Review Say on Pay voting recommendations from proxy advisors and consider the results of the shareholder vote

July — October

▶
Review comparative compensation information from peer institutions (see below for more information about our compensation peer group), as well as a larger group of diversified financial companies

▶
Receive compensation consultant reports on executive compensation practices and trends in the financial services industry

December

▶
Receive management reports on feedback from fall shareholder engagement conversations

▶
Establish design of executive compensation program for the upcoming year and make preliminary decisions about target levels of compensation

▶
Evaluate the CEO’s performance with input from all of the non-employee directors

Ongoing

▶
Review the company’s year-to-date financial performance relative to the targets included in its incentive compensation plans

▶
Review relevant factors as part of the Qualitative Review process in connection with incentive compensation funding determination

▶
Evaluate the structure of the executive compensation program and assess its effectiveness in creating long-term shareholder value

54	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

Compensation peer group
The Committee aims to establish compensation that is competitive within a reasonable range of median amounts, taking into consideration each NEO’s performance, tenure in position, and comparability of the NEO’s role with corresponding roles in peer institutions. The Committee used the following group of financial services companies to perform market assessments when setting the compensation of our executive officers in 2024 (listed in descending order of assets as of December 31, 2024):
Company name	Assets1 ($ in millions)	Market capitalization1 ($ in millions)	Revenue2 ($ in millions)
JPMorgan Chase & Co.	$4,002,814	$674,865	$177,556
Bank of America Corporation	$3,261,789	$337,223	$101,887
Citigroup Inc.	$2,357,135	$133,126	$81,139
Wells Fargo & Company	$1,929,845	$233,863	$82,296
The PNC Financial Services Group, Inc.	$560,038	$76,520	$21,555
Truist Financial Corporation	$531,176	$57,588	$13,278
Capital One Financial Corporation	$490,144	$68,031	$39,112
Fifth Third Bancorp	$212,927	$28,351	$8,479
Citizens Financial Group, Inc.	$217,521	$19,285	$7,809
U.S. Bancorp	$678,318	$74,616	$27,335
U.S. Bancorp percentile ranking	51%	47%	41%

1.
Source: S&P Capital IQ based on company filings and market data; at December 31, 2024

2.
Source: S&P Capital IQ based on company filings and market data; for the year ended December 31, 2024; excludes taxable-equivalent adjustments

There were no changes to the 2023 peer group; accordingly, the 2024 peer group consisted of the same peer companies. The Committee selects compensation peer group companies that it believes represent our most meaningful competitors in the marketplace for executive talent. The Committee also reviews and uses compensation data from a large group of diversified financial services companies as an additional point of comparison. As a result of this ongoing analysis and resulting compensation adjustments, our executive compensation positioning is generally within market range, recognizing that several positions are unique to our company and do not have clear market comparisons.
Stock ownership and retention requirements
The Committee believes that ownership of our common stock by our executive officers directly aligns their interests with those of our other shareholders and helps balance the incentives for risk taking inherent in equity-based awards. We require our executives to hold significant amounts of company stock. We also require that they retain a substantial portion of their vested stock awards (net of shares withheld to satisfy tax obligations) until retirement, even after minimum ownership levels have been met. The current ownership and retention requirements are as follows:
Retention requirement
Executive Officer	Minimum ownership level	Until minimum level is met	After minimum level is met and until retirement
CEO	6x base salary	75% of net shares	50% of net shares
Other executive officers	3x base salary	75% of net shares	25% of net shares
Vested PRSUs, all RSUs, and stock received and held after exercise of stock options are included in determining whether an executive officer satisfies his or her ownership requirements. As of December 31, 2024, all of our NEOs were in compliance with our applicable stock ownership and retention requirements.

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Compensation discussion and analysis

Clawback and forfeiture provisions applicable to executive awards
▶
Clawback of paid cash awards: Under its existing clawback policy, the Committee may adjust and recoup cash incentive amounts paid to any executive officer as it deems appropriate, if attributable to materially misleading reported earnings that require restatement.

▶
Forfeiture of unpaid cash awards: Payouts of annual cash incentive awards can be reduced to $0, regardless of company performance relative to plan metrics, if the executive officer has demonstrated negative personal performance that was significantly insensitive to risk during the performance period.

▶
Cancellation of unvested equity awards: The equity award agreements for executive officers provide that outstanding awards can be canceled if the executive’s conduct has subjected the company to significant financial, reputational or other risk through violations of company policies, laws or regulations; negligent or willful misconduct; or activity resulting in a significant or material control deficiency.

▶
Additional mandatory recovery policy: The Committee has adopted an Incentive-Based Compensation Recovery Policy designed to implement the mandatory incentive-based compensation recovery in compliance with applicable SEC and NYSE rules. The recovery policy applies to the company’s executive officers and requires recovery of incentive-based compensation erroneously received by executive officers after an accounting restatement as required under those rules. This policy is in addition to, and does not replace, the existing policy.

Change-in-control provisions for executive officers
▶
No single-trigger cash benefit: The executive officers are not entitled to receive any cash payments upon a change-in-control of our company, with or without a subsequent termination in employment, except as provided by broad-based severance plans generally available to our employees. Additional information on the severance plan benefits for our NEOs is included under “Potential payments upon termination or change-in-control” below. None of our NEOs have employment or standalone change-in-control agreements.

▶
No single-trigger equity acceleration: The equity award agreements for executive officers provide that a change-in-control of our company would not trigger accelerated vesting of an executive officer’s outstanding equity awards unless his or her termination of employment is a qualifying termination (as defined in the equity award agreements) within 12 months after the change-in-control other than for cause.

Hedging and pledging policy
The company’s Insider Trading Policy prohibits executive officers and directors of the company from hedging shares of the company’s common stock, including, but not limited to, using short sales, puts, calls, prepaid variable forwards, equity swaps, collars and exchange funds. The policy also prohibits executive officers and directors from pledging shares of the company’s common stock as collateral for a loan or holding the company’s common stock in a margin account.
Equity grant policies and practices
The company currently does not, and during 2024 did not, grant stock options, stock appreciation rights, or similar option-like instruments under either the prior 2015 Stock Incentive Plan or the 2024 Stock Incentive Plan and has no policies or practices to disclose pursuant to Item 402(x) of SEC Regulation S-K. In addition, the company does not schedule equity award grants in anticipation of the release of material, non-public information, nor does the company time the release of material non-public information based on equity grant dates.
Health and other benefits
Our NEOs are eligible to receive health benefits under the same plans and on the same terms available to our other employees, matching contributions to their U.S. Bank 401(k) Savings Plan accounts on the same basis as our other employees, and retirement benefits that are earned over their career with the company. Our NEOs and certain other employees are eligible to participate in our Deferred Compensation Plan and pension program. We provide additional information on these plans in the “Executive compensation” section below. In addition, the principal perquisites we may provide to our executive officers include reasonable home security system services, parking and financial planning expense reimbursement, business club dues, and limited personal use of corporate aircraft and corporate housing for out-of-state commuting purposes. NEOs do not receive gross-up payments for tax liabilities resulting from perquisites, except in relation to certain relocation expenses.

56	U.S. Bancorp 2025 Proxy Statement

Compensation discussion and analysis

Risk considerations
Overview: Prudent risk taking is an integral part of any business strategy, and our compensation program is not intended to encourage management decisions that completely eliminate risk. Rather, the combination of various elements in our program is designed to encourage appropriate sensitivity to risk and mitigate the potential to reward risk taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and negatively affect shareholder value. Our compensation practices are also designed to reward performance while maintaining our core commitment to customer service and ethical principles. Together with the company’s processes for strategic planning, its internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to discourage management actions that demonstrate insensitivity to risk.
Role of management: As a large financial services company, we are subject to ongoing regulatory reviews of incentive compensation policies and practices. We routinely undertake a thorough risk analysis of every incentive compensation plan of the company, the individuals covered by each plan and the risks inherent in each plan’s design and implementation. We also conduct validation and back-testing activities to ensure that our compensation plans are correctly risk rated, that they are designed to adequately mitigate inherent risk, and that each plan is administered effectively. The Incentive Review Committee was created to oversee that review and to provide more comprehensive oversight of the relationship between the various kinds of risk we manage and our company’s incentive compensation plans and programs. The Incentive Review Committee meets throughout the year and reviews and approves all company incentive plans.
The Incentive Review Committee reviews incentive plan elements such as risk controls, plan participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, and the mix of fixed and variable compensation that the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (for example, how target pay levels compare to similar plans for similar employee groups at other companies, and how payout amounts relate to the results that generate the payments), how well the plans and programs are aligned with the company’s goals and objectives and with its risk appetite, and from an overall standpoint, whether these plans and programs represent an appropriate mix of short-term and long-term compensation.
As part of this review by the Incentive Review Committee, our management team, including senior risk officers and individuals from the compensation department, have identified the risks inherent in these programs and have modified plans and controls where appropriate to mitigate certain potential risks. For example, most business line incentive compensation plans with a credit component track early defaults, or defaults that occur within the first 12 months, and must include a provision that allows the company to offset future payments by the amount of the previously paid incentives related to the early default.
In addition, a “risk scorecard” assessment measuring adequacy of risk management is undertaken for senior management-level employees who have the individual ability to pose material risk to the company, including the executive officers; all employees who have credit responsibility and who participate in annual corporate cash incentive plans; and all employees who, as part of a group, can engage in risk-taking behavior that could be material to the company and who participate in annual corporate cash incentive plans. This analysis serves as the basis for annual cash incentive plan adjustments for these employees. Annually, the Incentive Review Committee also addresses risk events that pose a material adverse impact to the company or business line to determine whether an event should trigger cancellation of equity awards. The Incentive Review Committee has reviewed its process with the Committee and discussed the areas where compensation-related risks were being addressed by plan modifications, or were mitigated by internal controls or otherwise.

U.S. Bancorp 2025 Proxy Statement	57

Compensation discussion and analysis

Role of the Board: The Committee also conducts an annual review of the compensation packages and components for the executive officers. The Committee assesses the incentives for risk taking contained in the compensation program and balances them with the other goals of the compensation program. In evaluating the incentives for risk taking in compensation plans and policies for executive officers, the Committee considered the following risk-mitigating aspects of those plans and policies:
Overall executive compensation program risk mitigation factors

▶
Long-term incentive focus: The majority of the total compensation received by executive officers is in the form of equity awards with multi-year vesting schedules, which helps to ensure that executives have significant value tied to long-term stock price performance and mitigates incentives to manage the company with an excessive focus on short-term gain.

▶
Meaningful stock ownership and retention requirements: Executives are required to hold significant amounts of company stock, a portion of which must be held until retirement, which we believe fosters the alignment of executives’ interests with those of our long-term shareholders.

▶
Policy prohibiting hedging of shares: Our executives are prohibited from taking actions designed to hedge or offset any decrease in the market value of our common stock.

Annual cash incentive risk mitigation factors

▶
Specific risk sensitivity analysis: The Committee considers corporate risk management performance in determining the bonus funding percentage. In addition, a “risk scorecard” assessment is performed for executive officers and can result in adjustments to individual award payouts under the AEIP.

▶
Clawback policy: The company’s incentive compensation clawback policies discourage risk taking that could lead to improper financial reporting.

▶
Cap on award value: The maximum annual cash incentive award payable to an executive officer is equal to 200% of that officer’s target award value, which limits the potential incentive to take excessive risk to maximize award value.

Long-term incentive risk mitigation factors

▶
Equity cancellation provisions: Executive officers’ unvested equity awards can be cancelled if their conduct has subjected the company to significant financial, reputational or other risk.

▶
Choice of performance metric: The PRSUs granted between 2022 and 2024 use ROE while the PRSUs granted in 2025 use ROTCE as the measure of corporate performance for determining the final number of units earned under the award. Achieving a high ROE and ROTCE requires an appropriate balance between achieving the highest return on invested capital and managing risk within the company’s established risk tolerance levels. The addition of a TSR modifier to PRSUs granted in 2025 also supports management accountability for our relative stock price performance at the end of the three-year performance period.

▶
Maximum PRSU payout limited: The number of units that may be earned under the performance formula is capped at 150%, which limits the potential incentive to take excessive risk to maximize award value. In addition, for PRSUs granted in 2025, there will be no upward adjustment if our absolute TSR over the three-year performance period is negative.

▶
Sliding scale earn-out calculation: The PRSU performance matrix for PRSUs granted between 2022 and 2024 takes into account the amount of variance from the ROE target and peer group ROE results while the PRSU performance matrix for PRSUs granted in 2025 takes into account the amount of variance from the ROTCE target and peer group ROTCE results, mitigating the incentive for excessive risk taking that may result from an “all-or-nothing” award.

Based on a consideration of the foregoing reviews and factors, the Committee has determined that risks arising from the company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

58	U.S. Bancorp 2025 Proxy Statement

Compensation Committee report

Compensation Committee report
The Compensation and Human Resources Committee has reviewed and discussed the “Compensation discussion and analysis” with management. Based upon this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the “Compensation discussion and analysis” be included in this proxy statement and in our 2024 Annual Report on Form 10-K.
Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp
Scott W. Wine, Chair
Kimberly J. Harris
Warner L. Baxter
Roland A. Hernandez

The foregoing Compensation and Human Resources Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates the report by reference therein.

U.S. Bancorp 2025 Proxy Statement	59

Executive compensation

Executive compensation
Summary compensation table for fiscal year 2024

The following table shows the cash and non-cash compensation awarded to or earned by our NEOs in fiscal years 2022, 2023 and 2024.
Name and principal position1	Year	Salary ($)	Stock awards ($)2	Non-equity incentive plan compensation ($)3	Change in pension value and non-qualified deferred compensation earnings ($)4	All other compensation ($)5	Total ($)
Andrew Cecere Chairman and Chief Executive Officer	2024	1,400,000	11,000,024	4,929,400	1,926,261	83,642	19,339,327
	2023	1,350,000	10,500,000	3,794,175	7,210,212	62,570	22,916,957
	2022	1,300,000	10,000,000	4,785,300	—	72,214	16,157,514
John C. Stern Senior Executive Vice President and Chief Financial Officer	2024	700,000	2,700,000	1,408,400	89,164	19,606	4,917,170
	2023	527,308	600,000	607,260	91,970	18,600	1,845,138
Gunjan Kedia President	2024	930,770	6,499,995	2,292,267	225,513	189,310	10,137,855
	2023	725,000	3,500,000	1,173,050	220,797	130,447	5,749,294
	2022	700,000	3,250,000	1,451,520	45,795	146,317	5,593,632
Terrance R. Dolan Vice Chair and Chief Administration Officer	2024	815,000	4,999,995	2,049,725	691,796	34,007	8,590,523
	2023	780,000	4,500,000	1,409,265	1,857,078	32,331	8,578,674
	2022	750,000	4,200,000	1,840,500	—	38,038	6,828,538
Shailesh M. Kotwal Vice Chair, Payment Services	2024	800,000	4,400,009	1,774,800	188,941	95,240	7,258,990
	2023	700,000	3,200,000	1,206,800	199,606	106,695	5,413,101
	2022	680,000	3,000,000	1,408,824	107,752	95,504	5,292,080
Timothy A. Welsh Former Vice Chair, Consumer and Business Banking	2024	615,385	4,999,995	—	197,116	1,842,402	7,654,898
	2023	725,000	3,500,000	1,132,450	144,152	41,165	5,542,767
	2022	700,000	3,250,000	1,440,180	62,418	37,245	5,489,843

1.
Name and principal position
Ms. Kedia has served as our President since May 3, 2024. Prior to that she served as Vice Chair, Wealth, Corporate, Commercial and Institutional Banking. Mr. Kotwal served as Vice Chair, Payment Services until February 2, 2025; following that date he serves in an advisory role supporting the leadership transition of the Payments business through June 30, 2025. Mr. Welsh served in his role as Vice Chair, Consumer and Business Banking, until July 31, 2024; he remained employed by the company and served as an advisor to the President through October 4, 2024. The amounts reported here for 2024 reflect compensation paid or awarded for the entire year for each of these NEOs.

2.
Stock awards
The amounts in this column are calculated based on the number of time-based restricted stock units, or RSUs, and performance-based restricted stock units, or PRSUs, awarded and the fair market value of U.S. Bancorp common stock on the date the award was made in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. See Note 17 to our consolidated financial statements included in our 2024 Annual Report on Form 10-K for assumptions used to calculate our stock awards.

The 2024 values in this table reflect the fair market value of each officer’s RSUs plus the target payout for the PRSUs on the grant date. The number of PRSUs subject to each of these awards will be determined after a three-year performance period beginning on January 1, 2024, and ending December 31, 2026. Depending on our company performance during the performance period, 0% to 150% of the target number of PRSUs granted to the NEOs will be earned. The fair market value of RSUs plus the maximum potential payout amounts for the PRSUs on the grant date(s) for 2024 were as follows: (i) Mr. Cecere, $14,300,031; (ii) Mr. Stern, $3,509,996; (iii) Ms. Kedia, $8,450,006; (iv) Mr. Dolan, $6,500,002; (v) Mr. Kotwal, $5,720,008; and (vi) Mr. Welsh, $6,500,002.

60	U.S. Bancorp 2025 Proxy Statement

Executive compensation

3.
Non-equity incentive plan compensation
The 2024 amounts in this column represent the Annual Executive Incentive Plan, or AEIP, awards. For current executives, such amounts were determined in January 2025 based on 2024 performance and paid out in February 2025. The AEIP and these awards are discussed above in the “Compensation discussion and analysis — Annual cash incentive awards” section of this proxy statement.

4.
Change in pension value and non-qualified deferred compensation earnings
The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the U.S. Bank Pension Plan (the Pension Plan) and the U.S. Bank Non-Qualified Retirement Plan (the Non-Qualified Plan) from December 31, 2023 to December 31, 2024. A number of factors can cause the amounts reflected in this column to vary significantly, including volatility in the discount rate applied to determine the value of future payment streams and changes to mortality assumptions.

The change in present value amounts reported for 2024 are smaller than those reported for 2023 for certain NEOs. These smaller increases in value are due to the increase in discount rates in 2024; year-end 2024 rates were roughly 65 basis points higher than for year-end 2023, compared with a roughly 45 basis point decrease from the prior year (which significantly increased the 2023 values). Other factors contributing to the change amounts are increases in pay, age and service.
The net present values of the pension benefits as of December 31, 2024, used to calculate the net change in pension benefits were determined using the same assumptions used to determine our pension obligations and expense for financial statement purposes. See Note 16 to our consolidated financial statements included in our 2024 Annual Report on Form 10-K for these specific assumptions. Additional information about our Pension Plan and Non-Qualified Plan is included below under the heading “Pension benefits.” We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.
5.
All other compensation
The following table describes each component of the All Other Compensation column for fiscal year 2024:

Name	Parking reimbursement ($)	Matching contribution into 401(k) savings plan ($)	Reimbursement of financial planning expenses ($)	Home security system expenses ($)	Commuting expenses ($)a	Housing expenses ($)a	Business club dues ($)	Other ($)b	Total ($)
Mr. Cecere	5,400	13,800	28,801	6,979	—	—	7,163	21,499	83,642
Mr. Stern	5,400	13,800	—	—	—	—	—	406	19,606
Ms. Kedia	—	13,800	21,236	—	103,817	40,823	6,599	3,035	189,310
Mr. Dolan	5,400	13,800	7,000	—	—	—	7,807	—	34,007
Mr. Kotwal	—	13,800	—	—	77,440	—	—	4,000	95,240
Mr. Welsh	4,050	13,800	23,670	—	—	—	3,579	1,797,303	1,842,402

a.
The amounts for Ms. Kedia and Mr. Kotwal represent expenses related to corporate housing in Minnesota, air travel expenses related to use of aircraft fractionally-owned by the company or commercial flights, and related parking and ground transportation when commuting between their out-of-state residences and our corporate headquarters in Minnesota.

b.
The amount for Mr. Cecere represents the incremental cost for personal use of company-owned aircraft for two trips taken by Mr. Cecere and his spouse. The amount for Mr. Stern represents two nominal non-cash gifts. The amount for Ms. Kedia represents (i) a $1,000 matching contribution under our charitable matching gift program, which is available to all our employees, (ii) a $1,885 cost for personal expenses incurred in connection with the attendance of her spouse at a required client event where the presence of spouses was expected, and (iii) a $150 non-cash gift. The amount for Mr. Kotwal represents a matching contribution under our charitable matching gifts program, which is available to all our employees. The amount for Mr. Welsh represents payments made in connection with his termination, including (i) a $400,000 payment equivalent to six months of base salary under the company’s broad-based U.S. Bank Severance Pay Program (the Severance Pay Program), (ii) a $1,350,000 payment equivalent to a pro-rated amount calculated based on his annual incentive target award level of  $1,800,000 under the AEIP for the number of full months worked in the period from January 1, 2024 through October 4, 2024, paid following his last day of employment on October 4, 2024 under the Severance Pay Program, (iii) a $46,816 payment for unused vacation, payable on his termination and (iv) a $487 non-cash gift. See “Potential payments upon termination or change-in-control” for additional information on the payments under our Severance Pay Program.

The aggregate incremental cost for corporate-owned aircraft is determined by multiplying the total number of personal flight hours by the direct variable operating costs of the aircraft per hour including costs related to fuel, landing and parking fees, and crew expenses. For fractionally-owned aircraft, including amounts referenced in footnote (a) above, the incremental cost is determined by multiplying the total number of personal flight hours by the contracted hourly and fuel charges. As the aircraft are used primarily for business travel, we do not include fixed costs that do not change based on usage, such as crew salaries, aircraft acquisition costs and monthly management fees for fractionally-owned aircraft. In addition, a NEO’s spouse might accompany him or her on a business-related flight on a company-owned aircraft if a seat on that aircraft would otherwise be empty. There is no incremental cost to our company for such flights.
Our NEOs are occasionally permitted to use sporting and cultural events tickets. As such tickets were previously acquired by our company for business entertainment, there is no incremental cost to our company for the use of such tickets.

U.S. Bancorp 2025 Proxy Statement	61

Executive compensation

Grants of plan-based awards

The following table summarizes the equity and non-equity plan-based awards granted to the NEOs in fiscal year 2024.
Grants of plan-based awards for fiscal year 2024
Name	Grant date	Committee approval date	Estimated future payouts under non-equity incentive plan awards1		Estimated future payouts under equity incentive plan awards4			All other stock awards: number of shares of stock or units (#)5	Grant date fair value of stock awards ($)6
			Target ($)2	Maximum ($)3	Threshold (#)	Target (#)	Maximum (#)
Andrew Cecere	—	—	4,900,000	9,800,000	—	—	—	—	—
	2/29/24	1/22/24	—	—	0	157,293	235,939	—	6,600,014
	2/29/24	1/22/24	—	—	—	—	—	104,862	4,400,010
John C. Stern	—	—	1,400,000	2,800,000	—	—	—	—	—
	2/29/24	1/22/24	—	—	0	38,608	57,912	—	1,619,922
	2/29/24	1/22/24	—	—	—	—	—	25,739	1,080,008
Gunjan Kedia	—	—	2,266,667	4,533,334	—	—	—	—	—
	2/29/24	1/22/24	—	—	0	71,497	107,245	—	3,000,014
	2/29/24	1/22/24	—	—	—	—	—	47,664	1,999,981
	5/6/24	5/3/24	—	—	0	21,521	32,281	—	900,008
	5/6/24	5/3/24	—	—	—	—	—	14,347	599,992
Terrance R. Dolan	—	—	2,037,500	4,075,000	—	—	—	—	—
	2/29/24	1/22/24	—	—	0	71,497	107,245	—	3,000,014
	2/29/24	1/22/24	—	—	—	—	—	47,664	1,999,981
Shailesh M. Kotwal	—	—	1,800,000	3,600,000	—	—	—	—	—
	2/29/24	1/22/24	—	—	0	62,917	94,375	—	2,639,997
	2/29/24	1/22/24	—	—	—	—	—	41,945	1,760,012
Timothy A. Welsh	—	—	1,800,000	3,600,000	—	—	—	—	—
	2/29/24	1/22/24	—	—	0	71,497	107,245	—	3,000,014
	2/29/24	1/22/24	—	—	—	—	—	47,664	1,999,981

1.
Estimated future payouts under non-equity incentive plan awards
These columns show the potential payments for each NEO under our AEIP for 2024 performance. Actual annual cash incentive payout amounts are determined in accordance with a formula based on corporate EPS performance and business line pretax income performance, ranging in each case from 0% to 200% of target levels, subject to adjustment for individual performance and risk sensitivity. Additional information regarding how the payout amounts for these awards are determined is included above in “Compensation discussion and analysis — Annual cash incentive awards,” and the actual amounts paid based on 2024 performance are reported above in the “Non-equity incentive plan compensation” column in the “Summary compensation table.”

2.
Target estimated future payouts under non-equity incentive plan awards
As described above in “Compensation discussion and analysis — Annual cash incentive awards,” the Compensation and Human Resources Committee establishes a target cash incentive amount for each NEO, expressed as a percentage of that NEO’s base salary.

3.
Maximum estimated future payouts under non-equity incentive plan awards
As described above in “Compensation discussion and analysis — Annual cash incentive awards,” the maximum cash incentive amount for each NEO equals 200% of that NEO’s target amount.

4.
Estimated future payouts under equity incentive plan awards — PRSUs
The threshold, target and maximum columns each show the potential number of PRSUs that could be earned by each NEO during the three-year performance period beginning on January 1, 2024 and ending December 31, 2026. The number of PRSUs earned will be between 0% and 150% of target based on the company’s absolute and relative ROE performance during the performance period, as set forth in the applicable award agreements. Additional information regarding how the PRSU awards are earned is included above in “Compensation discussion and analysis — Long-term incentive awards.”

PRSUs granted on February 29, 2024, as part of our annual award process and earned during the three-year performance period will vest on February 28, 2027. Ms. Kedia received an additional grant on May 6, 2024, corresponding with her appointment to President. Terms of her additional grant align with those of the annual awards. Cash dividends on unvested PRSUs are accrued during the performance period, but accrued dividends are only paid upon vesting on shares earned, if any, by the NEOs.

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Executive compensation

5.
All other stock awards: number of shares of stock or units — RSUs
The RSUs granted on February 29, 2024, as part of our annual awards process vest over a three-year period, with 33% of the RSUs vesting on each of February 28, 2025, and February 28, 2026 and the remaining 34% of the RSUs vesting on February 28, 2027. Ms. Kedia received an additional grant on May 6, 2024, in connection with her appointment to President. Terms of her additional grant align with those of the annual awards. The RSUs pay an amount in cash equal to the dividends paid on our shares of common stock.

6.
Grant date fair value of stock awards
The grant date fair value of the PRSUs and the RSUs was calculated using the target number of units multiplied by the closing market price of a share of our common stock on the grant date in accordance with FASB ASC Topic 718.

Outstanding equity awards at 2024 fiscal year-end

The following table shows the outstanding equity held by the NEOs at the end of fiscal year 2024.
	Option awards			Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)1	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)1
Andrew Cecere	102,251	55.01	2/16/2027	—	—	—	—
	140,445	39.49	2/18/2026	—	—	—	—
	102,044	44.32	2/19/2025	—	—	—	—
	—	—	—	104,862(2)	5,015,549	—	—
	—	—	—	—	—	235,939(3)	11,284,962
	—	—	—	60,765(4)	2,906,390	—	—
	—	—	—	—	—	204,060(5)	9,760,190
	—	—	—	24,152(6)	1,155,190	—	—
	—	—	—	134,896(7)	6,452,076	—	—
John C. Stern	—	—	—	25,739(2)	1,231,096	—	—
	—	—	—	—	—	57,912(3)	2,769,931
	—	—	—	8,681(4)	415,212	—	—
	—	—	—	3,321(6)	158,843	—	—
Gunjan Kedia	27,267	55.01	2/16/2027	—	—	—	—
	—	—	—	14,347(8)	686,217	—	—
	—	—	—	—	—	32,281(9)	1,544,000
	—	—	—	47,664(2)	2,279,769	—	—
	—	—	—	—	—	107,245(3)	5,129,528
	—	—	—	20,255(4)	968,797	—	—
	—	—	—	—	—	68,020(5)	3,253,397
	—	—	—	7,850(6)	375,466	—	—
	—	—	—	43,841(7)	2,096,915	—	—
Terrance R. Dolan	52,829	55.01	2/16/2027	—	—	—	—
	2,331	41.88	7/18/2026	—	—	—	—
	37,455	39.49	2/18/2026	—	—	—	—
	26,531	44.32	2/19/2025	—	—	—	—
	—	—	—	47,664(2)	2,279,769	—	—
	—	—	—	—	—	107,245(3)	5,129,528
	—	—	—	26,042(4)	1,245,589	—	—
	—	—	—	—	—	87,454(5)	4,182,925
	—	—	—	10,144(6)	485,188	—	—
	—	—	—	56,656(7)	2,709,856	—	—

U.S. Bancorp 2025 Proxy Statement	63

Executive compensation

	Option awards			Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)1	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)1
Shailesh M. Kotwal	27,267	55.01	2/16/2027	—	—	—	—
	37,455	39.49	2/18/2026	—	—	—	—
	—	—	—	41,945(2)	2,006,229	—	—
	—	—	—	—	—	94,375(3)	4,513,956
	—	—	—	18,519(4)	885,764	—	—
	—	—	—	—	—	62,190(5)	2,974,548
	—	—	—	7,246(6)	346,576	—	—
	—	—	—	40,468(7)	1,935,584	—	—
Timothy A. Welsh	—	—	—	31,458(2)	1,504,636	—	—
	—	—	—	20,255(4)	968,797	—	—
	—	—	—	—	—	68,020(5)	3,253,397
	—	—	—	7,850(6)	375,466	—	—
	—	—	—	43,841(7)	2,096,915	—	—

1.
The amounts in these columns are calculated using a per share value of  $47.83, the closing market price of a share of our common stock on December 31, 2024.

2.
The RSUs vest in three annual installments, such that 33% of the RSUs vest on February 28, 2025, and February 28, 2026, respectively, and the remaining 34% of the RSUs vest on February 28, 2027. For Mr. Welsh, the remaining RSUs vest in two annual installments on February 28, 2025 and February 28, 2026, respectively. For additional information on the treatment of his award and the portion of the RSUs cancelled following his termination of employment, see the “Potential payments upon termination or change-in-control” in this proxy statement.

3.
The amount shown represents the maximum number of PRSUs that can be earned during the three-year performance period of January 1, 2024, to December 31, 2026. The actual number of PRSUs earned will be between 0% and 150% of target based on the company’s absolute and relative ROE performance during the performance period, as set forth in the applicable award agreements and as determined by the Compensation and Human Resources Committee. Performance for 2024 was above target, but the results could change during the remaining two years of the performance period. Any earned PRSUs will vest on February 28, 2027, the third anniversary of the grant date. No amount is reported for Mr. Welsh as his 2024 PRSU award was cancelled in accordance with the terms of the applicable award agreement. For additional information on the treatment of his award, see the “Potential payments upon termination or change-in-control” in this proxy statement.

4.
The RSUs vest in three annual installments commencing on the first anniversary of grant date, such that 33% of the RSUs vest on March 2, 2024, and March 2, 2025, respectively, and the remaining 34% of the RSUs vest on March 2, 2026.

5.
The amount shown represents the maximum number of PRSUs that can be earned during the three-year performance period of January 1, 2023, to December 31, 2025. The actual number of PRSUs earned will be between 0% and 150% of target based on the company’s absolute and relative ROE performance during the performance period, as set forth in the applicable award agreements and as determined by the Compensation and Human Resources Committee. Performance for each of 2023 and 2024 was above target, but the results could change during the remaining year of the performance period. Any earned PRSUs will vest on March 2, 2026, the third anniversary of the grant date.

6.
The RSUs vest in three annual installments commencing on the first anniversary of grant date, such that 33% of the RSUs vest on March 3, 2023, and March 3, 2024, respectively, and the remaining 34% of the RSUs vest on March 3, 2025.

7.
The amount shown represents the actual number of PRSUs earned based on our performance during the three-year performance period beginning on January 1, 2022, and ending December 31, 2024, as compared to the targets set forth in the applicable award agreements and determined by the Compensation and Human Resources Committee. These awards vest on March 3, 2025, the third anniversary of the grant date.

8.
The RSUs vest in three annual installments aligning with the annual awards, such that 33% of the RSUs vest on February 28, 2025 and February 28, 2026, respectively, and the remaining 34% of the RSUs vest on February 28, 2027.

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9.
The amount shown represents the maximum number of PRSUs that can be earned during the three-year performance period of January 1, 2024 to December 31, 2026. The actual number of PRSUs earned will be between 0% and 150% of target based on the company’s absolute and relative ROE performance during the performance period, as set forth in the applicable award agreements and as determined by the Compensation and Human Resources Committee. Performance for 2024 was above target, but the results could change during the remaining two years of the performance period. Any earned PRSUs will vest on February 28, 2027, aligning with the annual awards.

Option exercises and stock vested

The following table summarizes information with respect to stock option awards exercised and RSUs and PRSUs vested during fiscal year 2024.
Option exercises and stock vested during fiscal year 2024
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)1	Number of shares acquired on vesting (#)	Value realized on vesting ($)2
Andrew Cecere	93,366	96,354	222,325	9,424,964
John C. Stern	—	—	10,738	448,915
Gunjan Kedia	—	—	65,867	2,790,001
Terrance R. Dolan	26,583	81,179	91,632	3,883,666
Shailesh M. Kotwal	—	—	64,427	2,730,356
Timothy A. Welsh	—	—	65,867	2,790,001

1.
Option awards — value realized on exercise

Value determined by subtracting the exercise price per share from the market value per share of our common stock at the time of exercise and multiplying the difference by the number of shares acquired on exercise.
2.
Stock awards — value realized on vesting

Value determined by multiplying the number of vested shares by the market value on the vesting date (determined for these purposes as the closing market price of a share of our common stock on the date prior to the vesting date, or on the most recent prior business day in the event the date prior to the vesting date is not a business day).
Pension benefits

Pension benefits for fiscal year 2024
The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the NEOs.
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefits ($)1, 2	Payments during last fiscal year ($)
Andrew Cecere	U.S. Bank Non-Qualified Retirement Plan:
	Supplemental benefits	39	21,392,806	—
	Excess benefit	39	12,046,285	—
	U.S. Bank Pension Plan	39	1,005,369	—
	Total		34,444,460(3)	—
John C. Stern	U.S. Bank Non-Qualified Retirement Plan:
	Supplemental benefits	—	—	—
	Excess benefit	25	271,895	—
	U.S. Bank Pension Plan	25	204,649	—
	Total		476,544	—

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Name	Plan name	Number of years credited service (#)	Present value of accumulated benefits ($)1, 2	Payments during last fiscal year ($)
Gunjan Kedia	U.S. Bank Non-Qualified Retirement Plan:
	Supplemental benefits	—	—	—
	Excess benefit	31	912,177	—
	U.S. Bank Pension Plan	8	96,283	—
	Total		1,008,460	—
Terrance R. Dolan	U.S. Bank Non-Qualified Retirement Plan
	Supplemental benefits	3	71,712	—
	Excess benefit	26	7,491,532	—
	U.S. Bank Pension Plan	26	1,121,508	—
	Total		8,684,752	—
Shailesh M. Kotwal	U.S. Bank Non-Qualified Retirement Plan
	Supplemental benefits	—	—	—
	Excess benefit	10	817,379	—
	U.S. Bank Pension Plan	10	159,164	—
	Total		976,543	—
Timothy A. Welsh	U.S. Bank Non-Qualified Retirement Plan
	Supplement benefits	—	—	—
	Excess benefit	8	610,786	—
	U.S. Bank Pension Plan	8	110,419	—
	Total		721,205	—

1.
The measurement date and material actuarial assumptions applied in quantifying the present value of the current accrued benefits are discussed in Note 16 to our consolidated financial statements included in our 2024 Annual Report on Form 10-K. These assumptions include the use of a 5.70% discount rate for the supplemental and excess plans and a 5.84% discount rate for the qualified pension plan. The mortality assumptions used are based on the white collar PRI-2012 mortality table projected generationally using the MP-2021 improvement scale. The average pay used for the benefit calculations was historical pay through the measurement date (December 31, 2024).

The amounts in this column, other than Mr. Welsh’s Excess Benefit, were calculated based on the earliest age at which the applicable NEO is entitled to receive unreduced retirement benefits and ignore any vesting requirements. The earliest age of unreduced retirement benefits is 65 for all our NEOs. As Mr. Welsh ceased active employment in 2024, under the terms of the plan, his Excess Benefit was calculated based on an unreduced benefit at age 62. All of our NEOs are currently vested in 100% of their pension benefits.
2.
In the event of the death of one of the NEOs in this table, a pre-established percentage of the NEO’s pension benefits will be paid to the NEO’s beneficiary. The actual percentage paid to the beneficiary is dependent on the form of payment of benefits elected by the NEO. The default percentage is 50% to the NEO’s spouse. An additional lump sum death benefit may be payable based on certain actuarial calculations.

The benefit amounts shown in this column assume that each NEO will reach his or her retirement age. Due to the level of discount rates (or any accelerated service), the present value of death benefits commencing immediately would exceed the total present value of accumulated benefits shown in this column by the following amounts: (i) Mr. Cecere, $1,276,201; (ii) Mr. Stern, $162,980; (iii) Ms. Kedia, $201,438; (iv) Mr. Dolan, $86,204; (v) Mr. Kotwal, $63,801; and (vi) Mr. Welsh, $31,296.
3.
Mr. Cecere is 100% vested and eligible to begin receiving his benefits upon retirement. If any of the vested benefits are paid before Mr. Cecere reaches age 65, the benefits are reduced by certain early retirement benefit formulas specified in the applicable plan for each year prior to Mr. Cecere’s reaching age 65. These early retirement benefit formulas reduce the annual pension benefit amount payable to Mr. Cecere due to the longer benefit payment period related to the earlier commencement of benefits. Per the standard provisions of the supplemental plan, upon his attainment of age 60, Mr. Cecere became eligible for five accelerated years of service credit for service to age 65. Mr. Cecere is currently eligible for one accelerated year of service credit, worth approximately $1.3 million; this value will gradually be reflected in the table above and will have no extra value if he works to age 65. There is no effect on the applicable early reductions or benefit timing noted above.

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Understanding our “Pension benefits” table
This section provides information regarding the company’s retirement programs in which our NEOs participate, which include the U.S. Bank Pension Plan and the U.S. Bank Non-Qualified Retirement Plan.
Our company sponsors the U.S. Bank Pension Plan (the Pension Plan) which was created through the merger of the former U.S. Bancorp’s career average pay defined benefit plan, the U.S. Bancorp Cash Balance Pension Plan (which we refer to as the Old Cash Balance Plan), and the former Firstar Corporation’s non-contributory defined benefit plan, which was primarily a final average pay plan (the Firstar Plan). The Firstar Plan was frozen to new-hire employees on July 3, 2008, and to rehire employees on November 15, 2009. Participation in the Pension Plan requires one year of service with U.S. Bancorp or its affiliates.
Employees who were hired or rehired prior to July 3, 2008, or November 15, 2009, respectively, could elect to (i) continue to accrue benefits under the final average pay formula of the Pension Plan, or (ii) accrue benefits under the U.S. Bank 2010 Cash Balance Plan (the 2010 Cash Balance Plan), which represents the cash balance portion of the Pension Plan. In the event of no election, participants defaulted into the 2010 Cash Balance Plan. Participants that elected to receive pension benefits or defaulted into the 2010 Cash Balance Plan had their existing benefits in the Pension Plan frozen and earn future benefits under the cash balance formula, under which participants receive (i) annual pay credits based on eligible pay multiplied by a percentage determined by their age and years of service, and (ii) an annual interest credit.
For participants who elected to continue to accrue benefits under the final average pay formula, benefits are calculated using a final average pay formula, based upon the participant’s years of service and average pay of the five-consecutive-year period in which compensation was the highest during the ten years prior to retirement. Normal retirement age is 65.
Vesting of benefits requires five years of service for benefits under the final average pay formula and three years of service for benefits under the 2010 Cash Balance Plan. Mr. Dolan is the only NEO (of those eligible at the time) who elected to remain covered by the final average pay formula; all other NEOs are covered by the 2010 Cash Balance Plan.
Although no new benefits accrued under the Old Cash Balance Plan and Firstar Plan for service after 2001, benefits previously earned under those plans have been preserved and will be part of a retiree’s total retirement benefit. In order to preserve the relative value of benefits that use the final average pay formula, subsequent changes in compensation (but not in service) may increase the amount of those benefits. Messrs. Cecere and Dolan have earned benefits under the Old Cash Balance Plan that will be included in their ultimate retirement benefits.
The U.S. Bank Non-Qualified Retirement Plan
As federal laws limit the amount of compensation we may consider when determining benefits payable under qualified defined benefit pension plans, we also maintain a non-contributory, non-qualified retirement plan, the U.S. Bank Non-Qualified Retirement Plan, which we refer to as the Non-Qualified Plan. The Non-Qualified Plan pays the excess pension benefits that would have been payable under our current and prior qualified defined benefit pension plans if the federal limits were not in effect.
As part of her compensation package, Ms. Kedia receives an additional 23 years of service when calculating her pay credits in the Non-Qualified Plan. The additional years of service represent her service with her prior employer. Messrs. Cecere and Dolan are eligible for a supplemental benefit, which is also paid under the Non-Qualified Plan, that augments benefits earned under the Pension Plan and the non-qualified excess benefits discussed above. Such supplemental benefits are subject to compliance with certain restrictive covenant agreements. The supplemental benefit ensures that eligible NEOs receive a total retirement benefit equal to a fixed percentage of the NEO’s final average cash compensation. For purposes of this supplemental benefit, final average cash compensation includes annual base salary, annual cash bonuses and other cash compensation awards as determined by the Compensation and Human Resources Committee. Eligibility for these supplemental benefits has been determined by this committee based on individual performance and level of responsibility. Vesting of the supplemental benefit is generally subject to certain conditions, including that an NEO provide a certain number of years of service determined by the Compensation and Human Resources Committee.
Mr. Cecere is eligible for an amount of total retirement benefits (comprised of components described above) at age 65 equal to 55% of the average cash compensation during his final three years of service, reduced by his estimated retirement benefits from Social Security. Mr. Cecere is fully vested in his supplemental benefit. Mr. Dolan’s supplemental benefit was frozen in 2001. Accordingly, Mr. Dolan has a frozen monthly annuity of  $522, in which he is fully vested, payable as early as his termination date.
In accordance with his election, Mr. Cecere’s supplemental benefit will be paid in the form of a lump sum. For the supplemental benefits payable to Mr. Dolan, the standard form is either a lump sum or a joint and survivor annuity, depending

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on the present value of the lump sum at retirement. As the present value of the supplemental benefit for Mr. Dolan is currently less than $400,000, in accordance with plan rules, his supplemental benefit will default to payment in a lump sum. Mr. Dolan has the option to make an election to receive his supplemental benefit as an annuity if the election is made 12 months prior to his termination date, he is over age 55, and the present value of the supplemental benefit exceeds $50,000. The amount of the lump sum distribution equals the actuarial equivalent of the annuity form of payment and is calculated using substantially similar actuarial assumptions as for our pension plan obligations discussed in Note 16 to our consolidated financial statements included in our 2024 Annual Report on Form 10-K. The means of calculating the various annuity benefits are described in the pension plan.
Nonqualified deferred compensation

Under the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement) (the Executive Deferred Compensation Plan), eligible employees, including members of our senior management and all of our NEOs, may choose to defer all or a part of their annual base salary and annual cash incentive payments. Cash compensation that is deferred is deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.
Shown below are the rates of return for each of the investment options (also known as measurement funds) available under the Executive Deferred Compensation Plan for the period from January 1, 2024 through December 31, 2024:
Fund Name	2024 Returns
Stable Value Fund	3.07%
Bond Index Fund	1.30%
US Large Cap Equity Index Fund	25.00%
US Small-Mid Cap Equity Index Fund	16.95%
International Equity Index Fund	3.24%
U.S. Bancorp Stock Fund	15.47%
Amounts deferred under the Executive Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of the hypothetical investment options selected by the plan participant. Participants are generally allowed to change their investment elections at any time. The measurement funds are merely measuring tools to determine the amount by which account balances will be debited or credited to reflect deemed investment returns on deferred compensation.
Although the plan administrator has established procedures permitting a participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the participant until his or her retirement or earlier termination of employment. At that time, the participant will receive, depending upon the payment choice and investment alternatives selected by the participant, payment of the amounts credited to the participant’s account under the plan in a lump-sum payment or in annual installments over 5, 10, 15 or 20 years. Payments are made ratably in cash from each of the investment alternatives in which the participant has a balance. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant’s beneficiary in a single lump sum. The benefits under the plan are otherwise not transferable.

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The following table summarizes information with respect to the participation of the NEOs in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.
Nonqualified deferred compensation for fiscal year 2024
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)1	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Andrew Cecere	—	—	—	—	—
John C. Stern	—	—	—	—	—
Gunjan Kedia	565,290	234,610	78,636	—	878,536(2)
Terrance R. Dolan	—	—	—	—	—
Shailesh M. Kotwal	3,734,343	724,080	884,014	—	5,342,437(3)
Timothy A. Welsh	1,429,559	339,735	264,418	—	2,033,712(4)

1.
Aggregate earnings in last FY

The amounts reported in this column represent the change during the last fiscal year in the value of the underlying investment fund or U.S. Bancorp stock fund in which the NEO’s deferred amounts were deemed to be invested and any increases in the deferred amounts due to dividends payable upon those funds.
2.
Ms. Kedia deferred cash compensation in 2019, 2023 and 2024, for a total deferred contribution of  $708,486. This amount includes deferred incentive pay earned for her 2018, 2022 and 2023 performance. These amounts were included in her compensation reported in the “Summary compensation table” in our proxy statements for 2018, 2022 and 2023.

3.
Mr. Kotwal deferred cash compensation each year from 2018 to 2024, for a total deferred contribution of  $3,675,361. This amount includes deferred salary from 2018, 2019, 2021, 2022 and 2023, and deferred incentive pay earned for his 2018, 2019, 2021, 2022 and 2023 performance. This deferred compensation was reported in the “Summary compensation table” in our proxy statement for the applicable years for which he was a NEO.

4.
Mr. Welsh deferred cash compensation each year from 2017 to 2024, for a total deferred contribution of  $1,742,981. Of this amount, $1,615,179 is deferred salary from 2019 and 2020 and deferred incentive pay earned for his 2019, 2020, 2021, 2022 and 2023 performance. This deferred compensation was reported in the “Summary compensation table” in our proxy statement for the applicable years. Mr. Welsh’s total deferred contribution also includes $127,802 in deferred salary from 2017 and 2018 and deferred incentive pay earned for his 2018 performance that was not included in the “Summary compensation table” in our proxy statement, as Mr. Welsh was not a NEO in 2017 and 2018.

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Potential payments upon termination or change-in-control

General
None of our NEOs have employment or standalone change-in-control agreements. Any NEO whose employment is voluntarily or involuntarily terminated is entitled to the payments or other benefits that have accrued and are vested under the benefit plans discussed above in this proxy statement. Except as is specifically described below with respect to disability, death, qualifying termination of employment following a change-in-control (as defined in the equity award agreements), qualifying severance or early retirement, no NEO is entitled to any other benefits upon any employment termination or change-in-control scenario, except as provided by broad-based severance plans generally available to our employees. In accordance with applicable SEC rules, information presented for Mr. Welsh, whose employment with the company ceased on October 4, 2024, is only included for his termination of employment.
Payments made upon disability
Cash payments: Under the terms of the Non-Qualified Plan, Mr. Cecere is eligible for an annual disability benefit that is equal to 60% of his current annual cash compensation, subject to compliance with certain restrictive covenant agreements. The definition of disability is generally that a participant is unable to engage in any substantial gainful activity by reason of a physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The definition of annual cash compensation is the same definition as is used to calculate supplemental pension benefits under this plan, without using a five-year average. The Non-Qualified Plan provides that Mr. Cecere is eligible to receive disability payments through the earlier of the cessation of his disability or reaching his normal retirement age.
Messrs. Stern, Dolan and Kotwal and Ms. Kedia are eligible for an annual disability benefit of  $150,000 (i.e., 50% of annual cash compensation, capped at $300,000 of compensation) under the terms of the U.S. Bank Long-Term Disability Plan, our broad-based disability program, insured by Reliance Standard Life Insurance Company. Optional additional disability insurance is available for purchase by those NEOs. The definition of disability is generally that a participant is unable to perform material duties of his or her own occupation for 24 months following the 26 week elimination period, or any occupation after 24 months, as a result of an injury or sickness. The definition of annual cash compensation is actual cash compensation for the one-year period ending September 30, 2023. The disability benefit for any NEO would be reduced by any benefits payable under the Pension Plan, Social Security and worker’s compensation. The duration of disability payments is dependent upon the age of the participant when the disability occurs and their year of birth. Because each of Messrs. Stern, Dolan and Kotwal and Ms. Kedia was under age 64 as of December 2024, and born after 1960, payments under the prior plan would continue through the earlier of the cessation of their disability or reaching their normal retirement age, assuming all other plan conditions are met.
Effect on equity awards: If any NEO’s employment is terminated due to disability (as defined in the equity award agreements), our equity award agreements provide that the vesting and other terms of those awards will continue as if the termination of employment did not occur. Unvested equity awards continue to be subject to the applicable award terms, including any confidentiality and non-solicitation agreement between the company and the NEO, performance-based cancellation provisions, and applicable recovery or clawback provisions. Noncompliance with the terms of such agreement may result in the forfeiture of unvested amounts. As of December 31, 2024, the amounts payable per the award schedule, subject to the terms and conditions of the applicable award agreement, are the same as the PRSU and RSU values included for each NEO (other than Mr. Welsh) under the “Payments upon death” column in the table below.
Payments made upon death
Cash payments: NEOs are eligible to receive life insurance benefits under the same plans available to our other employees. Their benefit is equal to annual cash compensation, capped at $300,000. In addition, optional term life insurance is available for purchase. As this benefit is generally available to all salaried employees and does not discriminate in scope, terms, or operation in favor of the NEOs, the value has not been quantified in the “Potential payments upon disability, death, or termination after a change-in-control” table.
Effect on equity awards: Our equity award agreements provide for the acceleration of any unvested award upon death (including death after termination of employment by reason of retirement or disability, as such terms are defined in the equity award agreements), with all RSUs vesting in full and all PRSUs vesting at target if death occurs prior to the last day of the performance period and based on actual performance if death occurs on or after the last day of the performance period but prior to scheduled vesting date. All of our NEO’s stock options have vested, and the stock option award agreements provide that the administrator of the NEO’s estate has the earlier of a three-year period after death or the original ten-year term of the options during which to exercise the options.

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Payments upon qualifying termination after a change-in-control
Cash payments: None of our NEOs is entitled to any cash payments in connection with a change-in-control of U.S. Bancorp.
Effect on equity awards: Our equity award agreements provide for the acceleration of vesting of any unvested award if an NEO’s termination of employment is a qualifying termination (as defined in the equity award agreements) within 12 months after a change in control of U.S. Bancorp other than for cause (both terms as defined in the equity award agreements), with all RSUs vesting in full and all PRSUs vesting at target if the qualifying termination occurs prior to the last day of the performance period and based on actual performance if a qualifying termination occurs on or after the last day of the performance period but prior to scheduled vesting date. All of our NEO’s stock options have vested. Stock options may be exercised at any time during the 12 months following the NEO’s termination or the original ten-year term of the option, if earlier.
Payments upon qualifying severance
Broad-based cash severance payments: Each NEO is covered under the company’s broad-based U.S. Bank Severance Pay Program. Benefits under that program are based on an employee’s weekly compensation rate based on salary, years of service, position grade level, and, if applicable, target annual bonus percentage (prorated based on the number of months worked in the calendar year of a qualifying termination). Severance benefits are subject to the execution of a release in favor of the company and certain post-termination restrictions. In no case will total severance pay exceed (x) two times the individual’s cash compensation during the year immediately preceding employment termination or (y) 52 times the individual’s weekly compensation rate based on salary plus any prorated target annual bonus percentage. If their employment had terminated on December 31, 2024, cash severance amounts would have been payable in the following amounts for each NEO (other than Mr. Welsh): (i) Mr. Cecere, $6,300,000; (ii) Mr. Stern, $2,046,154; (iii) Ms. Kedia, $3,000,000 (iv) Mr. Dolan, $2,852,500; and (v) Mr. Kotwal, $2,200,000. As Mr. Welsh’s termination of employment on October 4, 2024 was deemed to be a qualifying termination under the terms of the Severance Pay Program, Mr. Welsh received a cash payment of  $1,750,000 pursuant such program.
Effect on equity awards: If an NEO has been continuously employed since the grant date and (i) has a qualifying severance defined as a qualifying termination under the Severance Pay Program at least six months from the grant date of the applicable award and (ii) the scheduled vesting dates of the award are on or before the second anniversary date of the qualifying severance, then any unvested PRSUs and RSUs would continue to vest as though the NEO had remained employed through the second anniversary of the qualifying severance and the final number of any PRSUs would be determined based on actual performance during the applicable performance period. For Messrs. Cecere and Dolan, who have met the definition of retirement eligibility under applicable equity awards, all unvested PRSUs and RSUs would continue to vest per the award schedule and have the same values included for each under the “Payments upon death” column in the table below. Unvested equity awards continue to be subject to the applicable award terms, including any confidentiality and non-solicitation agreement between the company and the NEO, performance-based cancellation provisions, and applicable recovery or clawback provisions. Noncompliance with the terms of such agreement may result in the forfeiture of unvested and/or unsettled amounts. If each of the following NEO’s employment had terminated due to a qualifying severance on December 31, 2024, the values of their PRSU and RSU awards that would continue to vest per schedule were as follows (see footnote 2 below for calculation assumptions): (i) Mr. Stern, $1,386,544; (ii) Ms. Kedia, $7,567,663; and (iii) Mr. Kotwal, $6,068,383. At December 31, 2024,the value of Mr. Welsh’s outstanding PRSU and RSU awards that will continue to vest per the vesting schedule following his termination of employment on October 4, 2024 is $6,674,198.
Payments upon early retirement
The benefit amounts for each NEO in the Pension benefits table above assume that each NEO will reach his or her retirement age. Due to the level of discount rates, the present value of early retirement benefits commencing immediately would exceed the values in the Pension benefits table by the following amounts: (i) Mr. Cecere, $1,276,201; (ii) Mr. Stern, $29,333; (iii) Ms. Kedia, $21,781; (iv) Mr. Dolan, $0; (v) Mr. Kotwal, $12,047; and (vi) Mr. Welsh, $12,957. The incremental value for Mr. Cecere includes one accelerated year of service for this SERP benefit upon reaching age 60, and his benefits are all now payable upon separation of service. As Messrs. Stern, Kotwal and Welsh and Ms. Kedia have not yet attained age 62, only their qualified retirement benefits can be accelerated.

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Quantification of estimated payments and benefits
The following table shows potential annual cash payments to the NEOs upon disability and the potential benefits the NEOs could accrue through accelerated equity vesting upon death or involuntary termination of employment (other than for cause) following a change-in-control of U.S. Bancorp. No information regarding pension amounts payable to the NEOs is shown in the following table; applicable pension amounts payable to NEOs are discussed above under the heading “Pension benefits.”
The amounts shown assume that termination was effective as of December 31, 2024 (the last business day of the year), and are estimates of the amounts that would be paid to the NEOs upon termination, in addition to the base salary and cash incentive payments earned by them during 2024. The actual amounts to be paid can only be determined at the time of an NEO’s termination.
Potential payments upon disability, death or termination after a change-in-control
Name	Type of payment	Annual cash disability payments ($)	Payments upon death ($)1	Payments upon involuntary termination (other than for cause) after a change-In-control ($)
Andrew Cecere
	Base pay	840,000	—	—
	Bonus	2,957,640	—	—
	Unvested RSUs and PRSUs2	—	29,559,323	29,559,323
	Total	3,797,640	29,559,323	29,559,323
John C. Stern
	Base pay	150,000	—	—
	Bonus	—	—	—
	Unvested RSUs and PRSUs2	—	3,651,773	3,651,773
	Total	150,000	3,651,773	3,651,773
Gunjan Kedia
	Base pay	150,000	—	—
	Bonus	—	—	—
	Unvested RSUs and PRSUs2	—	13,025,161	13,025,161
	Total	150,000	13,025,161	13,025,161
Terrance R. Dolan
	Base pay	150,000	—	—
	Bonus	—	—	—
	Unvested RSUs and PRSUs2	—	12,928,736	12,928,736
	Total	150,000	12,928,736	12,928,736
Shailesh M. Kotwal
	Base Pay	150,000	—	—
	Bonus	—	—	—
	Unvested RSUs and PRSUs2	—	10,166,506	10,166,506
	Total	150,000	10,166,506	10,166,506

1.
See footnote 2 to the Pension benefits table for additional information about amounts payable to each NEO in the event of their death prior to reaching retirement age.

2.
Value determined by multiplying the number of units by $47.83, the closing market price of a share of our common stock on December 31, 2024. PRSU values reflect actual payout for PRSUs granted in 2022 and target payout for PRSUs granted in 2023 and 2024, as applicable.

72	U.S. Bancorp 2025 Proxy Statement

Executive compensation

Pay ratio

Total compensation amounts and ratio for 2024
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our employees and the annual total compensation of our CEO.
▶
The median of the annual total compensation of all employees of our company other than the CEO was $90,217 in 2024.

▶
The annual total compensation for our CEO was $19,356,992 in 2024, which equals the amount reported in the “Summary compensation table” plus the amount spent on health and welfare benefits generally available to all employees.

▶
The resulting ratio of the annual total compensation of our median employee to the annual total compensation of our CEO for 2024 is 1:215.

The ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the foregoing information may not be directly comparable to the information provided by other companies in our peer group or otherwise.
Median employee identification and compensation calculation
We identified our median employee based on compensation paid during 2024 to all of our U.S.-based employees, other than our CEO, who were employed by us on December 31, 2024. We considered any person to whom we delivered a Form W-2 Wage and Tax Statement (Form W-2) for services performed in 2024 to be a U.S.-based employee, which includes full-time, part-time, and temporary workers. For purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, “Medicare wages and tips,” on each employee’s 2024 Form W-2. We did not annualize the compensation of anyone who was employed by us for only part of the year. As allowed by Item 402(u) of Regulation S-K, we are using the same median employee for our 2024 pay ratio disclosure as we used for our 2023 pay ratio disclosure because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
In accordance with the “de minimis” exemption provided in Item 402(u) of Regulation S-K, we excluded from consideration all of our non-U.S. employees. As of December 31, 2024, the last business day of the year, we had 3,367 non-U.S. employees, representing approximately 4.8% of our total U.S. and non-U.S. workforce of approximately 70,263 active employees on that date. The excluded employees worked in the following jurisdictions: Poland (1,169), Ireland (1,147), United Kingdom (509), Canada (194), Spain (142), Lithuania (60), Luxembourg (54), Germany (49), Norway (25), Sweden (17), and Cayman Islands (1).
We determined our median employee’s total compensation in the same manner that we determined the CEO’s compensation for purposes of this pay ratio disclosure.

U.S. Bancorp 2025 Proxy Statement	73

Executive compensation

Pay versus performance

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our compensation philosophy and how we align executive compensation with company financial performance, refer to the “Compensation discussion and analysis”, beginning on page 42 of this proxy statement.
The following table provides information showing the relationship during 2024, 2023, 2022, 2021 and 2020 between (1) executive compensation “actually paid” (as defined by SEC rules and further described below) to (a) our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO named executive officers (also referred to below as other NEOs), on an average basis, and (2) the company’s financial performance. We have identified adjusted Return on Equity (Adjusted ROE) as our Company-Selected Measure that represents, in our view, the most important financial measure used to link compensation actually paid for 2024 to our performance. Adjusted ROE has a material impact on CEO and NEO compensation because it is used to calculate performance-based long-term incentive awards, as described in the “Compensation discussion and analysis” section above.
Year	Summary compensation table total for PEO1	Compensation actually paid to PEO1, 6	Average summary compensation table total for non-PEO named executive officers2	Average compensation actually paid to non-PEO named executive officers2, 6	Value of initial fixed $100 investment based on:		Net income (in millions)4	Adjusted ROE5
					Total shareholder return	Peer Group total shareholder return3
2024	$19,339,327	$22,927,793	$7,711,887	$8,245,789	$100	$106	$6,299	12.47%
2023	$22,916,957	$19,239,627	$5,566,902	$5,873,734	$87	$97	$5,429	14.95%
2022	$16,157,514	$14,217,402	$5,859,631	$5,004,351	$83	$98	$5,825	15.9%
2021	$19,166,276	$21,662,399	$5,810,359	$7,353,727	$102	$124	$7,963	13.3%
2020	$16,752,753	$8,176,718	$4,747,969	$2,926,730	$82	$90	$4,959	13.0%

1.
Andrew Cecere served as our CEO for the entirety of 2024, 2023, 2022, 2021 and 2020.

2.
The other NEOs included in this calculation for each year are:

2024 —  John C. Stern, Gunjan Kedia, Terrance R. Dolan, Shailesh M. Kotwal and Timothy A. Welsh
2023 — Terrance R. Dolan, John C. Stern, Gunjan Kedia, Shailesh M. Kotwal, Timothy A. Welsh and Jeffry H. von Gillern
2022 — Terrance R. Dolan, Jeffry H. von Gillern, Gunjan Kedia and Timothy A. Welsh
2021 — Terrance R. Dolan, Jeffry H. von Gillern, Gunjan Kedia and Shailesh M. Kotwal
2020 — Terrance R. Dolan, Jeffry H. von Gillern, Gunjan Kedia and Timothy A. Welsh
3.
For purposes of calculating the peer group TSR, the KBW Bank Index (Peer Group TSR) was used pursuant to Item 201(e) of Regulation S-K and is reflected in our 2024 Annual Report to Shareholders. In accordance with applicable SEC rules, the Peer Group TSR was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR for both the company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2019, through and including the end of the fiscal year for which TSR is being presented in the table. TSR calculations reflect reinvestment of dividends.

4.
Net income attributable to U.S. Bancorp as reported in the company’s consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2020, 2021, 2022, 2023, and 2024.

5.
Adjusted ROE is a non-GAAP financial measure. As discussed on pages 50-51 in the “Compensation discussion and analysis” section, adjusted ROE is calculated by adjusting the company’s reported ROE results to exclude notable items that are unusual or related to acquisitions, such as merger-related charges, and adjustments related to the impact of the CECL accounting standard. The adjustments eliminate the volatility of the accounting standard related to changes in the allowance for credit losses, while including net charge-offs related to actual credit losses experienced.

6.
The dollar amounts reported in these columns represent the amounts of compensation actually paid to our PEO and average compensation actually paid to our other NEOs, as applicable. Compensation actually paid does not necessarily represent cash

74	U.S. Bancorp 2025 Proxy Statement

Executive compensation

and/or equity value transferred to our PEO or any other NEO without restriction, but rather is a value calculated in accordance with applicable SEC rules. The additional table below sets forth each of the amounts required by applicable SEC rules to be deducted from and added to the amount of total compensation as reflected in the “Summary compensation table”, to calculate compensation actually paid. Equity award values are calculated in accordance with FASB ASC Topic 718 and PRSUs are earned based on specified performance-criteria. For purposes of calculating the fair value amounts for PRSUs in the table below, (i) total fair value as of year-end is based on the probable outcome of the PRSUs using data through year-end, and (ii) total fair value as of the vesting date is based on the number of shares actually earned based on performance. There were no other assumptions made in the valuation of equity awards, including RSUs and stock options, which differ materially from those disclosed as of the grant date of such equity awards.
	2024
	PEO	Other NEOs average
Summary compensation table total	$19,339,327	$7,711,887
DEDUCT: Fair value of equity awards granted during covered fiscal year	$11,000,024	$4,719,999
ADD: Year-end fair value of outstanding and unvested equity awards granted during the covered fiscal year	$12,988,895	$4,706,122
ADD: Change in fair value of outstanding and unvested equity awards granted in prior fiscal years	$2,676,285	$757,483
ADD: Fair value as of vesting date of equity awards granted and vested in covered fiscal year	$0	$0
ADD: Change in fair value as of vesting date of equity awards granted in prior years that vested in the covered fiscal year	$(88,323)	$(26,241)
DEDUCT: Year-end fair value for any equity awards granted in any prior fiscal year that failed to meet applicable vesting conditions during the covered fiscal year	$0	$0
DEDUCT: Change in actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in Summary compensation table	$1,926,261	$278,506
ADD: Pension service cost attributable to (i) services rendered during the covered fiscal year and (ii) any change in pension value attributable to plan amendments made in the covered fiscal year	$937,894	$95,043
Compensation actually paid	$22,927,793	$8,245,789
Financial performance measures
As discussed in the “Compensation discussion and analysis”, our executive compensation program and compensation decisions reflect the guiding principles of aligning long-term performance with shareholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the company to link compensation actually paid to the company’s NEOs for the most recently completed fiscal year to the company’s performance are as follows:
▶
Total Shareholder Return (TSR)

▶
Adjusted ROE*

▶
Adjusted EPS*

▶
Corporate Pretax Income

▶
Business Line Pretax Income

*
Non-GAAP financial measures; see footnote 5 above for information on the calculation of Adjusted ROE. As discussed in more detail on pages 46-47 in the “Compensation discussion and analysis”, Adjusted EPS is calculated from company reported EPS results, and adjusted to account for notable items that are unusual or related to acquisitions, including merger-related charges, and variation in our loan loss reserve in connection with our adoption of the CECL accounting standard in January 2020. Our adoption of CECL creates the potential for significant accounting volatility and uncertainty with respect to the loan loss reserve that is often dependent upon a number of judgmental factors and economic assumptions. In an effort to measure performance based on actual credit losses, the company excludes changes in the allowance driven by these factors and includes net charge-offs in the determination.

U.S. Bancorp 2025 Proxy Statement	75

Executive compensation

Analysis of the information presented in the “Pay versus performance” table
While the company utilizes several performance measures to align executive compensation with company performance, not all of those company measures are presented in the “Pay versus performance” table set forth above. Moreover, the company generally seeks to incentivize positive long-term performance and, therefore, does not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v), the company is providing the following descriptions of the relationships between information presented in the “Pay versus performance” table.

TSR:
TSR has the most direct and significant impact on CEO and NEO compensation actually paid. This is primarily driven by our compensation program design, which is structured with a significant portion of compensation at-risk, through RSUs and PRSUs. At least 64% of CEO compensation and more than 56% of NEO compensation is directly impacted by TSR. The accompanying graphs show the relationship between (1) compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and our cumulative TSR and (2) our cumulative TSR and peer group TSR, over the five fiscal years ending December 31, 2024.

76	U.S. Bancorp 2025 Proxy Statement

Executive compensation

Net income:
The accompanying graph shows the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and net income attributable to U.S. Bancorp over the five fiscal years ending December 31, 2024 as reported in the company’s consolidated financial statements.

Adjusted ROE*:
Adjusted ROE is the company-selected measure of the return generated by the company on shareholders’ investment. As the core metric used to link company performance to compensation actually paid, adjusted ROE has a material impact on CEO and NEO compensation because it is used to calculate performance-based long-term incentive results. The company has currently and historically had high ROE performance relative to peer institutions in our financial peer group. The accompanying graph shows the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and our adjusted ROE over the five fiscal years ending December 31, 2024.
*
Non-GAAP financial measure. See footnote 5 above for information on the calculation of Adjusted ROE.

U.S. Bancorp 2025 Proxy Statement	77

Director compensation

Director compensation
Determining compensation for non-employee directors
The Compensation and Human Resources Committee retained its independent compensation consultant to provide advice regarding non-employee director compensation in 2024. Before recommending a non-employee director compensation program to the independent members of the Board for approval, the committee reviewed director compensation information for our compensation peer group companies to assess the alignment of our compensation package with market practice and current trends. The detailed peer data that was reviewed included information about compensation paid per director, compensation amounts attributable to various compensation components, committee fee structures, lead independent director retainer and additional retainers paid to committee chairs.
Cash compensation for Board and committee service during the April 2024 — April 2025 term
Our non-employee directors received the following cash fees for serving on the Board and committees this term:
Retainer
Annual retainer for service on the Board	$100,000
Additional annual retainer for Lead Independent Director	$50,000
Additional annual retainer for chairs of Compensation and Human Resources, Governance, and Public Responsibility Committees	$30,000
Additional annual retainer for chairs of Audit and Risk Management Committees	$45,000
Additional annual retainer for chair of Cybersecurity and Technology Subcommittee	$25,000
Additional annual retainer for other members of Audit and Risk Management Committees	$20,000
In addition, each non-employee director received $1,500 for attendance at each meeting that was not a regularly scheduled Board or committee meeting and each meeting of a special committee/subcommittee, including the Cybersecurity and Technology Subcommittee.
Equity award for Board service during the April 2024 — April 2025 term
Each non-employee director received an annual award of restricted stock units with a grant date fair value of approximately $185,000 under the U.S. Bancorp 2024 Stock Incentive Plan, which reflects the Board’s approval of a $10,000 increase in the annual award based on its annual review of director compensation, market competitiveness, and taking into consideration the advice of its independent compensation consultant. The restricted stock units were fully vested at the time of grant, but the underlying shares will not be delivered until the director ceases to serve on the Board. Each non-employee director may elect to have all of his or her shares delivered promptly following cessation of service or to have the shares delivered in ten annual installments. Each non-employee director is entitled to receive additional fully vested restricted stock units having a fair market value equal to the amount of dividends he or she would have received had restricted stock been awarded instead of restricted stock units.
Director stock ownership requirements
The Compensation and Human Resources Committee has established stock ownership requirements for each non-employee director equal to five times the value of the annual cash retainer. New directors must satisfy this minimum ownership level within five years of joining the Board. As of December 31, 2024, all of the directors serving at that time were in compliance with our stock ownership guidelines or were on track to be in compliance by the end of his or her five-year compliance period.
Deferred compensation plan participation
Under the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (the Director Deferred Compensation Plan), our non-employee directors may elect to defer all or a part of their cash fees. Cash fees that are deferred are deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.
The terms and investment alternatives of the Director Deferred Compensation Plan are substantially the same as those of the Executive Deferred Compensation Plan, except the U.S. Bancorp stock fund is generally paid in shares. See “Executive compensation — Nonqualified deferred compensation” above for the rates of return for 2024 for each of these investment options (also known as measurement funds).

78	U.S. Bancorp 2025 Proxy Statement

Director compensation

Director compensation for fiscal year 2024
The following table shows the compensation of the individuals who served as non-employee members of our Board of Directors during any part of fiscal year 2024.
Name1	Fees earned or paid in cash ($)	Stock awards ($)2	All other compensation ($)	Total ($)
Warner L. Baxter	149,500	185,013	—	334,513
Dorothy Bridges	153,000	185,013	—	338,013
Elizabeth L. Buse	147,500	185,013	—	332,513
Alan B. Colberg	127,500	185,013	—	312,513
Kimberly N. Ellison-Taylor	123,000	185,013	—	308,013
Aleem Gillani	118,167	154,156	—	272,323
Kimberly J. Harris	139,000	185,013	—	324,013
Roland A. Hernandez	159,000(3)	185,013	—	344,013
Richard P. McKenney	133,500(3)	185,013	10,000(4)	328,513
Yusuf I. Mehdi	154,000	185,013	—	339,013
Loretta E. Reynolds	133,500	185,013	—	318,513
John P. Wiehoff	152,500(3)	185,013	—	337,513
Scott W. Wine	134,500(3)	185,013	—	319,513

1.
Andrew Cecere, our Chairman and Chief Executive Officer, did not receive any compensation for his service as a director. His compensation is set forth in the Summary Compensation Table above.

2.
The amounts in this column are calculated based on the fair market value of our common stock on the date the grant was made in accordance with FASB ASC Topic 718. Each non-employee director elected at the 2024 annual meeting received a grant of 4,691 restricted stock units on April 18, 2024, with a grant date fair value of  $185,013. Mr. Gillani joined the Board in July 2024 and received a prorated award of 3,561 restricted stock units on July 16, 2024, with a grant date fair value of  $154,156, for his partial service during the April 2024 — April 2025 term.

No non-employee director held any stock options as of December 31, 2024. The non-employee directors held restricted stock units as of December 31, 2024, as follows:
Name	Restricted stock units
Mr. Baxter	38,785
Ms. Bridges	27,127
Ms. Buse	28,426
Mr. Colberg	11,461
Ms. Ellison-Taylor	17,381
Mr. Gillani	3,599
Ms. Harris	48,003
Name	Restricted stock units
Mr. Hernandez	60,249
Mr. McKenney	30,549
Mr. Mehdi	28,426
Ms. Reynolds	12,275
Mr. Wiehoff	21,983
Mr. Wine	45,206

3.
Messrs. Hernandez, McKenney, Wiehoff, and Wine chose to defer their cash fees under the Director Deferred Compensation Plan.

4.
Represents matching contributions under our charitable matching gifts program, which is available to all of our directors and provides matching charitable donations of up to $5,000 per year to qualified non-profit organizations, schools and educational institutions. Mr. McKenney made charitable contributions in each of 2023 and 2024 for which matching contribution amounts were paid in 2024.

U.S. Bancorp 2025 Proxy Statement	79

Audit Committee report and payment of fees to auditor

Audit Committee report and payment of fees to auditor
Audit Committee report
The consolidated financial statements of U.S. Bancorp for the year ended December 31, 2024, were audited by Ernst & Young LLP (EY), independent auditor for U.S. Bancorp.
As part of its activities, the Audit Committee has:
1.
Reviewed and discussed with management the audited financial statements of U.S. Bancorp;

2.
Discussed with the independent auditor the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the U.S. Public Company Accounting Oversight Board (PCAOB), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the SEC, PCAOB and NYSE rules;

3.
Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence; and

4.
Discussed with the independent auditor its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Bancorp for the year ended December 31, 2024, be included in U.S. Bancorp’s 2024 Annual Report on Form 10-K filed with the SEC.
Audit Committee of the Board of Directors of U.S. Bancorp
Warner L. Baxter, Chair
Elizabeth L. Buse
Alan B. Colberg
Kimberly N. Ellison-Taylor
Aleem Gillani

Fees to independent auditor
The following aggregate fees were billed to us for professional services by EY for fiscal years 2024 and 2023:
($ in millions)	2024	2023
Audit fees	$17.2	$22.8
Audit-related fees	7.7	7.1
Tax fees	7.2	6.9
All other fees(1)	0.0	0.0
Total	$32.1	$36.8

1.
Fees for all other services billed to us by EY were less than $50,000 in 2024 and 2023.

Audit fees: Audit fees consist of fees billed to us by EY for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation, as well as procedures required by regulators, comfort letters, consents and assistance provided with our regulatory filings.
Audit-related fees: Audit-related fees consist of fees billed to us by EY for audits of pension and other employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, reviews of internal controls not related to the audit of our consolidated financial statements, and internal control reports for various lines of business to support their customers’ business requirements.
Tax fees: Tax fees consist of fees billed to us by EY for tax compliance and review, tax planning and other tax services. The aggregate fees billed for tax compliance and review services, including the preparation of and assistance with federal, state and local income tax returns, sales and use filings, and foreign and other tax compliance, provided to us by EY was $5.1 million and $4.0 million in 2024 and 2023, respectively. In addition to fees being paid for tax compliance services, we paid $2.1 million and $2.9 million in 2024 and 2023, respectively, for tax planning and other tax services provided to us by EY.

80	U.S. Bancorp 2025 Proxy Statement

Audit Committee report and payment of fees to auditor

All other fees: Other fees billed to us by EY in 2024 and 2023 primarily related to advisory services associated with market data insights.
Administration of engagement of independent auditor
The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of our independent auditor, including approving the services provided by the independent auditor and the associated fees. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC and the PCAOB. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.
As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Controller or Chief Risk Officer. These requests are required to include information on the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.
All of the services provided by our independent auditor in 2024 and 2023, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies after consideration of any impact of these services on the auditor’s independence.

U.S. Bancorp 2025 Proxy Statement	81

Proposal 3 — Ratification of selection of independent auditor

Proposal 3 — Ratification of selection of independent auditor
The Audit Committee has selected EY as our independent auditor for the 2025 fiscal year. EY began serving as our independent auditor for the fiscal year ended December 31, 2003. Our Audit Committee has carefully considered the selection of EY as our independent auditor and has also considered whether there should be regular rotation of the independent external audit firm.
The Audit Committee annually reviews EY’s independence and performance in connection with the committee’s determination of whether to retain EY or engage another firm as our independent auditor. In determining whether to reappoint EY as U.S. Bancorp’s independent auditor, the Audit Committee took into consideration a number of factors, including:
▶
the qualifications of EY, the lead audit partner, and other key personnel;

▶
the length of time the firm has been engaged;

▶
the quality of the historical and recent performance on the U.S. Bancorp audit;

▶
EY’s capability and expertise in handling the breadth and complexity of our operations;

▶
external data on audit quality and performance, including the results of PCAOB inspection reports on EY and EY’s response to the matters raised in those reports, as well as actions to continue to enhance the quality of its audit practices;

▶
the appropriateness of EY’s fees on an absolute basis and as compared to peer firms; and

▶
the advisability and potential impact of selecting a different independent audit firm.

In accordance with SEC rules and company policies, lead and concurring audit partners are subject to a maximum of five years of service in that capacity. The process for selecting the audit firm’s lead engagement partner involves meetings with the candidates for the role by management; review and discussion with the chair of the Audit Committee, who meets with selected candidates; and further discussion with the full committee.
The members of the Audit Committee believe the continued retention of EY to serve as our independent auditor is in the best interests of our company and its shareholders. While we are not required to do so, we are submitting the selection of EY to serve as our independent auditor for the 2025 fiscal year for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of EY are expected to attend the annual meeting, will be available to answer shareholder questions, and will have the opportunity to make a statement if they desire to do so.
FOR
The Board of Directors recommends that you vote “FOR” ratification of the selection of Ernst & Young LLP as the independent auditor of U.S. Bancorp for the 2025 fiscal year.

82	U.S. Bancorp 2025 Proxy Statement

Proposal 4 — Shareholder proposal regarding a report on board oversight of risks relating to discrimination

Proposal 4 — Shareholder proposal regarding a report on board oversight of risks relating to discrimination
The Board of Directors recommends that you vote “AGAINST” this shareholder proposal for the reasons set forth below.
Shareholder proposal

American Conservative Values ETF, 9711 Washingtonian Blvd., Suite 550, Gaithersburg, Maryland 20878, the holder of 5,788 shares of our common stock, has advised us that it intends to introduce the following resolution at the annual meeting. The company is not responsible for the accuracy or content of the proposal and the supporting statement which appear in the form received by the proponent in accordance with rules of the SEC.
Report on Risks of Politicized De-banking
Supporting Statement:
Financial institutions control access to the marketplace. On account of their unique and pivotal role in America’s economy, many federal and state laws already prohibit them from discriminating against customers. As shareholders of U.S Bancorp, we believe it is essential for the company to provide financial services on an equal basis without regard to factors such as race, color, religion, sex, national origin, or social, political, or religious views.
We are concerned with the rising trend of financial institutions politicizing their services, whether through radical environmental commitments,i colluding with federal law enforcement to profile conservative and religious Americans as domestic terrorist threats,ii or outright denying service to certain industries,iii political groups, Muslims, or other religious groups.iv
Numerous state attorneys general,v financial officers,vi and agriculture commissionersvii have warned major financial institutions about their conduct. Democrats and Republican Congress members are investigating.viii The Supreme Court recently and unanimously sided with the NRA and ACLU to condemn any government officials who would coerce financial institutions to deny service to their political opponents.ix
Many states have also passed laws protecting state pension funds and contracts from politicized finance.x And Tennessee, Florida, and Texas have directly prohibited de-banking.xi
But the 2023 edition of the Viewpoint Diversity Business lndexxii shows that 69% of the largest financial institutions include vague and subjective grounds to deny service like “reputational risk,” “social risk,” “misinformation,” “hate speech” or “intolerance.” This includes U.S. Bancorp, which is subject to problematic “reputational risk” regulations and can close a customer’s account “for any reason or for no reason at all.”xiii U.S. Bancorp also made headlines last year when it de-banked the Constitution Party of Idaho.
These kinds of terms encourage financial institutions to deny or restrict service for arbitrary or discriminatory reasons. They also give fringe activists and governments a foothold to demand that private financial institutions deny service under the sweeping, unfettered discretion that such policies provide.
When companies engage in this kind of discrimination, they hinder the ability of Americans to access the marketplace and instead become de facto regulators and censors. This undermines the fundamental freedoms of our country and is an affront to the public trust.
U.S. Bancorp needs to increase transparency around these practices and provide assurances to customers that it does not discriminate based on a customer’s political or religious views.
Resolved: Shareholders request the Board of Directors of U.S. Bancorp conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how it oversees risks related to discrimination against customers based on their race, color, religion (including religious views), sex, national origin, or political views, and whether such discrimination may impact customers and other individuals’ exercise of their constitutionally protected civil rights.

i https://www.unepfi.org/net-zero-banking/
ii https://judiciary.house.gov/media/press-releases/new-report-exposes-massive-government-surveillance-americans-financiaI-data; https://www.warren.senate.gov/newsroom/press-releases/warren-omar-lawmakers_seek-information-from-big-banks-on-account-closure-
practices-that-discriminate-against-muslim-americans

U.S. Bancorp 2025 Proxy Statement	83

Proposal 4 — Shareholder proposal regarding a report on board oversight of risks relating to discrimination

iii https://www.nbcnews.com/news/us-news/bank-america-stops-financing-makers-military-style-rifles-n865106;
https://www.reuters.com/article/usa-immigration/bank-of-america-to-stop-financing-operators-of-private-prisons-detention-centers-
idUSL2N23X1JL
iv https://www.viewpointdiversityscore.org/resources/instances-of-viewpoint-based-de-banking; https://www.warren.senate.gov/newsroom/press-releases/warren-omar-lawmakers_seek-information-from-big-banks-on-account-closure-practices-that-discriminate-against-muslim-
americans
v https://www.ag.ky.gov/Press Release Attachments/23.5.2 Letter to Chase.pdf; https://ag.ks.gov/docs/default-source/documents/bank-of-america-letter.pdf; https://dojmt.gov/wp-content/uploads/WF-debanking-letter-Final.pdf
vi https://www.foxbusiness.com/politics/state-financial-officers-call-jpmorgan-chase-address-politically-motivated-de-banking;
https://sfof.com/wp-content/uploads/2024/04/SFOF_BoA_Letter.pdf
vii https://www.foxbusiness.com/politics/dozen-state-gop-agriculture-commissioners-launch-probe-us-banks-esg-investing
viii https://www.huffpost.com/entry/elizabeth-warren-banks-muslims-discrimination_n_65d76fbce4b0189a6a7d2bf3;
https://judiciary.house.gov/media/press-releases/chairman-jordan-expands-financial-surveillance-investigation-other-major
ix https://www.presstelegram.com/2024/06/06/aclu-and-nra-unite-to-defend-the-first-amendment/
x https://drive.google.com/file/d/1VJ82mMNupoFSZPQ98nLcW7AtcyBQWB18/view
xi https://www.hklaw.com/en/insights/publications/2023/06/new-florida-law-prohibits-use-of-esg-factors-in
xii https://viewpointdiversityscore.org/business-index
xiii https://www.viewpointdiversityscore.org/company/us-bancorp
Board of Directors’ Response

Our policies and practices are designed to prevent discrimination in the provision of our products and services.
We build trusted relationships with our customers and the communities we serve through our commitment to the highest ethical standards and following all laws and regulations that prohibit us from discriminating in our business. Our Code of Ethics and Business Conduct (Code) provides our employees with the principles to help guide their conduct with customers and others who do business with U.S. Bank. It makes clear our expectations that we act ethically and with integrity and follow all policies, laws and regulations, including fair lending and responsible banking laws, and that we do not tolerate unlawful discrimination, harassment or retaliation of any of kind. Our policies, including our fair and responsible banking policy, prohibit discrimination in lending based on race, color, sex, religion, national origin, political affiliation or any other basis prohibited by law. Our approach to managing and overseeing customer relationships balances the company’s overall business strategy with its risk tolerance for a broad range of risks, including operational, compliance, and credit risks. However, it is not our policy or practice to deny services based on political or religious beliefs.
We ask all of our employees to attest each year that they understand and will abide by the expectations described in the Code, including doing business in a fair and responsible manner and complying with our anti-discrimination policies. As part of our commitment to treat customers in a non-discriminatory manner, our fair and responsible banking program also includes annual training provided to branch, lending and other employees. Any customer complaints of discrimination are escalated to our compliance team for review and our Enterprise Complaints Committee that is part of our risk governance structure provides oversight of that complaint monitoring.
Our Board and its committees provide independent oversight of our anti-discrimination policies and practices, including related risk management practices.
Our ethics, culture of integrity, and fair treatment of customers are part of the tone at the top set by our Board and management and are embedded in our comprehensive governance and risk management framework overseen by the Board and its committees. The Board oversees our anti-discrimination efforts through multiple committees. The Audit Committee oversees compliance with our Code and effectiveness of the systems management has established to implement the company’s ethics guidelines, including the reporting and resolution of ethics concerns, ethics education, and awareness initiatives. The Public Responsibility Committee oversees our fair and responsible banking activities and performance. These responsibilities complement the Risk Management Committee’s oversight of our risk management framework and enterprise-wide risk management, including the identification, measurement, management and monitoring of all of the company’s key risks, including operational, compliance, and credit risks. We believe the diverse range of skills, experience, and perspectives represented among our directors, as discussed in this proxy statement, enable the Board to provide effective oversight.

84	U.S. Bancorp 2025 Proxy Statement

Proposal 4 — Shareholder proposal regarding a report on board oversight of risks relating to discrimination

As a financial institution, we are subject to comprehensive supervision and regulation by several focused agencies as well as other federal, state and international laws and regulations. Compliance with these obligations may, under certain circumstances, require account closures; however, we do not close accounts on the basis of race, color, religion, sex, national origin or political affiliation.
We are subject to comprehensive supervision and regulation by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Consumer Financial Protection Bureau, among others, and various other federal, state and international regulations. This includes requirements to maintain an appropriate risk management framework, including a risk-based financial crimes program and procedures for opening, reviewing, and closing customer accounts. Under certain circumstances, these requirements may require the closure of certain customer accounts. However, we do not make decisions regarding the opening, reviewing, or closing of accounts on the basis of race, color, religion, sex, national origin, political affiliation, or any other basis prohibited by law. We are also subject to regulatory oversight designed to protect consumers, prohibit discrimination, and provide access to financial services.
Given our existing policies and procedures that are intended to prevent discrimination in the provision of our products and services, regulatory requirements and oversight of our business, and existing disclosures, the proposed evaluation and report are unnecessary and would not provide shareholders with meaningful additional information.
AGAINST
The Board of Directors recommends that you vote “AGAINST” this proposal regarding a report on board oversight of risks relating to discrimination

U.S. Bancorp 2025 Proxy Statement	85

Security ownership of certain beneficial owners and management

Security ownership of certain beneficial owners and management
The following tables show how many shares of our common stock were beneficially owned as of February 3, 2025, by each current director and director nominee, each of the NEOs, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our voting securities.
Unless otherwise noted, the shareholders listed in the tables have sole voting and investment power with respect to the shares of common stock owned by them. None of the shares beneficially owned by our directors or executive officers is subject to any pledge, in accordance with our company policy prohibiting them from pledging or hedging our common stock.
Directors and executive officers
Name of beneficial owner	Outstanding shares of common stock1	Options exercisable within 60 days of February 3, 2025	Restricted stock units2	Deferred compensation3	Total	Percent of common stock
Warner L. Baxter	—	—	39,164	—	39,164	*
Dorothy Bridges	—	—	27,393	—	27,393	*
Elizabeth J. Buse	—	—	28,705	—	28,705	*
Andrew Cecere	1,055,380	344,740	223,581	—	1,623,701	*
Alan B. Colberg4	10,050	—	11,573	—	21,623	*
Terrance R. Dolan	133,695	52,829	95,355	—	281,879	*
Kimberly N. Ellison-Taylor	—	—	17,551	—	17,551	*
Aleem Gillani	10,000	—	3,634	—	13,634	*
Kimberly J. Harris	—	—	48,473	—	48,473	*
Roland A. Hernandez	—	—	60,839	21,617	82,456	*
Gunjan Kedia	141,513	27,267	82,130	—	250,910	*
Shailesh M. Kotwal5	68,366	64,722	70,676	—	203,764	*
Richard P. McKenney	20,000	—	30,848	26,683	77,531	*
Yusuf I. Mehdi	—	—	28,705	—	28,705	*
Loretta E. Reynolds	—	—	12,395	—	12,395	*
John C. Stern	33,103	—	16,089	—	49,192	*
Timothy A. Welsh6	94,657	—	77,396	—	172,053	*
John P. Wiehoff	—	—	22,199	18,875	41,074	*
Scott W. Wine	30,838	—	45,649	37,543	114,030	*
All directors and current executive officers as a group (26 persons)4	1,842,423	516,765	1,047,340	104,718	3,511,246	*
* Indicates less than 1%.
1.
Common stock
Includes the following shares beneficially owned by the indicated director or executive officer:

▶
for Mr. Cecere, includes 341 shares held by Mr. Cecere’s spouse, as to which Mr. Cecere has no voting or investment power; and 14,502 shares held in the U.S. Bank 401(k) Savings Plan;

▶
for Mr. Dolan, includes 8,063 shares held in the U.S. Bank 401(k) Savings Plan;

▶
for Mr. Welsh, includes 4,232 shares held in the U.S. Bank 401(k) Savings Plan;

86	U.S. Bancorp 2025 Proxy Statement

Security ownership of certain beneficial owners and management

▶
for Mr. Wine, includes 400 shares held in trusts of which Mr. Wine is trustee; and

▶
for all directors and executive officers as a group, includes 27,718 shares held in the U.S. Bank 401(k) Savings Plan for the accounts of certain executive officers.

2.
Restricted stock units
RSUs (including PRSUs earned based on the applicable performance criteria over the three-year performance period held by our executive officers) are distributable in an equivalent number of shares of our common stock upon settlement. RSUs granted to our officers are settled as they vest, and RSUs granted to our directors are immediately vested but do not settle until the director ceases to serve on the Board. The number of RSUs and PRSUs that are currently vested, or that vest within 60 days of February 3, 2025, is included in this column.

3.
Deferred compensation
Certain of our directors have deferred cash compensation under our deferred compensation plans. Some of these deferred amounts will be paid out in shares of our common stock upon the director’s termination of service with U.S. Bancorp. The directors have no voting or investment power as to these shares. The number of shares to which the directors would have been entitled had their service with U.S. Bancorp been terminated as of February 3, 2025, is included in this column.

4.
Depositary Shares
As of February 3, 2025, Mr. Colberg held 5,000 depositary shares, each representing a 1/25th interest in a share of U.S. Bancorp Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock. As of February 3, 2025, Mr. Stephen Philipson held 26 depositary shares, each representing a 1/1000th interest in a share of U.S. Bancorp Series M Non-Cumulative Perpetual Preferred Stock. Mr. Colberg and Mr. Philipson are the only directors or executives who own depositary shares representing the company’s preferred stock.

5.
Mr. Kotwal served as Vice Chair, Payment Services until February 2, 2025; and following that date he serves in a non-executive officer capacity as an advisor supporting the leadership transition of the Payments business through June 30, 2025.

6.
Mr. Welsh served as the company’s Vice Chair, Consumer and Business Banking, until July 31, 2024; and following that date he served in a non-executive officer capacity as an advisor to the President until October 4, 2024.

Principal shareholders
Name of beneficial owner	Shares of common stock	Percent of common stock
The Vanguard Group1	134,858,056	8.7%
BlackRock, Inc.2	108,476,982	7.0%

1.
The Vanguard Group
Based on Amendment No. 9 to Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group, on behalf of itself and certain of its subsidiaries. The Vanguard Group has shared voting power over 2,001,827 shares, sole dispositive power over 127,938,541 shares and shared dispositive power over 6,919,515 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

2.
BlackRock, Inc.
Based on Amendment No. 14 to Schedule 13G filed with the SEC on January 26, 2024, by BlackRock, Inc., on behalf of itself and certain of its subsidiaries. BlackRock has sole voting power over 98,173,302 shares and sole dispositive power over 108,476,982 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

U.S. Bancorp 2025 Proxy Statement	87

Questions and answers about the annual meeting and voting

Questions and answers about the annual meeting and voting
Why did I receive the proxy materials?
We have furnished the proxy materials to you over the Internet or mailed you a printed copy of these materials because the Board of Directors of U.S. Bancorp is soliciting your proxy to vote your shares of our common stock at the annual meeting of shareholders to be held on April 15, 2025, or at any adjournments or postponements of the meeting.
What is a proxy?
It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” By providing your proxy, you will be designating Andrew Cecere, our Chairman and Chief Executive Officer, and Kathryn V. Purdom, our Corporate Secretary, as your proxy to cast your vote in accordance with your instructions at our 2025 annual meeting of shareholders.
What is the purpose of the meeting?
At our annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of shareholders and described in this proxy statement. Management will also report on our 2024 performance and, once the business of the annual meeting is concluded, respond to questions submitted in writing during or before the meeting.

How can I access the proxy materials and vote my shares?
The instructions for accessing the proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.
▶
If you are a shareholder who received an email directing you to the proxy materials or a notice by mail regarding the Internet availability of the proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail or notice. In order to access this material and vote, you will need the 16-digit control number provided in the e-mail or on the notice. You may vote by following the instructions in the email, on the notice or on the website.

▶
If you are a shareholder who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the 16-digit control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

How do I vote if my shares are held in the U.S. Bank 401(k) Savings Plan?
If you hold any shares in the U.S. Bank 401(k) Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other shareholder. However, your proxy vote will serve as voting instructions to the plan trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.
Why did I receive a notice regarding the Internet availability of proxy materials instead of a printed copy of the proxy materials?
In accordance with rules adopted by the SEC, we are furnishing our proxy materials to our shareholders primarily over the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we reduce costs and lessen the environmental impact of our proxy solicitation. On or about March 5, 2025, we mailed a notice of Internet availability of the proxy materials to most of our shareholders. The notice contains instructions about how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice but would like to receive a paper copy of our proxy materials, please follow the instructions on the notice.
Who is entitled to vote at the meeting?
The Board has set February 18, 2025, as the record date for the annual meeting. If you were a shareholder at the close of business on February 18, 2025, you are entitled to vote at the meeting. As of the record date, 1,558,010,529 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

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Questions and answers about the annual meeting and voting

What are my voting rights?
Holders of our common stock are entitled to one vote per share. Therefore, a total of 1,558,010,529 votes are entitled to be cast at the meeting. There is no cumulative voting.
How many shares must be present to hold the meeting?
In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:
▶
you have properly submitted a proxy vote by Internet, telephone or mail, even if you abstain from voting on one or more matters; or

▶
you hold your shares in street name (as discussed below) and you provide voting instructions to your broker, bank, trust company or other nominee or you do not provide voting instructions but your broker, bank, trust company or other nominee uses its discretionary authority to vote your shares on the ratification of the selection of our independent auditor.

What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust company or other nominee, then the broker, bank, trust company or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust company or other nominee how to vote their shares using the voting instruction form provided by it.
How do I attend the virtual meeting?
We are holding the 2025 Annual Meeting of Shareholders in a virtual-only format. You will not be able to attend the annual meeting at a physical location. The meeting will be held virtually at 11:00 a.m., central time, on Tuesday, April 15, 2025. Both shareholders and non-shareholders may attend our virtual meeting. However, you may vote your shares at the meeting, and ask questions of management before or at the meeting, only if you enter the meeting site as a shareholder. In order to attend the meeting, go to www.virtualshareholdermeeting.com/USB2025. If you are a shareholder of record or street name holder as of the record date, you may attend in your capacity as a shareholder by logging in with the 16-digit control number found on your proxy card, voting instruction form, or notice, as applicable.
If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by registering as a guest. If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual shareholder meeting site for assistance. If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. You can find instructions on how to access the replay and the presentation materials on our website at usbank.com by clicking on “About us”, “Investor relations”, “News & events” and then “Webcasts & presentations.”

How can I ask a question and vote at the virtual meeting?
We value questions from our shareholders. Shareholders who attend the meeting by entering the 16-digit control number may ask questions during the virtual meeting. Questions by those shareholders may be submitted in real time during the meeting at www.virtualshareholdermeeting.com/USB2025 or during the two-week period prior to the meeting by going to the website www.proxyvote.com and following the instructions for logging in that were included with your proxy card, voting instruction form, or notice. In order to allow all shareholders the ability to ask questions, we may limit each shareholder to two questions, whether submitted prior to or during the meeting.

Shareholders must also enter the meeting using their 16-digit control number in order to vote. Even if you currently plan to attend the virtual meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a participant in the U.S. Bank 401(k) Savings Plan or hold your shares in street name, you may submit your vote as described above, but you may not vote your U.S. Bank 401(k) Savings Plan shares or shares held in street name during the meeting.
What if I am a shareholder of record and do not specify how I want my shares voted?
If you submit your proxy by Internet or submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the recommendations of the Board. Our telephone voting procedures do not permit you to submit your proxy vote by telephone without specifying how you want your shares voted.

U.S. Bancorp 2025 Proxy Statement	89

Questions and answers about the annual meeting and voting

What if I hold my shares in street name and do not provide voting instructions?
If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust company or other nominee has discretionary authority to vote your shares on the ratification of the selection of EY as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust company or other nominee does not have discretionary authority to vote on any other proposal. Such a situation results in a “broker non-vote,” which does not have an effect on the outcome of the proposal. It is important, therefore, that you provide instructions to your broker, bank, trust company or other nominee so that your vote with respect to the other proposals is counted.
What is the voting standard and what is the effect of abstentions?
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the election of each nominee for the Board of Directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the ratification of the selection of our independent auditor (Proposal 3) and the shareholder proposal regarding a report on board oversight of risks relating to discrimination (Proposal 4). The following table summarizes the voting standard applicable to each proposal and the effect of an “ABSTAIN” vote in each instance.
Proposal	Voting standard	Effect of “ABSTAIN” vote
Election of directors	The nominee is elected if the number of votes cast “FOR” him or her exceeds the number of votes cast “AGAINST” him or her	No effect
Other proposals	The proposal is approved if “FOR” votes are cast by the majority of shares present and entitled to vote on the matter	Same effect as “AGAINST” vote
What does it mean if I receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form, or e-mail with instructions on how to access the proxy materials?
If you receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form, or e-mail with instructions on how to access the proxy materials, it means that you hold shares in more than one account. To ensure that all of your shares are voted, vote separately for each notice of Internet availability of proxy materials, proxy card, voting instruction form, and e-mail you receive.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:
▶
voting again over the Internet or by telephone by no later than 11:59 p.m., eastern time, on April 14, 2025, or by submitting a proxy card with a later date and returning it so that it is received by April 14, 2025;

▶
voting again during the meeting; or

▶
submitting written notice of revocation to our Corporate Secretary at the address shown below so that it is received by April 14, 2025.

To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, MN 55402 or call 866.775.9668. If you hold your shares in street name, contact your broker, bank, trust company or other nominee regarding how to revoke your proxy and change your vote. If you are a participant in the U.S. Bank 401(k) Savings Plan, you may revoke your proxy and change your vote as described above, but only until 11:59 p.m., eastern time, on April 10, 2025.
Will my vote be kept confidential?
Yes. We have procedures to ensure that all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as follows: to meet legal requirements, to assert claims for or defend claims against our company, to allow authorized individuals to count and certify the results of the shareholder vote if a proxy solicitation in opposition to the Board takes place, or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. We also have the voting tabulations performed by an independent third party.

90	U.S. Bancorp 2025 Proxy Statement

Questions and answers about the annual meeting and voting

Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc., our tabulation agent, will tabulate the votes and act as independent inspectors of election.
Where can I find the voting results?
We expect to announce the preliminary voting results for each proposal at our 2025 annual meeting of shareholders. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the SEC and made available on our website.
Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trust companies or other nominees for forwarding proxy materials to street name holders. We have retained Alliance Advisors, LLC, to assist in the solicitation of proxies for the annual meeting for a fee of  $26,000, plus associated costs and expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail or in person. They will not receive any additional compensation for these activities.
Do we “household” annual meeting materials?
The SEC rules allow a single copy of the notice of Internet availability of proxy materials or proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding.” Although we do not household for our registered shareholders, we understand that some brokers, banks, trust companies and other nominees household U.S. Bancorp notices of Internet availability of proxy materials or proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank, trust company or other nominee that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our notice of Internet availability of proxy materials or proxy statement or annual report, or if you are receiving multiple copies of any of these documents and wish to receive only one, please notify your broker, bank, trust company or other nominee. We will deliver promptly upon written or oral request a separate copy of our notice of Internet availability of proxy materials, proxy statement and/or our annual report to a shareholder at a shared address to which a single copy was delivered. For copies of any of these documents, shareholders should write to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or call 866.775.9668.
How can I receive my proxy materials by e-mail in the future?
Instead of receiving future paper copies of the notice of Internet availability of proxy materials or our proxy materials by mail, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve environmental resources. Your e-mail address will be kept separate from any other company operations and will be used for no other purpose.
If we mailed you a notice of Internet availability of proxy materials or a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by e-mail in the future, you can choose this option by:
▶
following the instructions provided on your proxy card or voting instruction form if you received a paper copy of the proxy materials;

▶
following the instructions provided when you vote over the Internet; or

▶
going to http://enroll.icsdelivery.com/usb and following the instructions provided.

You may revoke this request at any time by following the instructions at http://enroll.icsdelivery.com/usb. Your election will remain in effect unless you revoke it later.
We encourage you to sign up for electronic delivery of our proxy materials. To express our appreciation, we will plant a tree in partnership with the Arbor Day Foundation on behalf of every retail shareholder account that registers for electronic delivery of our proxy materials. The Arbor Day Foundation will plant these trees in northeast Minnesota as part of ongoing reforestation efforts to restore a healthier, more resilient native forest following unprecedented challenges resulting from logging practices, wildfires and pest infestations.

U.S. Bancorp 2025 Proxy Statement	91

Other matters

Other matters
Annual Report to Shareholders and Form 10-K

If you received a paper copy of the proxy materials, our 2024 Annual Report to Shareholders, including financial statements for the year ended December 31, 2024, accompanied this proxy statement. The 2024 Annual Report to Shareholders is also available on our website at usbank.com by clicking on “About us”, “Investor relations” and then “Read the reports.” Copies of our 2024 Annual Report on Form 10-K, which is on file with the SEC, are available to any shareholder who submits a request in writing to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.
Communicating with U.S. Bancorp’s Board of Directors

Shareholders or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-management directors or specified individual directors to:
The Office of the Corporate Secretary
U.S. Bancorp
BC-MN-H21O
800 Nicollet Mall
Minneapolis, MN 55402

Any such letters will be delivered to the Lead Independent Director, or to a specified director if so addressed. Notwithstanding the foregoing, the Corporate Secretary may determine not to forward or report items that are: solicitations and advertisements, job referrals or surveys, junk mail, personal grievances, a complaint about the company’s products or services that would be customarily handled in the ordinary course of business, or abusive, improper or otherwise irrelevant to the Board’s duties and responsibilities. Any letters relating to accounting matters will be handled in accordance with the Audit Committee’s policy on investigation of complaints relating to accounting matters.
Deadlines for nominating directors and submitting proposals for the 2026 annual meeting

Please see below for the specific information and deadline requirements applicable to shareholders who want to nominate directors or submit proposals for next year’s annual meeting. Note that any director nomination or shareholder proposal that does not comply with our bylaws or applicable law, including any director nomination or shareholder proposal for which notice is received by us after the relevant deadline set forth below, may not be presented at the 2026 annual meeting.
Nominating a director
Nominating a director for inclusion our proxy statement
A shareholder or group of up to 20 shareholders that has held at least 3% of the outstanding shares of our company’s common stock for at least three years is able to nominate directors to fill up to 20% of the Board seats (but at least two directors) for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our bylaws and notice is received between 150 and 120 days before the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders.
In order for a nominee to be considered for inclusion in our proxy statement for the 2026 annual meeting of shareholders, the Corporate Secretary of U.S. Bancorp must receive written notice of the nomination at our principal executive offices in Minneapolis, Minnesota, at the address provided above, no earlier than October 6, 2025, and no later than November 5, 2025. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at usbank.com by clicking on “About us”, “Investor relations”, “Corporate Governance”, “Governance documents” and then “Restated Bylaws.”
Nominating a director other than for inclusion in our proxy statement
Our bylaws permit shareholders to nominate directors for election at an annual meeting of shareholders but not for inclusion in our proxy statement. To make such a nomination, the shareholder must deliver a notice that is compliant with the requirements set forth in our bylaws, including completing a questionnaire and other information in the forms provided by

92	U.S. Bancorp 2025 Proxy Statement

Other matters

our Corporate Secretary upon written request, which must be received by our Corporate Secretary at our principal executive offices in Minneapolis, Minnesota, at the address provided above, no later than December 16, 2025, which is 120 calendar days prior to the anniversary date of our 2025 annual meeting of shareholders. For more information regarding the information that must be contained in the notice, please refer to our bylaws (available on our website as described above).
In addition, any shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.
Other shareholder proposals
Shareholders may also present proper proposals (other than director nominations) for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices in Minneapolis, Minnesota, at the address provided above, no later than November 5, 2025, which is 120 calendar days prior to the anniversary date on which this proxy statement was made available to our shareholders. Such proposals must comply with the SEC’s Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
For a shareholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, a written notice of the proposal must be received by our Corporate Secretary at our principal executive offices in Minneapolis, Minnesota, at the address provided above, no later than November 5, 2025. Any such proposals made by our shareholders must comply with the notice and other requirements under our bylaws, including providing the specific information required by our bylaws (available on our website as described above).
The submission deadlines for these proposals and nominations are as follows:
Proposal	How presented	Deadline
Nomination of directors	To nominate a director and include the nomination in our proxy statement	November 5, 2025
	To nominate a director, but not include the nomination in our proxy statement	December 16, 2025
All other proposals	To have a shareholder proposal be considered for inclusion in the proxy statement or to present the proposal at the annual meeting, but not include the proposal in our proxy statement	November 5, 2025
Other matters for consideration

We do not know of any other matters that may be presented for consideration at the 2025 annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies above under the heading “Questions and answers about the annual meeting and voting — What is a proxy?” will vote as they deem in the best interests of U.S. Bancorp.

U.S. Bancorp 2025 Proxy Statement	93

Non-GAAP financial measures

Non-GAAP financial measures
This proxy statement contains the following non-GAAP financial measures: revenue mix by business line excluding treasury and corporate support, adjusted return on average assets, adjusted return on average common equity, return on tangible common equity, adjusted return on tangible common equity, efficiency ratio, and adjusted efficiency ratio.
The company’s major lines of business are Consumer and Business Banking, Payment Services, Wealth, Corporate, Commercial and Institutional Banking, and Treasury and Corporate Support. We provide the percentage of revenue attributable to each business line, excluding Treasury and Corporate Support, as it reflects our company’s diversified mix of businesses. We disclose the return on tangible common equity as we believe it is a useful financial measure to assess the company’s use of equity. In addition, we have included the other financial measures listed above on an adjusted basis to exclude notable items, including related to the merger and integration charges, balance sheet repositioning and capital management actions, FDIC special assessment charges, charges related to lease impairments and operational efficiency actions, a foundation contribution and a favorable discrete tax settlement, in order to provide a greater understanding of ongoing operations and better comparability with prior year results. We use net interest income on a taxable-equivalent basis to calculate our efficiency ratio because we believe that this presentation is the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources.
The calculation of these measures for U.S. Bancorp follows:
Year Ended December 31 (Dollars in Millions)	Net Revenue 2024
Wealth, Corporate, Commercial and Institutional Banking	$12,193
Consumer and Business Banking	9,264
Payment Services	7,029
Treasury and Corporate Support	(1,031)
Total Company	27,455
Less: Treasury and Corporate Support	(1,031)
Total Company excluding Treasury and Corporate Support	$28,486
Net Revenue as a Percent of Total Company
Wealth, Corporate, Commercial and Institutional Banking	44%
Consumer and Business Banking	34
Payment Services	26
Treasury and Corporate Support	(4)
Net Revenue as a Percent of Total Company excluding Treasury and Corporate Support
Wealth, Corporate, Commercial and Institutional Banking	43%
Consumer and Business Banking	32
Payment Services	25
Year Ended December 31 (Dollars in Millions)	2024	2023
Net income attributable to U.S. Bancorp	$6,299	$5,429
Less: Notable items3	(300)	(1,608)
Net income attributable to U.S. Bancorp, excluding notable items (a)	6,599	7,037
Average assets (b)	664,014	663,440
Return on average assets, excluding notable items (a) / (b)	0.99%	1.06%
Net income applicable to U.S. Bancorp common shareholders	$5,909	$5,051
Less: Notable items, including the impact of earnings allocated to participating stock awards3	(298)	(1,597)
Net income attributable to U.S. Bancorp common shareholders, excluding notable items (c)	6,207	6,648
Average common equity (d)	50,398	46,852
Return on average common equity, excluding notable items (c) / (d)	12.3%	14.2%

94	U.S. Bancorp 2025 Proxy Statement

Non-GAAP financial measures

Year Ended December 31 (Dollars in Millions)	2024	2023
Net income applicable to U.S. Bancorp common shareholders	$5,909	$5,051
Intangibles amortization (net-of-tax)	450	502
Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (e)	6,359	5,553
Less: Notable items, including the impact of earnings allocated to participating stock awards3	(298)	(1,597)
Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items (f)	6,657	7,150
Average total equity	57,668	54,125
Less: Average preferred stock	6,808	6,808
Less: Average noncontrolling interests	462	465
Less: Average goodwill (net of deferred tax liability)1	11,485	11,485
Less: Average intangible assets (net of deferred tax liability), other than mortgage servicing rights	2,040	2,480
Average tangible common equity (g)	36,873	32,887
Return on tangible common equity (e) / (g)	17.2%	16.9%
Return on tangible common equity, excluding notable items (f) / (g)	18.1%	21.7%
Net interest income	$16,289	$17,396
Taxable-equivalent adjustment2	120	131
Net interest income, on a taxable-equivalent basis	16,409	17,527
Net interest income, on a taxable-equivalent basis (as calculated above)	16,409	17,527
Noninterest income	11,046	10,617
Less: Securities gains (losses), net	(154)	(145)
Total net revenue, excluding net securities gains (losses) (h)	27,609	28,289
Less: Notable items3	—	(140)
Less: Securities (gains) losses, net included in notable items	—	118
Total net revenue, excluding net securities gains (losses) and notable items (i)	27,609	28,311
Noninterest expense (j)	17,188	18,873
Less: Notable items3	400	1,853
Noninterest expense, excluding notable items (k)	16,788	17,020
Efficiency ratio (j) / (h)	62.3%	66.7%
Efficiency ratio, excluding notable items (k) / (i)	60.8%	60.1%

1.
Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements.

2.
Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes.

3.
2024 excludes $400 million ($300 million net-of-tax) of notable items including: $155 million of merger and integration-related charges, $136 million of incremental FDIC special assessment charges and $109 million of charges related to lease impairments and operational efficiency actions. 2023 excludes $2.2 billion ($1.6 billion net-of-tax, including a $70 million discrete tax benefit) of notable items including: $(140) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $1.0 billion of merger and integration-related charges, $734 million of FDIC special assessment charges, a $110 million charitable contribution and $243 million of provision for credit losses related to balance sheet repositioning and capital management actions.

U.S. Bancorp 2025 Proxy Statement	95

Forward-Looking Statements

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This proxy statement contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and the anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.”
Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements. Factors that could cause actual results to differ from those described in forward-looking statements are described in the section entitled “Risk Factors” of U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent filings with the Securities and Exchange Commission.
In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.
No reports, documents or websites that are cited or referred to in this proxy statement shall be deemed to form part of, or to be incorporated by reference into, this proxy statement.

96	U.S. Bancorp 2025 Proxy Statement

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U.S. BANCORP INVESTOR RELATIONS 800 NICOLLET MALL BC-MN-H23K MINNEAPOLIS, MN 55402-7014 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on April 14, 2025; or April 10, 2025, for shares held in theU.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you access the website andfollow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/USB2025You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EasternTime on April 14, 2025; or April 10, 2025, for shares held in the U.S. Bancorp 401(k) SavingsPlan. Have this proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV64003-P22415 ! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !For Against Abstain! ! !The Board of Directors recommends you vote "FOR" each of the following nominees:U.S. BANCORP1a. Warner L. Baxter1b. Dorothy Bridges1c. Elizabeth L. Buse1d. Andrew Cecere1e. Alan B. Colberg1f. Kimberly N. Ellison-Taylor1g. Aleem Gillani1h. Kimberly J. Harris1i. Roland A. Hernandez1j. Gunjan Kedia1k. Richard P. McKenney1l. Yusuf I. Mehdi1. The election of each of the 14 directors named in the proxy statement: 3. The ratification of the selection of Ernst & Young LLP asour independent auditor for the 2025 fiscal year.2. An advisory vote to approve the compensation of ourexecutives disclosed in the proxy statement.The Board of Directors recommends you vote "FOR"proposals 2 and 3:The Board of Directors recommends you vote "AGAINST"proposal 4:NOTE: Such other business as may properly come before themeeting or any adjournment thereof.1m. Loretta E. Reynolds1n. John P. WiehoffFor Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! ! 4. A shareholder proposal regarding a re port on board oversight of risks relating to discrimination. Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Shareholders to be held on April 15, 2025: Our Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  FOLD AND DETACH HERE  V64004-P22415 PROXYSOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE 2025 ANNUAL MEETING OF SHAREHOLDERSApril 15, 2025 At 11:00 AM Central TimeThe undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Andrew Cecere and Kathryn V. Purdom, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2025 Annual Meeting of Shareholders and authorize(s) each to vote in his or her discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted "FOR" all nominees for director, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4, and in the discretion of the named proxies on all other matters.IF YOU DO NOT VOTE BY INTERNET OR PHONE,PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.